EXHIBIT 4.2
                            BANK UNITED OF TEXAS FSB

                         401(K) RETIREMENT SAVINGS PLAN

               (AS AMENDED AND RESTATED EFFECTIVE JULY 1, 1995)

                                TABLE OF CONTENTS
                                                                          PAGE
                                                                          ----
      ARTICLE I - DEFINITIONS

      1.1   Account........................................................I-4
      1.2   Act............................................................I-4
      1.3   Active Service.................................................I-4
      1.4   Administrative Committee.......................................I-8
      1.5   Affiliated Employer............................................I-8
      1.6   Beneficiary....................................................I-8
      1.7   Board..........................................................I-8
      1.8   Code...........................................................I-8
      1.9   Considered Compensation........................................I-8
      1.10  Contribution...................................................I-9
      1.11  Effective Date.................................................I-9
      1.12  Employee.......................................................I-9
      1.13  Employee Prior Plan Account...................................I-10
      1.14  Employee Rollover Account.....................................I-10
      1.15  Employer......................................................I-10
      1.16  Employer Contributions Account................................I-10
      1.17  Employer Nonforfeitable Contributions Account.................I-11
      1.18  Entry Date....................................................I-11
      1.19  Highly Compensated Employee...................................I-11
      1.20  Leased Employee...............................................I-16
      1.21  Matching Contribution.........................................I-16
      1.22  Member........................................................I-16
      1.23  Net Income....................................................I-16
      1.24  Non-Highly Compensated Employee...............................I-17
      1.25  Plan..........................................................I-17
      1.26  Plan Sponsor..................................................I-17
      1.27  Plan Year.....................................................I-17
      1.28  Prior Plan....................................................I-17
      1.29  Profit Sharing Contribution...................................I-17
      1.30  Qualified Nonelective Contribution............................I-17
      1.31  Rollover Contribution.........................................I-18
      1.32  Salary Reduction Agreement....................................I-18
      1.33  Salary Reduction Contribution.................................I-18
      1.34  Total and Permanent Disability................................I-18
      1.35  Transferred...................................................I-19
      1.36  Trust Agreement...............................................I-19
      1.37  Trustee.......................................................I-19
      1.38  Trust Fund....................................................I-19
      1.39  Valuation Date................................................I-19

      ARTICLE II - EMPLOYEES ELIGIBLE TO PARTICIPATE

      2.1   Eligibility Requirements......................................II-1
      2.2   Certification and Notice of Eligibility.......................II-2
      2.3   Frozen Participation..........................................II-2

      ARTICLE III - CONTRIBUTIONS

      3.1   Salary Reduction Agreements for Salary Reduction
            Contributions:  .............................................III-2
      3.2   Rollover Contributions.......................................III-6
      3.3   Employer Contributions.......................................III-7
      3.4   Composition of and Deadline for Payment of Employer
            Contributions ...............................................III-24
      3.5   Return of Contributions for Mistake, Disqualification or
            Disallowance of Deduction....................................III-25

      ARTICLE IV - PARTICIPATION

      4.1   Periodic Certification by Employer............................IV-1
      4.2   Allocation of Employer Contributions..........................IV-1
      4.3   Limitation on Additions to Account............................IV-3
      4.4   Periodic Valuation of Trust Fund.............................IV-12
      4.5   Extraordinary Valuation of Trust Fund........................IV-13
      4.6   Forfeitures and Allocation Thereof...........................IV-14
      4.7   Effective Date of Allocations and Adjustments................IV-17
      4.8   Accounting for Transferred Member............................IV-17
      4.9   No Vesting Unless Otherwise Prescribed.......................IV-18
      4.10  Members' Investment Elections................................IV-18
      4.11  Special Transition Rule......................................IV-22

      ARTICLE V - RETIREMENT

      5.1   Normal Retirement..............................................V-1
      5.2   Late Retirement................................................V-1
      5.3   Rights of Members and Prohibition of Unauthorized
            Distribution...................................................V-1

      ARTICLE VI - DISTRIBUTION OF BENEFITS

      6.1   Death Benefit.................................................VI-1
      6.2   Retirement Benefit............................................VI-3
      6.3   Total and Permanent Disability Benefit........................VI-3
      6.4   Severance Benefit.............................................VI-4
      6.5   Accounting for Distributions; Offsets in Special CircumstancesVI-4
      6.6   Distributions-Settlement Options..............................VI-5

      6.7   Lost Members or Beneficiaries; Escheat.......................VI-18
      6.8   Withdrawals by Members.......................................VI-19
      6.9   Claims Procedure for Benefits................................VI-22
      6.10  Loans to Members and Beneficiaries...........................VI-23
      6.11  Distributions to Divorced Spouse.............................VI-28
      6.12  Special Transition Rule......................................VI-28

      ARTICLE VII - TOP-HEAVY PLAN PROVISIONS

      7.1   General Rules for Determining Top-Heavy Status...............VII-1
      7.2   Computation of Present Value of Accrued Benefits.............VII-2
      7.3   Special Rules for Plan Years that Plan is Top-Heavy..........VII-4
      7.4   Definitions..................................................VII-6

      ARTICLE VIII - ADMINISTRATIVE COMMITTEE

      8.1   Appointment, Term of Service and Removal....................VIII-1
      8.2   Powers......................................................VIII-1
      8.3   Organization................................................VIII-2
      8.4   Quorum and Majority Action..................................VIII-3
      8.5   Signatures..................................................VIII-3
      8.6   Disqualification of Committee Member........................VIII-3
      8.7   Disclosure to Members.......................................VIII-3
      8.8   Standard of Performance.....................................VIII-3
      8.9   Liability of Committee and Liability Insurance..............VIII-4
      8.10  Exemption from Bond.........................................VIII-4
      8.11  No Compensation.............................................VIII-4
      8.12  Persons Serving in Dual Fiduciary Roles.....................VIII-4
      8.13  Administrator...............................................VIII-4
      8.14  Payment of Expenses.........................................VIII-5
      8.15  Indemnification of Members of Administrative Committee......VIII-5

      ARTICLE IX - ADOPTION OF PLAN BY OTHER EMPLOYERS

      9.1   Adoption Procedure............................................IX-1
      9.2   No Joint Venture Implied......................................IX-1
      9.3   Transfer of Members...........................................IX-2

      ARTICLE X - AMENDMENT AND TERMINATION

      10.1  Right to Amend and Limitations Thereon.........................X-1
      10.2  Mandatory Amendments...........................................X-2
      10.3  Withdrawal of an Employer......................................X-2

      10.4  Voluntary and Involuntary Termination..........................X-3
      10.5  Vesting Upon Discontinuance of Employer Contributions,
            Total or Partial Termination...................................X-5
      10.6  Continuance Permitted Upon Sale or Transfer of Assets..........X-6
      10.7  Requirement on Merger, Transfer, etc...........................X-6

      ARTICLE XI - MISCELLANEOUS

      11.1  Plan Not An Employment Contract...............................XI-1
      11.2  Benefits Provided Solely From Trust Fund......................XI-1
      11.3  Spendthrift Provision.........................................XI-1
      11.4  Gender, Tense and Headings....................................XI-2
      11.5  General Transition Rules Relating to Amendment, Restatement
            and Continuation of Plan......................................XI-2
      11.6  Severability..................................................XI-3
      11.7  Governing Law; Parties to Legal Actions.......................XI-3
      11.8  Notices.......................................................XI-3
      11.9  Counterparts..................................................XI-4

                            BANK UNITED OF TEXAS FSB
                         401(K) RETIREMENT SAVINGS PLAN
               (AS AMENDED AND RESTATED EFFECTIVE JULY 1, 1995)

                             W I T N E S S E T H:

      WHEREAS, effective January 1, 1974, the Board of Directors of United Financial Group, Inc. (then named Southwestern Group Investors, Inc.) adopted the Southwestern Group Investors Employees' Savings Plan; and

      WHEREAS, effective January 1, 1976, the Board of Directors of United Financial Group, Inc. (then named Southwestern Group Investors Financial, Inc.) amended, restated and continued the above described savings plan (i) to become known as the Southwestern Group Financial Elective Plan and Trust and (ii) to ensure continued qualification of such plan and exemption of such trust under applicable provisions of the Internal Revenue Code of 1954, as amended (the "Predecessor Code") and to comply with applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and

      WHEREAS, the Southwestern Group Financial Elective Plan and Trust was subsequently amended from time to time and, effective January 1, 1979, was completely amended, restated and continued in order to ensure continued qualification of such plan and exemption of such trust under then current interpretations of applicable provisions of the Predecessor Code and ERISA; and

      WHEREAS, the amended and restated Southwestern Group Financial Elective Plan and Trust was amended four times subsequent to its January 1, 1979 effective date in order to effect technical changes for the benefit of participants and beneficiaries thereunder and in order to reflect United Financial Group, Inc. as the sponsor of such plan and trust which was known as the United Financial Group, Inc. Elective Plan and Trust (the "Prior Plan"); and

      WHEREAS, effective July 1, 1983, the Prior Plan was completely amended, restated and continued (without a gap or lapse in coverage, time or effect of a qualified plan and exempt trust under applicable provisions of the Predecessor
Code) under the form of the plan and trust known as the United Financial Group, Inc. Employees' Tax Deferred Savings Plan and Trust (the "Plan"); and

      WHEREAS, effective January 1, 1984, it was determined that said Plan should be completely amended, restated and continued without a gap or lapse in coverage, time or effect of a qualified plan and exempt trust under applicable provisions of the Predecessor Code in order (i) to effect numerous technical changes for the benefit of eligible employees and beneficiaries thereof, and
(ii) to ensure that the terms and provisions of the Plan continued to meet the requirements for qualification and exemption under applicable provisions of the Predecessor Code and to comply with applicable provisions of ERISA following amendment of the Predecessor Code and ERISA by the Tax Equity

::ODMA\PCDOCS\HOUSTON\998884\1
                                     I-1
and Fiscal Responsibility Act of 1982, the Tax Reform Act of 1984 and the Retirement Equity Act of 1984; and

      WHEREAS, effective January 1, 1985, it was determined that said Plan should be completely amended, restated and continued without a gap or lapse in coverage, time or effect of a qualified plan and exempt trust under applicable provisions of the Predecessor Code in order (i) to effect numerous technical changes for the benefit of eligible employees and beneficiaries thereof, and
(ii) to ensure that the terms and provisions of the Plan continued to meet the requirements for qualification and exemption under applicable provisions of the Predecessor Code and to comply with applicable provisions of ERISA; and

      WHEREAS, the Plan was amended effective February 11, 1988 in order to reflect United Savings Association of Texas as the new sponsor of the Plan, replacing United
Financial Group, Inc.;
and

      WHEREAS, effective December 30, 1988, United Savings Association of Texas FSB (the "Plan Sponsor") acquired all of the assets of United Savings Association of Texas; and

      WHEREAS, effective January 1, 1989 except as otherwise noted under certain terms and provisions of the Plan, said Plan was assumed and continued by the Plan Sponsor and was completely amended, restated and continued without a gap of lapse in coverage, time or effect of a qualified plan and exempt trust under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code") in order (i) to reflect the change in Plan Sponsor, a change in the percentage of matching contributions made under the Plan, and the addition of a discretionary profit sharing feature, (ii) to effect technical changes for the benefit of eligible employees and beneficiaries thereof, and (iii) to ensure that the terms and provisions of the Plan continued to meet the requirements for qualification and exemption under applicable provisions of the Code and to comply with applicable provisions of ERISA following amendment of the Code and ERISA by the Tax Reform Act of 1986 and subsequent federal tax acts; and

      WHEREAS, it is intended that the benefits offered under the Plan embodied herein will help retain and attract the highest quality employees by providing additional financial incentives and financial security for eligible employees and their beneficiaries; and

      WHEREAS, it was determined that the Plan be completely amended, restated and continued without a gap or lapse in coverage, time or effect of a qualified plan and exempt trust under applicable provisions of the Code effective as of January 1, 1989, except as otherwise noted under certain terms or provisions of the Plan, in order to (i) reflect various changes necessitated by the change in Trustee from Texas Commerce Bank National Association to Fidelity Management Trust Company, (ii) to change the service eligibility requirement for employees hired after June 30, 1991, (iii) to effect certain other changes for the benefit of eligible employees and their beneficiaries, and (iv) to ensure that the terms and provisions of the Plan continue to meet the requirements for

::ODMA\PCDOCS\HOUSTON\998884\1
                                     I-2
qualification and exemption under applicable provisions of the Code and to comply with applicable provisions of ERISA; and

      WHEREAS, it has been determined that the Plan should again be amended, restated and continued without a gap or lapse in coverage, time or effect of a qualified plan and exempt trust under applicable provisions of the Code effective as of January 1, 1989, except as otherwise noted under certain terms and provisions of the Plan, in order to (i) reflect the change of the name of the Plan Sponsor from United Savings Association of Texas FSB to Bank United of Texas FSB, (ii) change the name of the Plan from the United Savings Association of Texas FSB Employees' Tax Deferred Savings Plan to the Bank United of Texas FSB 401(k) Retirement Savings Plan, (iii) add provisions to allow Members to receive loans from the Plan and (iv) update the Plan for changes required as the result of the issuance of final Income Tax Regulations under Sections 401(a)(4), 410(b), 401(a)(17), and 414(5) of the Code and Sections 401(k), 401(m), 411(d)
and 415 of the Code; and

      WHEREAS, it has been determined that the Plan should again be amended, restated and continued without a gap or lapse in coverage, time or effect of a qualified plan and exempt trust under applicable provisions of the Code, effective as of July 1, 1995 except as otherwise noted under certain terms and provisions of the Plan, in order to (i) incorporate miscellaneous changes necessitated by additional telephone services implemented effective as of November 15, 1995 which obviate the need for written forms regarding Members' enrollments, Salary Reduction Agreements and loan applications, (ii) effective as of July 1, 1995, to increase the maximum permitted Salary Reduction Contribution percentage from 12% to 15%, and (iii) effective as of July 1, 1995, to adjust the Matching Contribution formula;

      NOW, THEREFORE, the parties hereto hereby enter into this agreement as a complete amendment, restatement and continuation of the Plan without a gap or lapse in coverage, time or effect of a qualified plan and exempt trust under applicable provisions of the Code:

                [This space intentionally has been left blank]


::ODMA\PCDOCS\HOUSTON\998884\1
                                       I-3

                                    ARTICLE I

                                   DEFINITIONS

      As used herein, the words and phrases set forth below shall have the meaning next below attributed to them unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning:

      1.1 ACCOUNT: "Account" shall mean, with respect to a Member, all of the ledger accounts (including subaccounts) maintained by the Administrative Committee to set out such Member's proportionate interest in the Trust Fund, which shall include an Employer Nonforfeitable Contributions Account and an Employer Contributions Account and, as applicable, an Employee Prior Plan Account and an Employee Rollover Account.

      1.2 ACT: "Act" shall mean the Employee Retirement Income Security Act of 1974, as amended, and regulations and other authority issued thereunder by the appropriate governmental authority. Reference to any section of the Act shall include reference to any successor section or provision of the Act.

      1.3 ACTIVE SERVICE: "Active Service" shall mean subject to the transition rules set out in the last paragraph of this Section, as to any Employee, the number of whole years and complete months of the Employee's period(s) of service with any Employer or Affiliated Employer, whether or not such period(s) of service were completed consecutively, determined in accordance with the provisions of this Section.

      Subject to subsequent provisions of this Section relating to service with a predecessor employer and service credited under a Prior Plan, for purposes of determining vesting credit under Section 6.4, a Member shall not be credited with Active Service for (i) any period of service occurring prior to the effective date of the adoption of the Plan by the Employer, or (ii) any period of service occurring prior to such Member having attained the age of eighteen
(18) years. Additionally, a Member shall not be credited with Active Service for any period of service prior to January 1, 1985 during which the Member declined to authorize Salary Reduction Contributions on his behalf of at least one percent (1%) of his Considered Compensation.

      Except as otherwise provided below, in determining the number of whole years and complete months of an Employee's period of service, non-successive periods of service shall be aggregated, and less than whole year periods of service (whether or not consecutive) shall be aggregated on the basis that twelve complete months of service (thirty days shall be deemed to be a complete month in the case of aggregation of fractional months) equal a whole year of Active Service.

      If an Employee severs from service by reason of a quit, discharge, or retirement, and the Employee then performs an hour of service within twelve months of the severance from service date, such Employee's period of severance shall be deemed to have been a period of service. If an

::ODMA\PCDOCS\HOUSTON\998884\1
                                     I-4

Employee severs from service by reason of a quit, discharge, or retirement during an absence from service for any reason other than a quit, discharge, or retirement, and then performs an hour of service within twelve months of the date on which the Employee was first absent from service, such Employee's period of severance shall be deemed to have been a period of service.

      Periods of severance taken into account as periods of service shall not be taken into account for purposes of determining whether an Employee is in the employ of the Employer for purposes of allocating Employer Contributions in accordance with Section 4.2.

      All service with any Affiliated Employer shall be deemed to be service with the Employer. Furthermore, all covered service and contiguous noncovered service with an Employer which has adopted the Plan but which is not an Affiliated Employer shall be deemed to be service with the Employer.

      In addition, pursuant to uniform and nondiscriminatory rules established by the Administrative Committee with the consent or approval of the Board, the Administrative Committee may vote to allow Employees to be credited with Active Service for eligibility or vesting with respect to periods of service which would otherwise be disregarded under the Plan. Any such decision shall be evidenced by formal minutes reflecting such action of the Administrative Committee, or by unanimous written consent of the members of the Administrative Committee, and must be approved or ratified by the Board, unless pursuant to the rules described in the preceding sentence, approval or ratification by the Board is not required. Any such decision shall be appropriately communicated to the affected Members.

      If a Member has a balance in his Employer Contributions Account at the time he incurs a one-year period of severance, and then such Member becomes reemployed by the Employer, the period of service completed by such Member before such period of severance shall not be taken into account for purposes of determining the Member's vested percentage in his Employer Contributions Account after such period of severance unless the Member completes a year of service upon reemployment. With respect to Plan Years beginning after December 31, 1984, in the case of an Employee who completes at least one hour of service under the Plan on or after the first day of the Plan Year commencing after December 31, 1984, (i) if he has incurred five (or more) consecutive periods of severance, the period of service completed after such period of severance shall not be taken into account for purposes of determining the Member's vested percentage in amounts credited to his Employer Contributions Account prior to such five (or more) consecutive periods of severance, and (ii) if he does not have any vested right under the Plan to Employer Contributions credited to his Account at the time he incurs a period of five (or more) consecutive one year periods of severance, the period of service completed by such Employee before such period of severance shall not be taken into account for any reason when the period of five (or more) consecutive periods of severance equals or exceeds his period of service, whether or not consecutive, completed before such period of severance; provided, however, in the case of an Employee who completes at least one hour of service under the Plan on or after the first day of the Plan Year commencing after December 31, 1984, any period of service which would have been disregarded under the preceding sentence

::ODMA\PCDOCS\HOUSTON\998884\1
                                     I-5
as of the date immediately prior to the first day of the Plan Year commencing after December 31, 1984, shall not be recognized under the Plan. In computing the aggregate period of service prior to any such period of severance, any periods of service which may be disregarded by reason of any prior period of severance shall be disregarded.

      Subject to the transition rules set out in the last paragraph of this Section, a "period of service" shall mean a period of service with any Employer or Affiliated Employer commencing on the Employee's employment commencement date or reemployment commencement date, whichever is applicable, and ending on the severance from service date. "Employment commencement date" and "reemployment commencement date" shall mean, respectively, the dates on which the Employee first performs an hour of service initially, and following a period of severance not deemed to have been a period of service.

      A "period of severance" shall mean the period of time commencing on the severance from service date and ending on the date on which the Employee again performs an hour of service. A "one year period of severance" shall mean a 12-consecutive-month period beginning on the severance from service date and ending on the first anniversary of such date if the Employee does not perform an hour of service during such 12-consecutive-month period; provided, however, solely for purposes of determining whether an Employee has incurred a one year period of severance, any Employee who is absent from employment with the Employer or Affiliated Employer for a period of absence which either (1) begins after the first day of the Plan Year beginning after December 31, 1984, and which is incurred by reason of (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee in connection with adoption of such child by the Employee or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, or (2) begins on or after August 5, 1993, and to which the Employee is entitled under the Family and Medical Leave Act of 1993 ("FMLA"), shall not be charged with a period of severance with respect to (a) the 12-consecutive-month period beginning on the first day of such absence or (b) the 12-consecutive-month period commencing on the first anniversary date of the first day of the period described in clause (a) if the period in clause (a) is included in the Employee's period of service. The applicable 12-consecutive-month period described in clause (a) or (b) shall be subtracted from any period of severance which would otherwise include the period described in clause (a) or (b), as applicable.

      An Employee's "severance from service date" shall occur on the earlier of
(i) the date on which the Employee quits, retires, is discharged, or dies; or
(ii) the first anniversary of the first day of a period in which the Employee remains absent from service (with or without pay) for any reason other than a quit, retirement, discharge, or death, such as vacation, holiday, sickness, disability, leave of absence, or layoff. In addition, any period of absence which is not described in the preceding sentence, which begins on or after the first day of the Plan Year beginning after December 31, 1984, and which is incurred by reason of (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee in connection with the adoption of such child by the Employee or (iv) for purposes of caring for such child for a period beginning

::ODMA\PCDOCS\HOUSTON\998884\1
                                     I-6
immediately following such birth or placement, shall be deemed to be a period of absence described in clause (ii) of the preceding sentence.

      An "hour of service" shall mean an hour for which an Employee is paid, or entitled to payment, for the performance of duties for any Employer or Affiliated Employer. "Covered service" shall mean service within a job classification or class of employees covered under the Plan. "Contiguous noncovered service" shall mean service other than covered service, which precedes or follows covered service, if no quit, discharge, or retirement occurs between such covered service and such other service.

      For purposes of determining the Active Service of a Member who was a participant in and had an interest under the Prior Plan as of the date immediately prior to the July 1, 1983 effective date, such Member shall be credited with Active Service (for his period(s) of service prior to the July 1, 1983, effective date) equal to the service determined and credited to such Member under applicable provisions of the Prior Plan as of the date immediately prior to the July 1, 1983 effective date, provided, however, for purposes of determining such Member's Active Service for the period(s) of service commencing on or after the July 1, 1983 effective date, such Member's Active Service shall be determined using the methods set out under applicable provisions of this Plan. If the Employer maintains the plan of a predecessor employer described in
Section 414(a)(1) of the Code, the Plan shall treat any Employee's service with the predecessor employer as service with the Employer in accordance with Section 414(a)(1) of the Code; provided, however, if the Employer does not maintain the plan of a predecessor employer, the Plan shall treat any Employee's service with the predecessor employer as service with the Employer only to the extent prescribed in Section 414(a)(2) of the Code. Employees who were participants under the Houston First American Savings Association Retirement Plan shall be credited under this Plan for all years and months of service credited thereto under the Houston First American Savings Association Retirement Plan.

      Notwithstanding any other provisions of the Plan to the contrary, the provisions of this paragraph shall govern the method for determining and crediting Active Service with respect to any Employee covered under any Prior Plan. For purposes of determining the Active Service of a Member who was a participant in and had an interest under a Prior Plan as of the date immediately prior to the date that the Prior Plan was amended and continued under the form of the Plan, such Member shall be credited with Active Service (for his period(s) of service prior to the date that the Prior Plan was amended and continued under the form of the Plan) equal to the service determined and credited to such Member under applicable provisions of the Prior Plan as of the date immediately prior to the date that the Prior Plan was amended and continued under the form of the Plan. For purposes of determining such Member's Active Service for the period(s) of service continuing or commencing on or after the date that the Prior Plan was amended and continued under the form of the Plan, such Member's Active Service shall be determined using the methods set out under applicable provisions of the Plan, unless the Plan is retroactively effective as of a date which occurs within a computation period of a Prior Plan (under which service credit was determined with reference to computation periods and hours of service credited thereto). In such event, Active Service shall be determined and credited with respect to such computation period under applicable

::ODMA\PCDOCS\HOUSTON\998884\1
                                     I-7
provisions of the Prior Plan if necessary to ensure that a Member does not lose service credit otherwise recognizable under the Prior Plan with respect to such computation period, and then Active Service of any such Member for period(s) of service continuing or commencing on or after the end of such computation period shall be determined using the methods set out under applicable provisions of the Plan.

      1.4 ADMINISTRATIVE COMMITTEE: "Administrative Committee" shall mean the committee appointed by the Board pursuant to Article VIII.

      1.5 AFFILIATED EMPLOYER: "Affiliated Employer" shall mean an employer which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code), or which is a trade or business (whether or not incorporated) which is under common control (within the meaning of
Section 414(c) of the Code), or which is a member of an affiliated service group of employers (within the meaning of Section 414(m) of the Code), which related group of corporations, businesses or employers includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

      1.6 BENEFICIARY: "Beneficiary" shall mean the person, the trust created for the benefit of a person who is the natural object of the Member's bounty or estate, whichever is designated by the Member to receive the benefits payable hereunder upon his death.

      1.7 BOARD: "Board" shall mean the Board of Directors (or equivalent governing authority) of the Plan Sponsor.

      1.8 CODE: "Code" shall mean the Internal Revenue Code of 1986, as amended, and regulations and other authority issued thereunder by the appropriate governmental authority. References to any section of the Code or the Income Tax Regulations shall include reference to any successor section or provision of the Code or Income Tax Regulations, as applicable.

      1.9 CONSIDERED COMPENSATION: "Considered Compensation" shall mean, (subject to the top-heavy rules under Section 7.3(b)), as to each Employee, compensation received during the Plan Year by the Employee from the Employer which is required to be reported as wages on the Employee's form W-2 (or its successor) for federal income tax withholding purposes, but determined without regard to any rules under the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code). For Plan Years commencing prior to January 1, 1995, Considered Compensation shall be determined without regard to cash payments for (i) auto allowances, (ii) educational assistance, (iii) spending credits generated under the Employer's cafeteria plan (as described in Section 125 of the Code) and (iv) referral fees. Considered Compensation shall also be determined before reduction under a compensation deferral agreement under (i) the Plan or another plan described in Section 401(k) or 408(k) of the Code, (ii) an annuity described in
Section 403(b) of the Code or (iii) an election under a cafeteria plan described in

::ODMA\PCDOCS\HOUSTON\998884\1
                                     I-8

Section 125 of the Code. The definition of Considered Compensation as used herein is intended to be reasonable, nondiscriminatory and not by design to favor Highly Compensated Employees.

      With respect to Plan Years commencing after December 31, 1988, Considered Compensation in excess of the limit imposed under Section 401(a)(17) of the Code for the Plan Year shall be disregarded, and the rules pertaining to treatment of family members set out in the third paragraph of the definition of Highly Compensated Employee shall apply, except that in applying such rules, the term "family" shall include only the spouse and any lineal descendants of the Employee who have not attained age 19 before the close of the applicable Plan Year.

      For Plan Years commencing on or after January 1, 1994, Considered Compensation shall not exceed $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17) of the Code. For purposes of this definition of "Considered Compensation", and for purposes of the corresponding limitations on Considered Compensation in Sections 3.3(h); 3.3(j); 7.3(b); and 7.4(l) of the Plan, the following provisions shall apply:

            (a) The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined ("determination period") beginning in such calendar year. If a determination period consists of fewer than 12 months, the applicable compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12; and

            (b) If Considered Compensation for any prior determination period is taken into account in determining an eligible Employee's benefits accruing in the current Plan Year, the Considered Compensation for that prior determination period is subject to the applicable compensation limit in effect for that prior determination period.

      1.10 CONTRIBUTION: "Contribution" shall mean, as to the Employer, the amount which the Employer pays to the Trustee under the terms of the Plan, which includes Salary Reduction Contributions, Matching Contributions, Profit Sharing Contributions, and Qualified Nonelective Contributions.

      1.11 EFFECTIVE DATE: "Effective Date" shall mean July 1, 1995, as to this amendment, restatement and continuation of the Plan, except as otherwise noted under certain terms or provisions of the Plan.

      1.12 EMPLOYEE: "Employee" shall mean every person employed as a common law employee by an Employer, including, in the case of a corporation, officers (but excluding any director unless the director is also a salaried officer or other common law employee). In accordance with the requirements of Section 414(n) of the Code, any Leased Employee shall be treated as an Employee of the recipient Employer, however, contributions or benefits provided by the Leasing Organization (described in the definition of Leased Employee) which are attributable to services

::ODMA\PCDOCS\HOUSTON\998884\1
                                     I-9
performed for the recipient Employer shall be treated as provided by the recipient Employer. Provided that Leased Employees do not comprise more than 20 percent of the recipient's nonhighly compensated work force (described in Section 414(n)(5)(C) of the Code), the preceding sentence shall not apply if such Leased Employee is covered by a money purchase pension plan providing: (i) an nonintegrated employer contribution rate of at least 10 percent of compensation, (ii) immediate participation by each employee of the Leasing Organization other than (a) employees who perform substantially all of their services for the Leasing Organization and (b) any individual whose compensation (as defined in Section 415(c)(3) of the Code, including also amounts contributed pursuant to a salary reduction agreement which are excludable from the individual's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code) from the Leasing Organization in each Plan Year during the 4-year period ending with the Plan Year is less than $1,000, and
(iii) full and immediate vesting.

      1.13 EMPLOYEE PRIOR PLAN ACCOUNT: "Employee Prior Plan Account" shall mean the account maintained for each Member who was a participant in the Plan as of July 1, 1983 which reflects the Member's (i) accrued benefit under the Plan (as of July 1, 1983) attributable to any after-tax, employee contributions and (ii) amounts attributable to Rollover Contributions made under the Plan by July 1, 1983, and the appreciation or depreciation and income or loss incurred by the Trust Fund allocated to that account.

      1.14 EMPLOYEE ROLLOVER ACCOUNT: "Employee Rollover Account" shall mean the account maintained for a Member which reflects the Member's Rollover Contributions, if any, made under the Plan, and the appreciation or depreciation and income or loss incurred by the Trust Fund allocated to that account.

      1.15 EMPLOYER: "Employer" shall mean the Plan Sponsor and any other person (described in Section 7701(a) of the Code) which adopts the Plan in accordance with applicable provisions thereof.

      1.16 EMPLOYER CONTRIBUTIONS ACCOUNT: "Employer Contributions Account" shall mean the account maintained for each Member which separately reflects (i) any Matching Contributions allocated on the Member's behalf and the portion of any Profit Sharing Contributions which were made on the Member's behalf and not specifically designated (in resolutions adopted by the Board) as allocable to the Employer Nonforfeitable Contributions Account and (ii) with respect to any Member who was a participant in the Plan as of July 1, 1983, such Member's accrued benefit (as of July 1, 1983) attributable to Employer Contributions that were made on behalf of such Member under the Plan, and the appreciation or depreciation and income or loss incurred by the Trust Fund allocated to such account.

      1.17 EMPLOYER NONFORFEITABLE CONTRIBUTIONS ACCOUNT: "Employer Nonforfeitable Contributions Account" shall mean the account maintained for each Member which separately reflects (i) any Salary Reduction Contributions that were authorized by the Member and made by the Employer on behalf of the Member,
(ii) any Qualified Nonelective Contributions that were made

::ODMA\PCDOCS\HOUSTON\998884\1
                                      I-10
by the Employer on behalf of the Member in order to satisfy the actual deferral percentage test or actual contributions test under Section 3.3, (iii) the portion of any Profit Sharing Contributions that were made by the Employer on the Member's behalf and designated (in resolutions adopted by the Board) as allocable to the Employer Nonforfeitable Contributions Account, and (iv) any initial onepercent matching contributions that were made by the Employer on the Member's behalf under the Plan prior to April 1, 1989, and the appreciation or depreciation and income or loss incurred by the Trust Fund allocated to such account.

      1.18 ENTRY DATE: "Entry Date" shall mean the date on which an Employee becomes a Member by commencing participation in the Plan after having met the eligibility requirements under applicable provisions of the Plan, which date shall mean the first payroll coincident with or next following the Employee's satisfaction of such eligibility requirements.

      1.19 HIGHLY COMPENSATED EMPLOYEE: "Highly Compensated Employee" shall mean (subject to the subsequent provisions hereof) any Employee, who during the Plan Year for which the determination is being made (the "determination year") or during the 12-month period immediately preceding the Plan Year (the "look-back year"):

            (a) was at any time a 5-percent owner (as defined in Section 416(i)(1) of the Code and Section 7.4),

            (b) received compensation (described below) from the Employer in excess of $75,000 (as adjusted at such time and in such manner as may be prescribed under Section 414(q) and Section 415(d) of the Code),

            (c) received compensation from the Employer in excess of $50,000 (as adjusted at such time and in such manner as may be prescribed under
      Section 414(q) and Section 415(d) of the Code), and was in the top-paid group of Employees consisting of the top 20- percent of the Employees when ranked on the basis of compensation paid during such year, excluding, however, for purposes of determining the number (but, except for Employees covered by collective bargaining agreements described below, not identity) of Employees which comprise such top-paid group of Employees, (a) any Employee who has not completed six months of service as of the end of the current year after aggregating the Employee's service for the Employer during the current year and the immediately preceding year, (b) any Employee who normally works less than 17-1/2 hours per week for 50% or more of the total weeks worked during such year (excluding weeks during which an Employee did not work for the Employer), (c) any Employee who normally works during not more than six months during any year (an Employee who works on one day during a month is deemed to have worked during that month), (d) any Employee who has not attained age 21 as of the end of the applicable year, and (e) except to the extent provided in regulations issued under Section 414(q) of the Code by the appropriate governmental authority, any Employee who is included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between

::ODMA\PCDOCS\HOUSTON\998884\1
                                      I-11

      Employee representatives and the Employer, if at least 90 percent of the Employees of the Employer are covered under one or more such collective bargaining agreements and the Plan does not cover any Employee who is covered by any such collective bargaining agreement.

            (d) was at any time an officer (within the meaning of Section 416(i) of the Code) and received compensation greater than 50-percent of the dollar amount in effect under Section 415(b)(1)(A) of the Code for the calendar year in which the determination year or look-back year begins.

With respect to the exclusions for Employees who normally work less than 17 1/2 hours per week or during not more than six months during any year (as described in clauses (iii)(b) and (iii)(c), respectively, above), such exclusion determinations may be made separately with respect to each Employee, or on the basis of groups of Employees who fall within particular job categories as established by the Employer on a reasonable and consistent basis. For purposes of clause (iii)(b) above, the Employer may exclude Employees who are members of a particular job category if (i) 80% of the positions within that job category are filled by Employees who normally work less than 17 1/2 hours per week, or
(ii) the median number of hours of service credited to Employees in that job category during a determination year or look-back year, as the case may be, is less than or equal to 500. Any Employee who is a non-resident alien who receives no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code) shall not be treated as an Employee for the purpose of determining whether an Employee is a Highly Compensated Employee or a Non-Highly Compensated Employee.

      An Employee shall not be treated as described in clause (ii), (iii) or
(iv) of the first paragraph for the determination year unless such Employee is also a member of the group consisting of the 100 Employees paid the greatest compensation (described below) during the determination year. For purposes of clause (iv) of the first paragraph, without regard to any exclusions applicable for purposes of determining the number of Employees in the top-paid group of Employees, no more than 50 Employees (or, if lesser, the greater of (a) three Employees who perform services during the determination or look-back year or (b) 10% of such Employees) shall be treated as officers with respect to the determination year or the look-back year, whichever may be applicable. Provided, however, that if for either such year the number of officers of the Employer who satisfy the requirements of clause (iv) of the first paragraph (as limited by the first sentence of this paragraph) exceeds the 50-Employee limitation of the immediately preceding sentence, then the officers who receive the greatest compensation during the determination year or look-back year will be considered includible officers; and, further provided, that if for any such year, no officer of the Employer is described in clause (iv) of the first paragraph, the highest paid officer of the Employer for such year (without regard to the amount of compensation paid to such officer in relation to the dollar limit of Section 415(c)(1)(A) of the Code for the year) shall be treated as described in such clause (iv) whether or not such Employee is also a Highly Compensated Employee on any other basis. An individual who is a Highly Compensated Employee for the determination year or the look-back year

::ODMA\PCDOCS\HOUSTON\998884\1
                                      I-12
by reason of being described in two or more of clauses (i) through (iv) of the first sentence of the immediately preceding paragraph shall not be disregarded in determining whether another individual is a Highly Compensated Employee. The Administrative Committee shall prescribe reasonable and nondiscriminatory rules which shall be uniformly and consistently applied for the purposes of (i) rounding calculations incident to determining the number of Employees in the top-paid group of Employees and (ii) breaking ties among two or more Employees incident to identifying particular Employees who are in the top-paid group of Employees, who are among the top-10 Highly Compensated Employees, or who are among the 100 Employees paid the greatest compensation during the determination year.

      If, on any single day during any determination year or look-back year, an Employee is a member of the family (described below) of another individual who is (i) a 5-percent owner who is a current or former Employee or (ii) a Highly Compensated Employee (including former Employees) in the group consisting of the 10 Highly Compensated Employees paid the greatest compensation during the determination year or the look-back year, then such family member and 5-percent owner or top-10 Highly Compensated Employee shall be considered to be a single Employee receiving an amount of compensation and a Plan contribution that is based on the compensation and Plan contribution attributable to such family member and the 5-percent owner or top-10 Highly Compensated Employee. For purposes of the immediately preceding sentence, family members of any Employee or former Employee include the Employee's or former Employee's spouse and lineal ascendants or descendants and the spouses of lineal ascendants and descendants. Family members are subject to the aggregation rule described in the second preceding sentence whether or not (i) they fall within the categories of Employees that may be excluded for purposes of determining the number of Employees in the top-paid group consisting of the top 20-percent of the Employees when ranked on the basis of compensation (as such top-paid group is described in clause (iii) of the first paragraph hereof), or (ii) they are Highly Compensated Employees when considered separately.

      A former Employee who, with respect to the Employer, had a "separation year" (described below) or a "deemed separation year" (described below) prior to the determination year will be treated as a Highly Compensated Employee for the determination year if such former Employee was (i) a Highly Compensated Employee for such former Employee's separation year or deemed separation year, or (ii) a Highly Compensated Employee for any determination year ending on or after such former Employee attained age 55. For purposes of the immediately preceding sentence, an Employee who performs no services for the Employer during a determination year (including a leave of absence throughout the determination year) is treated as a former Employee. A "separation year" is the determination year during which the Employee separates from service with the Employer; provided, however, an Employee who performs no services for the Employer during a determination year will be treated as having separated from service with the Employer in the year in which such Employee last performed services for the Employer. An Employee who performs services for the Employer during a determination year will incur a "deemed separation year" if, in any determination year which ends prior to such Employee's attainment of age 55, the Employee receives compensation in an amount less than 50% of the Employee's average annual compensation for the three consecutive calendar years preceding such determination year during which the

::ODMA\PCDOCS\HOUSTON\998884\1
                                      I-13

Employee received the greatest amount of compensation from the Employer; provided, however, an Employee will not be treated as a Highly Compensated Employee (solely by reason of a deemed separation in a deemed separation year), if after such deemed separation and before the year of the Employee's actual separation, such Employee's compensation increased sufficiently to permit the Employee to be treated as having a deemed resumption of employment with respect to a determination year, as prescribed in regulations issued under Section 414(q) of the Code by the appropriate governmental authority.

      Former Employees are not counted for purposes of determining the top-paid group consisting of the top 20-percent of the Employees when ranked on the basis of compensation (as such top-paid group is described in clause (iii) of the first paragraph hereof). Furthermore, with respect to the determination year, former Employees are not included in (i) the group consisting of the 100 Employees paid the greatest compensation, or (ii) the group of includible officers of the Employer, as such groups are described in the second paragraph of this Section.

      For purposes of this Section, "compensation" shall mean the wages (as defined in Section 3401(a) of the Code for purposes of income tax withholding at the source) that are paid (within the meaning of Section 1.415-2(d)(3) and (4) of the Income Tax Regulations) to the Employee by the Employer during the Plan Year for services performed and reportable on the Employee's form W-2 (or its successor), determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code), but including elective or salary reduction contributions to cafeteria plans under Section 125 of the Code, or to cash or deferred arrangements under Sections 402(a)(8) and 402(h)(1)(B) of the Code, or to tax-sheltered annuities under Section 403(b) of the Code. Only compensation received by the Employee from an Employer, or deemed to be received pursuant to the preceding sentence, shall be considered for purposes of this Section; therefore, compensation shall not be annualized in order to compute an Employee's compensation in the determination year or the look-back year.

      The rules of Section 414(b), (c), (m), (n) and (o) of the Code shall be applied before the above provisions of this Section are applied. The rules described in the immediately preceding sentence do not apply for purposes of determining who is a 5-percent owner. Notwithstanding any provision hereof to the contrary, the determination of who is a Highly Compensated Employee shall be made in accordance with Section 414(q) of the Code.

      In the event that the Administrative Committee elects to have one or more of the provisions of this paragraph apply for purposes of determining the status of an Employee as a Highly Compensated Employee or a Non-Highly Compensated Employee, the Administrative Committee shall adopt a resolution which shall specifically identify the provision or provisions of this paragraph which shall apply and the effective date of such application, and a certified copy of such resolution shall be attached to the Plan as an exhibit which shall be referenced to this Section and shall be deemed to be an amendment of the Plan which is incorporated in and made a part of this Section for all purposes of the Plan. Any provision of this paragraph which becomes operative by virtue of

::ODMA\PCDOCS\HOUSTON\998884\1
                                      I-14
application of the preceding sentence shall override or supersede and control over any provision of this Section which may be inconsistent with the operative provisions of this paragraph. Accordingly, to the extent elected by the Administrative Committee in compliance with the requirements of the first sentence of this paragraph, the following provision or provisions shall apply:

            (a) To the extent permitted in regulations issued under Section 414(q) of the Code, the look-back year calculation for a determination year shall be made on the basis of the calendar year ending with or within the applicable determination year (or, in the case of a determination year that is shorter than twelve months, the calendar year ending with or within the twelve month period ending with the end of the applicable determination year); provided, however, the computation contemplated hereunder shall apply only if the Administrative Committee elects, as described above, to apply the same computation provisions to all plans, entities and arrangements of the Employer which are required to apply the definition of Highly Compensated Employee set forth in Section 414(q) of the Code.

            (b) To the extent permitted in regulations issued under Section 414(q) of the Code, Leased Employees covered under a qualified money purchase pension plan maintained by a leasing organization and not covered under a qualified retirement plan of the Employer (including the Plan), shall be included for purposes of determining the group of Highly Compensated Employees hereunder.

            (c) To the extent permitted in regulations issued under Section 414(q) of the Code, the special definition (described in such regulations) for purposes of determining whether former Employees who separated from service with the Employer prior to January 1, 1987 are Highly Compensated Employees shall apply; provided, however, the special definition contemplated hereunder shall apply only if the Administrative Committee elects, as described above, to apply the special definition to all plans, entities and arrangements of the Employer which are required to apply the definition of Highly Compensated Employee set forth in Section 414(q) of the Code, and further, provided that such election to use such special definition may not be changed by the Employer without the consent of the Internal Revenue Service.

Subject to any governmental approval as may be required under applicable regulations or other authority issued by the appropriate governmental authority, any operative provision of this paragraph may be changed by attaching a certified resolution of the Administrative Committee (which resolution shall be attached to the Plan as an exhibit) which (i) shall identify the provision or provisions of the paragraph that are to be changed and the effective date of such change, (ii) shall be referenced to this Section, and (iii) shall be deemed to be an amendment of the Plan which is incorporated in and made part of this Section for all purposes of the Plan.

      If elected by a resolution duly adopted by the Administrative Committee,
Section 1.19 shall be modified by:

::ODMA\PCDOCS\HOUSTON\998884\1
                                      I-15

            (a) Substituting $50,000 for $75,000 in clause (ii) of the first paragraph of Section 1.19 and by disregarding clause (iii) of the first paragraph of Section 1.19. This simplified definition of Highly Compensated Employee may apply if the Employer maintains significant business activities (and employs employees) in at least two significantly separate geographic areas; or

            (b) Substituting the simplified method pursuant to Section 4 of Revenue Procedure 93-42, in which case the Highly Compensated Employees shall be determined under Section 1.19 on the basis of (a) the look-back year and determination year or (b) the determination year only, as determined by the Administrative Committee, taking into account all Employees employed during such year.

      1.20 LEASED EMPLOYEE: "Leased Employee" shall mean any person (i) who is not a common law employee of the recipient Employer and (ii) who (pursuant to an agreement between an Employer (or Affiliated Employer) and any other person ("Leasing Organization")) has performed services for the Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code) (a) on a substantially full time basis for a period of at least one year (including periods of service for the recipient Employer for which such person would have been a Leased Employee but for the requirements of this subclause (a)) and (b) such services are of a type historically performed by employees in the business field of the recipient Employer.

      1.21 MATCHING CONTRIBUTION: "Matching Contribution" shall mean the amount which the Employer pays to the Trustee to match Salary Reduction Contributions made on behalf of Members in accordance with Section 3.3.

      1.22 MEMBER: "Member" shall mean an Employee who is participating in the Plan during the Plan Year and, if consistent with the context in which such term is used, a former Member of the Plan.

      1.23 NET INCOME: "Net Income" shall mean, as to an Employer, its net profit for any given year as determined by its accountant or accounting firm and reflected on its profit and loss statement for such year, without reduction for contributions under the Plan or payments of, or reserves for, federal and state taxes based on income, and after elimination of all gains from the sale or disposition of property not held for sale to customers in the ordinary course of business.
      1.24  NON-HIGHLY COMPENSATED EMPLOYEE:  "Non-Highly Compensated
Employee" shall
mean a Employee who is neither a Highly Compensated Employee nor a family member thereof described in Section 414(q)(6) of the Code.

      1.25 PLAN: "Plan" shall mean the Bank United of Texas FSB 401(k) Retirement Savings Plan herein set forth, and any subsequent amendments made from time to time. With respect to Plan Years beginning after December 31, 1985, regardless of whether contributions are made with respect to Net Income or accumulated earnings and profits, the Plan is hereby designated as a profit sharing plan for purposes of Sections 401, 402, 412 and 417 of the Code.

::ODMA\PCDOCS\HOUSTON\998884\1
                                      I-16

      1.26 PLAN SPONSOR: "Plan Sponsor" shall mean Bank United of Texas FSB and any successor thereto which adopts and continues the Plan.

      1.27 PLAN YEAR: "Plan Year" shall mean the fiscal year of the Plan which shall be a calendar year.

      1.28 PRIOR PLAN: "Prior Plan" shall mean the United Financial Group, Inc. Elective Plan and Trust which, effective July 1, 1983, was completely amended, restated and continued under the form of this Plan. The term "Prior Plan" shall also include any other defined contribution plan described in Section 414(i) of the Code (excluding any plan that is subject to the minimum funding standards of Section 412 of the Code or that is required to provide a qualified joint and survivor annuity or a qualified preretirement survivor annuity described in Sections 401(a)(11) and 417 of the Code), which plan at all times relevant met the requirements for qualification under Section 401(a) or 403(a) of the Code as in effect on the date immediately prior to the date that such plan was completely amended, restated and continued under the form of the Plan, without a gap or lapse in coverage, time or effect of a qualified plan and exempt trust under applicable provisions of the Code.

      1.29 PROFIT SHARING CONTRIBUTION: "Profit Sharing Contribution" shall mean an Employer Contribution paid to the Trustee in the discretion of the Board pursuant to Section 3.3(c) of the Plan.


      1.30 QUALIFIED NONELECTIVE CONTRIBUTION: "Qualified Nonelective Contribution" shall mean the amount, if any, which the Employer contributes to the Trust on behalf of the Non-Highly Compensated Employees who are Members in order to satisfy the actual deferral percentage test and/or the actual contribution percentage test under Section 3.3. Qualified Nonelective Contributions shall be allocated to the Member's Employer Nonforfeitable Contributions Account and be subject to the same limitations on distribution that apply to Salary Reduction Contributions under Section 401(k)(2) of the Code.

      1.31 ROLLOVER CONTRIBUTION: "Rollover Contribution" shall mean an amount which the Administrative Committee determines may be deposited in the Trust Fund in accordance with Section(s) 402(c), 402(e) or 408(d)(3) of the Code without endangering the qualification and exemption of the Plan and the Trust under Sections 401(a) and 501(a) of the Code, respectively.

      1.32 SALARY REDUCTION AGREEMENT: "Salary Reduction Agreement" shall mean an agreement between a current Employee who is a Member and the Employer in a form satisfactory to the Administrative Committee to permit the Employer, in lieu of paying such amounts to the Member in cash, to reduce such Member's current Considered Compensation and contribute the amount of the reduction to the Trust Fund as a Salary Reduction Contribution on the Member's behalf.

      1.33 SALARY REDUCTION CONTRIBUTION: "Salary Reduction Contribution" shall mean the amount of the Member's Considered Compensation (i) which the Employer pays to the Trustee

::ODMA\PCDOCS\HOUSTON\998884\1
                                      I-17
pursuant to a Salary Reduction Agreement entered into by the Member in accordance with Section 3.1 of the Plan and (ii) which is allocated and credited to the Member's Employer Nonforfeitable Contributions Account pursuant to applicable provisions of the Plan.

      1.34 TOTAL AND PERMANENT DISABILITY: "Total and Permanent Disability" shall mean an inability to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be determined by the Administrative Committee and such determination shall be supported by medical evidence.

      Such disability shall not be considered "total and permanent" for the purposes of this Section if any of the following causative factors exist:

            (a) Such disability was caused by or connected with chronic alcoholism or addiction to narcotics;

            (b) Such disability was contracted, suffered or incurred while such Member was engaging in, or having engaged in, a felonious criminal act;

            (c) Such disability resulted from an injury incurred while a member of the armed forces of the United States after the effective date of this Plan and for which such Member receives a military pension;

            (d)   Such disability was self-inflicted; or

            (e) Such disability was an injury or disease sustained by an Employee while working for other than an Employer.

      1.35 TRANSFERRED: "Transferred" as used with respect to an Employee and "Transfer of an Employee" shall mean the termination of employment with one Employer and the contemporaneous commencement of employment with another Employer.

      1.36 TRUST AGREEMENT: "Trust Agreement" shall mean the agreement executed by the Plan Sponsor and the Trustee which establishes the Trust Fund used to fund the Plan.

      1.37 TRUSTEE: "Trustee" shall mean the trustee qualified and acting under the Trust Agreement or any successor appointed by the Board.

      1.38 TRUST FUND: "Trust Fund" or "Trust" shall mean the trust estate established pursuant to the Trust Agreement; in particular, the cash, bonds, stock and other assets or liabilities held by the Trustee under the terms of the Trust Agreement.


::ODMA\PCDOCS\HOUSTON\998884\1
                                      I-18

      1.39 VALUATION DATE: "Valuation Date" shall mean the date determined by the Administrative Committee to apply with respect to the valuation of any Account balance.


::ODMA\PCDOCS\HOUSTON\998884\1
                                      I-19

                                   ARTICLE II
                        EMPLOYEES ELIGIBLE TO PARTICIPATE

      2.1 ELIGIBILITY REQUIREMENTS: Subject to compliance with applicable provisions of Section 3.1, every Employee who was a Member or participant in a Prior Plan on the date immediately prior to the date that such Prior Plan was amended, restated and continued under the form of the Plan, shall be deemed to be a Member hereunder as of the date that such Prior Plan was amended, restated and continued under the form of the Plan.

      Every other Employee shall be eligible to participate in the Plan commencing on the Entry Date coincident with or next following the latest of (i) the effective date of the adoption of the Plan by the Employee's Employer, or
(ii) the Employee's attainment of the age of twenty-one (21) years, or (iii) the date on which the Employee first completes a six (6) month period of Active Service or, with respect to Employees hired after June 30, 1991, a one (1) year period of Active Service.

      In addition, pursuant to uniform and nondiscriminatory rules established by the Administrative Committee, the Administrative Committee may vote to allow Employees to enter the Plan as Members on a date which would not otherwise be permitted under the Plan. Any such decision shall be evidenced by formal minutes reflecting such action of the Administrative Committee or by unanimous written consent of the members of the Administrative Committee, shall be appropriately communicated to the affected Members, and must be approved or ratified by the Board, unless pursuant to the rules described in the preceding sentence, approval or ratification by the Board is not required.

      If an individual who satisfies the requirements for membership in the Plan was separated from service with the Employer, but subsequently returns to active employment with the Employer prior to incurring a period of five (or more) consecutive periods of severance for eligibility, such person shall become a Member of the Plan on the later of (i) the Entry Date on which such person would otherwise initially be entitled to participate in the Plan or (ii) the date that he ended the above-described period of separation from service. Upon an individual's return to employment, (i) an Employee who had a vested and nonforfeitable right to any portion of any amount credited to his Employer Account at the time of his termination of employment and who incurred a period of five (or more) consecutive periods of severance, or (ii) an Employee who had no vested and nonforfeitable right to any amount credited to his Employer Account at the time of his termination of employment and who has incurred a period of five (or more) consecutive periods of severance, which period is less than the aggregate number of years of Active Service for eligibility (whether or not consecutive) completed prior to such period, shall be eligible to participate in the Plan immediately as of his return to the employ of the Employer. The immediately preceding sentence shall not apply in the case of an Employee who completes at least one hour of service under the Plan or Prior Plan on or after the Plan Year commencing after December 31, 1984 if the Employee's prior period of Active Service would have been disregarded under the Plan or Prior Plan as of the date immediately prior to the first day of the Plan Year beginning after December 31, 1984. Except with respect to those situations specifically described in the preceding provisions of this paragraph, upon

::ODMA\PCDOCS\HOUSTON\998884\1
                                      II-1
an individual's return to covered employment, he will be treated as a new Employee for eligibility purposes.

      Employees who are included in a unit of Employees covered by a collective bargaining agreement between the Employees' representative and an Employer shall be excluded from participation in the Plan if retirement benefits were the subject of good faith bargaining between the Employees' representative and the Employer and the agreement does not require the Employer to include such Employees in the Plan. For purposes of the preceding sentence, the term "Employees' representative" shall not include any organization more than one-half of the members of which are Employees who are owners, officers or executives of the Employer.

      Employees who are nonresident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code) shall be excluded from participation in the Plan.

      Notwithstanding any other provision of the Plan to the contrary, (i) any individual who was considered by the Employer to be an independent contractor, but who is later reclassified as a common-law Employee (excluding any Leased Employee described in clause (ii) below) of the Employer with respect to any portion of the period in which such individual was paid by the Employer as an independent contractor, or (ii) any Leased Employee, shall be excluded from participation in the Plan with respect to the period in which any individual described in clause (i) was considered to be an independent contractor, or the period in which any individual described in clause (ii) is a Leased Employee. The immediately preceding sentence shall fully apply only with respect to Plan Years (or portions thereof) in which none of the individuals described in such sentence is required to be covered in order to ensure that the Plan is operated in compliance with the requirements of Sections 401(a) and 410(b) of the Code. In the event that any individual who is included in the class of reclassified independent contractors or Leased Employees described in clause (i) or (ii) of the first sentence of this paragraph, must be covered with respect to a Plan Year (or portion thereof) in order to ensure that the requirements of the immediately preceding sentence are met, starting with the class of reclassified independent contractors, only such number of individuals within the class which includes the individual (beginning with the individuals with the lowest Considered Compensation determined on an annualized basis) as is necessary to ensure compliance with the requirements of the immediately preceding sentence shall be covered in the Plan only for the Plan Year (or portion thereof) that is necessary to ensure that the requirements of the immediately preceding sentence are met.

      2.2 CERTIFICATION AND NOTICE OF ELIGIBILITY: Eligibility shall be determined and each Employee shall be notified of his admission as a Member by the Administrative Committee.

      2.3 FROZEN PARTICIPATION: While service with an Affiliated Employer which is not an Employer is counted for purposes of determining Active Service, no person shall authorize Salary Reduction Contributions to the Plan except for the period(s) of service that he is actually employed

::ODMA\PCDOCS\HOUSTON\998884\1
                                      II-2
in covered employment with and paid by an Employer. If an Employee is (i) transferred from an Employer to an Affiliated Employer which is not an Employer or (ii) otherwise ceases to be employed in covered employment with and paid by an Employer (but does not have a severance from service), his Account shall thereupon be frozen: he shall not be permitted to authorize contributions to the Plan, and his Account shall not share in the allocation of any Employer Contribution or, if applicable, any forfeitures (except for the period(s) of service that he is actually employed in covered employment with and paid by an Employer), but his Account will continue to share in any appreciation or depreciation and income or loss incurred by the Trust Fund during the period of time that he is employed by an Affiliated Employer which is not an Employer or that he is otherwise excluded from covered employment; provided, however, he shall continue to accrue Active Service.


::ODMA\PCDOCS\HOUSTON\998884\1
                                      II-3

                                   ARTICLE III

                                  CONTRIBUTIONS

                INDEX OF PLAN PROVISIONS COVERED IN ARTICLE III

SECTION OR SUBSECTION                                            SECTION NUMBER
---------------------                                            --------------
Salary Reduction Agreements for Salary Reduction                      3.1
Contributions
      Salary Reduction Agreements                                     3.1(a)
      Special Salary Reduction Agreements                             3.1(b)
      Dollar Limit on Salary Reduction Contributions                  3.1(c)
      Remedying Excess Deferrals                                      3.1(d)
Rollover Contributions                                                3.2
Employer Contributions                                                3.3
      Salary Reduction Contributions                                  3.3(a)
      Matching Contributions                                          3.3(b)
      Profit Sharing Contributions                                    3.3(c)
      Qualified Nonelective Contributions                             3.3(d)
      Restoration of Forfeited Benefits                               3.3(e)
      Top-Heavy Minimum Contribution                                  3.3(f)
      Contribution Limits                                             3.3(g)
      Actual Deferral Percentage Test                                 3.3(h)
      Excess Contributions over ADP Limits                            3.3(i)
      Actual Contribution Percentage Test                             3.3(j)
      Prohibited Multiple Use of 2.0/2%
        Alternative Limit for the ADP and ACP tests                   3.3(k)
      Excess Aggregate Contributions over ACP Limits                  3.3(l)
Composition of and Deadline for Payment of Employer
  Contributions                                                       3.4
Return of Contributions for Mistake, Disqualification
  and Disallowance of Deduction                                       3.5

::ODMA\PCDOCS\HOUSTON\998884\1
                                    III-1

      3.1   SALARY REDUCTION AGREEMENTS FOR SALARY REDUCTION CONTRIBUTIONS:

            (a) SALARY REDUCTION AGREEMENTS: Subject to applicable conditions and limitations of the Plan, at such times as permitted by the Administrative Committee, and in such manner and amounts as shall be consistent with the provisions of this Section, in lieu of receipt of such amounts in cash, Members may authorize the Employer to make Salary Reduction Contributions to the Plan on their behalf. Salary Reduction Contributions shall be held, invested and distributed as provided under applicable provisions of the Plan. However, no Salary Reduction Agreement (or any other deferral mechanism that may be permitted under the Plan) may be adopted retroactively. The opportunity to authorize Salary Reduction Contributions hereunder shall be made available to all Members on a uniform and non-discriminatory basis. Once Salary Reduction Contributions have been permitted, if the Administrative Committee determines to stop Salary Reduction Contributions, an announcement shall be made to all Employees and the Salary Reduction Contributions to the effective date of the announcement shall be retained in the Plan subject to its terms and provisions.

            Each Member may enter into a Salary Reduction Agreement whereunder the Member shall agree, subject to any necessary adjustments pursuant to this Section and Sections 3.3 and 4.3(i), to a reduction (expressed in whole percentages only) of not less than one percent (1%) nor more than fifteen percent (15%) of his Considered Compensation (before such authorized reduction) attributable to the applicable pay periods, and (ii) to have the Employer contribute (as a Salary Reduction Contribution) to the Plan an amount equal to the amount of the authorized reduction, which Salary Reduction Contribution shall be allocated and credited to the Member's Employer Nonforfeitable Contributions Account.

            Reductions authorized under Salary Reduction Agreements may be increased or decreased by Members only in the manner and at the time specified by the Administrative Committee on a uniform and non-discriminatory basis for all Members.

            Salary Reduction Contributions and Matching Contributions attributable thereto shall automatically be discontinued effective as of the last day of a periodic pay period during which a Member terminates employment with all Employers, notwithstanding that a Member may be entitled to receive severance pay from the Employer.

            (b) SPECIAL SALARY REDUCTION AGREEMENTS: Notwithstanding the preceding subsection, if the Administrative Committee so determines in its sole discretion, prior to the first day of the last month of the Plan Year (or such other time period during

::ODMA\PCDOCS\HOUSTON\998884\1
                                    III-2
      the Plan Year as determined by the Administrative Committee), each Member may enter into a Salary Reduction Agreement (in such form as is satisfactory to the Administrative Committee and hereinafter referred to as a "Special Salary Reduction Agreement") providing for an increase or a reduction of Salary Reduction Contributions with respect to any part or all of the Member's Considered Compensation for any part or all of the selected month of the Plan Year; provided, however, (i) such Special Salary Reduction Agreement shall be deemed to modify and override any prior Salary Reduction Agreement during the period covered by the Special Salary Reduction Agreement, (ii) the deferrals authorized under the Special Salary Reduction Agreement may be increased, reduced or revoked only if permitted by the Administrative Committee, and (iii) the Special Salary Reduction Agreement shall automatically terminate as of the earlier of such time (a) it is revoked by the Member in accordance with nondiscriminatory rules established by the Administrative Committee or (b) the last day of the period with respect to which authorized reductions thereunder are contributed to the Plan. All elective deferrals required under the Plan as a result of the execution of a Special Salary Reduction Agreement shall be subject to all applicable terms, conditions, and limitations of the Plan. As of the date that the Special Salary Reduction Agreement ceases to be operative, the Member's then otherwise operative Salary Reduction Agreement shall govern deferrals to be made on behalf of the Member.

            (c) DOLLAR LIMIT ON SALARY REDUCTION CONTRIBUTIONS: Notwithstanding any other provision of the Plan to the contrary, with respect to any taxable year of any Member beginning after December 31, 1986, deferrals under the Plan in lieu of cash Considered Compensation, pursuant to any Salary Reduction Agreement and Special Salary Reduction Agreement, when added to (i) any employer contribution under the Plan or any other cash or deferred arrangement (described in Section 401(k) of the Code) to the extent not includible in gross income for the taxable year under Section 402(a)(8) of the Code, (ii) any employer contribution (to a simplified pension plan under a compensation deferral agreement) to the extent not includible in gross income for the taxable year under Section 402(h)(1)(B) of the Code, (iii) any employer contribution to purchase an annuity contract (described in Section 403(b) of the Code) under a salary reduction agreement (within the meaning of Section 3121(a)(5)(D) of the Code) to the extent not includible in gross income for the taxable year under Section 403(b) of the Code, and (iv) any employer contribution (pursuant to any election to defer under any eligible deferred compensation plan) to the extent not includible in gross income under
      Section 457 of the Code, are limited to $7,000 (as adjusted, as may be determined by the Commissioner of Internal Revenue, at the same time and in the same manner as prescribed in Section 415(d) of the Code). In addition, without limiting the scope of the immediately preceding sentence, with respect to any Plan Year or taxable year of any Member which begins after December 31, 1987, Salary Reduction Contributions and/or any similar elective deferrals (described in Section 402(g)(3)

                                    III-3
      of the Code) to the Plan and/or any other qualified plan, contract or arrangement, which is described in the immediately preceding sentence and maintained by the Employer and/or any Affiliated Employer, shall not in the aggregate exceed the dollar limitation (as adjusted) of the immediately preceding sentence and Section 402(g) of the Code as in effect at the beginning of such taxable year.

            (d) REMEDYING EXCESS DEFERRALS: To the extent that a Member's elective deferrals authorized pursuant to the Sections of the Code referenced in the immediately preceding subsection exceed the applicable limit for the applicable year so that any amount otherwise excludable from such Member's gross income for federal income tax purposes is includible in his gross income, then, not later than the first March 1 following the close of the taxable year of such excess deferral, the Member shall notify the Administrative Committee in writing of any portion of any such excess deferrals which the Member has elected to allocate to the Plan. Such notice shall include the Member's certified written claim for a specified amount of excess deferrals for the preceding calendar year and shall be accompanied by the Member's certified written statement that if such amounts are not distributed, such excess deferrals, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k), 403(b) or 457 of the Code, exceeds the limit imposed under Section 402(g) of the Code for the year in which the deferral occurred. In accordance with Section 1.402(g)-1(e)(2) of the Income Tax Regulations, to the extent that the Member only has elective deferrals for the taxable year under the Plan and any other plan or arrangement described in the previous sentence which is maintained by the same Employer, such Employer may notify the Administrative Committee of any excess deferrals made on behalf of the Member.

            Following actual receipt by the Administrative Committee of the notice described in the immediately preceding paragraph, (notwithstanding any other provision of law or the Plan relating to spousal consent), not later than the first April 15 immediately following such March 1 deadline for written notification of the Administrative Committee, the Plan shall distribute to such Member in a lump sum (in cash or in kind) the amount of excess elective deferrals allocated to the Plan (and any income allocable to such amount). Such distribution shall be made first by dis tribution of nonmatched Salary Reduction Contributions, if any, allocated to the Member's Employer Nonforfeitable Contributions Account, and, if necessary, next by distribution of Salary Reduction Contributions which were matched with Matching Contributions. To the extent that such excess deferrals are attributable to matched Salary Reduction Contributions (and any income allocable thereto) which amounts are distributed to the Member pursuant to the preceding provisions of this Section, Matching Contributions (and any income allocable thereto) will be appropriately reduced and such reduced Matching Contributions (and any income allocable thereto) shall be applied as forfeitures pursuant to Section 4.6. The provisions of this paragraph (which provide for reduction of Matching Contributions

::ODMA\PCDOCS\HOUSTON\998884\1
                                    III-4
      made with respect to Salary Reduction Contributions which are distributed hereunder) are intended to comply with the requirements of Sections 401(a), 401(k), 401(m) and 411 of the Code. To the extent that any provision of this paragraph is inconsistent with the preceding sentence, such provision shall be deemed to be inoperative and the Plan shall be operated in a manner that complies with the requirements of the immediately preceding sentence.

            Income or loss allocable to the portion of the Member's Employer Nonforfeitable Contributions Account that is attributable to excess elective deferrals (described below) shall be income or loss for the taxable year allocable to the portion of Member's Employer Nonforfeitable Contributions Account that is attributable to elective deferrals multiplied by a fraction, the numerator of which is the Member's excess elective deferrals for the year and the denominator of which is the balance as of the end of such year of the portion of the Member's Employer Nonforfeitable Contributions Account that is attributable to elective deferrals reduced by any gain and increased by any loss allocable to such balance for the taxable year. In the event that a separate subaccount is not maintained with respect to elective deferrals (and any income allocable thereto), the portion of the Employer Nonforfeitable Contri butions Account that is attributable to elective deferrals is determined by multiplying the balance of the Member's Employer Nonforfeitable Contributions Account by a fraction, the numerator of which is the Salary Reduction Contributions credited to the Member's Employer Nonforfeitable Contributions Account less any withdrawals, and the denominator of which is the sum of all Employer Contributions made on behalf of the Member and credited to the Member's Employer Nonforfeitable Contributions Account less any withdrawals. Similar rules apply with respect to determination of Matching Contributions allocated to the Employer Contributions Account and any income allocable thereto. No income or loss will be allocated for the gap period between the end of the taxable year to the date of distribution for Plan Years beginning on or after January 1, 1992 and, with respect to Plan Years beginning before such date, income or loss shall be allocated in accordance with the applicable Income Tax Regulations and Plan document as then in effect.

            Notwithstanding the preceding provisions of this subsection, any Member who has excess elective deferrals for a taxable year may receive a corrective distribution of such deferrals (and income attributable thereto) during the same year if the Member notifies the Administrative Committee of an excess deferral, the correcting distribution is made after the date on which the Plan received the excess deferral and the Plan designates and treats the distribution as a distribution of an excess deferral. Any distribution described in the immediately preceding sentence shall be made as soon as practicable, but absent circumstances beyond the control of the Administrative Committee, not later than 60 days after the first day of the month that occurs on or after the later of (i) the actual receipt by Administrative Committee of the Member's notification of an excess deferral or (ii) the date that the Plan actually receives the excess elective deferral. The income allocable to elective

::ODMA\PCDOCS\HOUSTON\998884\1
                                    III-5
      deferrals from the first day of the taxable year to the date of the distribution shall be determined by using the method described in the immediately preceding paragraph.

            Notwithstanding any other provision of this subsection to the contrary, the amount of excess elective deferrals that may be distributed under this subsection shall be reduced by any excess contributions over the ADP limit (described in Section 3.3) in excess of actual deferral percentage limits (described in Section 3.3) previously distributed with respect to a Member for the Plan Year beginning with or within such Member's taxable year. In no event shall any Member receive from the Plan a corrective distribution for the taxable year of an amount in excess of the Member's total elective deferrals under the Plan for the taxable year. Except as may be otherwise required under Section 3.3, any excess deferral not timely distributed shall remain in the Plan and be subject to otherwise applicable which are timely distributed under the preceding provisions of this subsection conditions and limitations thereof. In addition, any excess elective deferrals which are timely distributed under the preceding provisions of this subsection shall not be treated as annual additions under Section 4.3. Also, excess deferrals by Non-Highly Compensated Employees shall not be taken into account under the ADP test of Section 3.3 to the extent such excess deferrals are made under the Plan or any other qualified plan of the Employer or any Affiliated Employer. A distribution of elective deferrals (and allocable income thereon) under this subsection shall not be considered as a distribution for purposes of compliance with the minimum distribution provisions of Section 6.6.

      3.2 ROLLOVER CONTRIBUTIONS: Rollover Contributions shall be permitted from time to time as determined by the Administrative Committee. In the event that Rollover Contributions are permitted, the opportunity to contribute shall be made available to all Employees on an equal and nondiscriminatory basis; provided, however, an Employee must have at least ninety (90) days of continuous service with an Employer in order to be eligible to make a Rollover Contribution to the Plan. If the Administrative Committee determines to permit Rollover Contributions and directs the Trustee of such determination, for the limited purpose of being eligible to make a Rollover Contribution, all Employees of the Employer who satisfy the ninety-day service requirement set forth in the preceding sentence shall be considered Members of the Plan. Such Employees shall not, however, be entitled to authorize Salary Reduction Contributions to the Plan or share in the allo cation of any Employer Contributions unless and until they meet the requirements of Sections 2.1, 3.1 and 4.2. A Rollover Contribution shall be held in a separate Employee Rollover Account for the Member which shall share in any income or loss and appreciation or depreciation of the Trust Fund. Rollover Contributions shall have no effect on any limitation under the Plan based on Contributions.


      3.3   EMPLOYER CONTRIBUTIONS:

            (a) SALARY REDUCTION CONTRIBUTIONS: Subject to the applicable limitations of the Plan set forth below, each periodic pay period the Employer shall contribute

::ODMA\PCDOCS\HOUSTON\998884\1
                                    III-6
      to the Trust (without regard to its Net Income or accumulated earnings and profits) Salary Reduction Contributions for each Member in an amount equal to the amount by which the Member's Considered Compensation was reduced pursuant to a Salary Reduction Agreement (and, if applicable, Special Salary Reduction Agreement) executed by the Member in accordance with
      Section 3.1.

            (b) MATCHING CONTRIBUTIONS: Subject to Section 11.5 and the applicable limitations of the Plan set forth below, in addition to Salary Reduction Contributions, with respect to each Plan Year (or such shorter period as may be prescribed by the Administrative Committee), the Employer may, in the discretion of the Board, contri bute to the Trust (without regard to its Net Income or accumulated earnings and prof its) Matching Contributions on behalf of each eligible Member in an amount equal to (i) fifty percent (50%) of the dollar amount of the Salary Reduction Contributions authorized by the Member and permitted under the Plan that are not in excess of two percent (2%) of such Member's Considered Compensation, and (ii) one hundred percent (100%) of the dollar amount of the Salary Reduction Contributions authorized by the Member and permitted under the Plan in excess of two percent (2%) but not in excess of four percent (4%) of the Member's Considered Compensation, as follows:


         SALARY REDUCTION                              MATCHING
       CONTRIBUTION PERCENTAGE                 CONTRIBUTION PERCENTAGE
       -----------------------                 -----------------------
               1%                                        50%
               2%                                        50%
               3%                                       100%
               4%                                       100%
       In excess of 4%                                    0

            Notwithstanding any provision in the immediately preceding paragraph to the contrary, for purposes of Matching Contributions only, no Member who is a non-management commissioned employee of an Employer (as such position is determined by the Administrative Committee) shall be entitled to an allocation of Matching Contributions to his account in excess of $900 in any Plan Year. The provisions of the immediately preceding sentence are intended to not discriminate in favor of the group of Highly Compensated Employees. Any decision to provide a Matching Contribution for any Plan Year (or such shorter period as may be prescribed by the Administrative Committee) or any increase or decrease in the percentage in effect from time to time, shall be communicated to all eligible Employees by the Administrative Committee.


::ODMA\PCDOCS\HOUSTON\998884\1
                                    III-7

            (c) PROFIT SHARING CONTRIBUTIONS: Subject to applicable limitations of the Plan set forth below, in addition to the above Contributions, with respect to each Plan Year, the Employer may contribute to the Trust (from its Net Income or accumulated earnings and profits) Profit Sharing Contributions in such amount as may be determined by the Board in its discretion. With respect to Plan Years beginning on or after January 1, 1991, Profit Sharing Contributions, if any, shall be made on behalf of each Member who remains in the employ of the Employer on the last day of the Plan Year, notwithstanding the fact that the Member did not elect to authorize Salary Reduction Contributions under Section 3.1 at any time during such Plan Year. For purposes of the preceding sentence, (i) any Member whose employment terminates on account of normal retirement, Total and Permanent Disability, or death, shall be deemed to be in the employ of the Employer on the last day of the Plan Year in which the termination of employment occurs, and (ii) any Member who is, on the last day of the Plan Year (or applicable shorter period), on a leave of absence to which such Member is entitled under the FMLA shall be deemed to be in the employ of the Employer on such last day unless final regulations issued under the FMLA do not require such treatment for this purpose.

            The Board, in its discretion, may designate any portion of the Profit Sharing Contribution as an additional Matching Contribution.

            (d) QUALIFIED NONELECTIVE CONTRIBUTIONS: At the election of the Board, in lieu of distributing excess Employer Contributions to Highly Compensated Employees in order to satisfy the ADP test or the ACP test, as described below in this Section, the Employer may make Qualified Nonelective Contributions on behalf of Non-Highly Compensated Employees who are Members in such amounts as are sufficient to satisfy the ADP test or the ACP test, as applicable. Qualified Nonelective Contributions, if any, shall be made on behalf of each Member who (i) is a Non-Highly Compensated Employee and (ii) remains in the employ of the Employer as of the last day of the Plan Year. For purposes of the preceding sentence, (i) any Member whose employment terminates on account of normal retirement, Total and Permanent Disability, or death, shall be deemed to be in the employ of the Employer on the last day of the Plan Year in which the termination of employment occurs, and (ii) any Member who is, on the last day of the Plan Year (or applicable shorter period), on a leave of absence to which such Member is entitled under the FMLA shall be deemed to be in the employ of the Employer on such last day unless final regulations issued under the FMLA do not require such treatment for this purpose.

            (e) RESTORATION OF FORFEITED BENEFITS: Not later than the last day of the Plan Year in which occurs any repayment described in Section 4.6, the Employer shall contribute (without regard to its Net Income or accumulated earnings and profits) an amount which, when added to unallocated forfeitures, shall be equal to the

::ODMA\PCDOCS\HOUSTON\998884\1
                                    III-8
      amount previously forfeited under applicable provisions of the Plan by any Member entitled to have his Account restored in accordance with Section
      4.6. In addition, as soon as administratively practicable following receipt of a claim under circumstances described in Section 6.7, the Employer shall contribute (without regard to its Net Income or accumulated earnings and profits) an amount equal to the value of the forfeited benefits described in and payable under Section 6.7.

            (f) TOP-HEAVY MINIMUM CONTRIBUTION: In the event that the Plan is a Top-Heavy Plan described in Article VII with respect to any Plan Year, the Employer shall contribute (without regard to its Net Income or accumulated earnings and profits) any amount necessary to ensure that Members who are entitled to a minimum allocation pursuant to Section 7.3(c) in fact receive such allocation.

            (g) CONTRIBUTION LIMITS: No Contribution by the Employer shall exceed a sum equal to fifteen percent (15%) of the total compensation paid or accrued during its taxable year ending with or within the Plan Year to all Members.

            No Contribution shall be made to the Plan under circumstances which would result in any violation of the limitations of Section 3.1, this Section or Section 4.3 of the Plan. The Employer shall maintain such records as may be necessary to demonstrate compliance with the nondiscrimination tests set forth below in this Section.

            (h) ACTUAL DEFERRAL PERCENTAGE TEST: The actual deferral percentage ("ADP") for all eligible Highly Compensated Employees shall not exceed the greater of:

                  (i) the actual deferral percentage for the group of all
            eligible NonHighly Compensated Employees multiplied by 1.25, or

                  (ii) the actual deferral percentage of the group of all
            eligible Nonhighly Compensated Employees multiplied by 2.0; provided, however, that the actual deferral percentage for the group of eligible Highly Compensated Employees may not exceed the actual deferral percentage of the group of all eligible Non-Highly Compensated Employees by more than two percentage points.

      For purposes of the immediately preceding sentence, for Plan Years commencing after December 31, 1986, the provisions of Section 401(k)(3) of the Code and Section 1.401(k)-1 of the Income Tax Regulations are hereby incorporated into the Plan for all purposes. In addition, for Plan Years beginning after December 31, 1988, if (i) any Highly Compensated Employee is eligible to authorize Salary Reduction Contributions under the Plan and to have Matching Contributions allocated with

::ODMA\PCDOCS\HOUSTON\998884\1
                                    III-9
      respect thereto or (ii) such Highly Compensated Employee is eligible to make elective deferrals (described in Section 402(g)(3) of the Code) under any other cash or deferred arrangement (described in Section 401(k) of the Code) and/or to make employee contributions (described in Section 401(m) of the Code) or to receive matching contributions (described in Section 401(m) (4)(A) of the Code) under any other qualified plan of the Employer and/or any Affiliated Employer regardless of whether such plan contains a cash or deferred arrangement, the disparities between the actual deferral percentages of the respective groups of eligible Highly Compensated Employees and Non-Highly Compensated Employees shall be reduced as described in Section 1.401(m)-2 of the Income Tax Regulations, and the provisions of subsection (i) below.

            Subject to the provisions of the Plan set forth below, the actual deferral percentage for a specified group of eligible Employees for a Plan Year shall be the average of the actual deferral ratios (calculated separately for each Employee in such group) of the sum of Salary Reduction Contributions, Qualified Nonelective Contributions, if any, and Profit Sharing Contributions, if any, actually paid over to the Trust on behalf of each such Employee for such Plan Year, and allocated to the Employee's Employer Nonforfeitable Contributions Account for such Plan Year, to the Employee's Compensation (described below) for the Plan Year. Notwithstanding the immediately preceding sentence, a Salary Reduction Contribution will be taken into account for purposes of the ADP test only if it relates to Compensation that either (i) would have been received by the Employee in the Plan Year but for the Employee's deferral election or
      (ii) is attributable to services performed by the Employee during the Plan Year and, but for the Employee's election to defer, would have been received by the Employee within two and one-half (2 1/2) months after the close of the Plan Year. For purposes of the second preceding sentence a Salary Reduction Contribution will be considered as having been allocated to the Employee's Employer Nonforfeitable Contribution Account as of a date within a Plan Year, and thus taken into account for purposes of the ADP test for that Plan Year, if allocation of such Salary Reduction Contribution is not contingent upon participation or performance of services after such date during the Plan Year and the Salary Reduction Contribution is actually paid to the Trust no later than twelve (12) months after the Plan Year to which such Contribution relates.

            For the purposes of performing the ADP test, Compensation shall mean all remuneration:

                  (i) that is (a) received during the Plan Year by the eligible
            Employee from the Employer and is required to be reported as wages on the eligible Employee's form W-2 (or its successor) for federal income tax withholding purposes, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the

::ODMA\PCDOCS\HOUSTON\998884\1
                                     III-10

            Code), plus (b) any reduction under a compensation deferral agreement under (1) a plan described in Section 401(k) or 408(k) of the Code, (2) an annuity described in Section 403(b) of the Code or
            (3) an election under a cafeteria plan described in Section 125 of the Code,

                  (ii) that, subject to clause (iv) below, is actually paid to or is includible (within the meaning of Section 1.415-2(d)(3) and (4) of the Income Tax Regulations) in the gross income of the eligible Employee within the relevant Plan Year, or would have been so paid or includible but for a reduction described in clause (i) immediately above,

                  (iii) that does not exceed $200,000 or, for Plan Years
            beginning after December 31, 1993, $150,000 (as adjusted at such time and in such manner as may be prescribed in Section 401(a)(17) of the Code), and

                  (iv) that is received by the eligible Employee during the
            entire Plan Year and not only while he is a Member.

      Without limiting the scope of clause (iv) of the immediately preceding sentence, in the case of an Employee who begins, resumes or ceases to be eligible to authorize Salary Reduction Contributions during a Plan Year, all Compensation paid by the Employer to the Employee during the entire Plan Year will be taken into account whether or not the Employee was a Member for the entire Plan Year.

            For the purposes of the immediately preceding paragraph, provided that the ADP test is satisfied both with and without exclusion of these Salary Reduction Contributions, Salary Reduction Contributions shall include excess elective deferrals over the annual dollar limit described in Section 3.1 (even if distributed under Section 3.2) made by Highly Compensated Employees, as well as all Salary Reduction Contributions made by all Members that are not taken into account in the ACP test described in a subsection below. In accordance with Section 1.402(g)- 1(e)(iii) of the Income Tax Regulations, excess elective deferrals described in Section
      3.1 made by Non-Highly Compensated Employees, to the extent made under the Plan or a plan maintained by an Affiliated Employer, shall not be taken into account under the ADP test described in this subsection.

            For the purpose of calculating the actual deferral percentages hereunder, subject to and in accordance with regulations or other authority issued under Sections 401(k) and/or 401(m) of the Code, only such portion of the applicable Contributions (as described in the second preceding paragraph) as may be necessary to ensure compliance with the ADP test shall be taken into account for purposes of that test. With respect to Plan Years commencing after December 31, 1988, such actual

::ODMA\PCDOCS\HOUSTON\998884\1
                                     III-11
      deferral ratios of each eligible Employee and the ADP of each group shall be calculated to the nearest one-hundredth of one percent of the eligible Employee's Compensation. The actual deferral ratio of an eligible Employee is zero if no applicable Contributions were allocated to such Employee's Employer Nonforfeitable Contributions Account for the Plan Year.

            In accordance with the requirements of Section 1.401(k)-1(b)(3) of the Income Tax Regulations, two or more cash or deferred arrangements (as defined in Section 401(k) of the Code) may be considered one such arrangement for purposes of determining whether such arrangements satisfy the requirements of Sections 401(a)(4), Section 401(k) and 410(b) of the Code. In such case, the cash or deferred arrangements included in such plans and the plans including such arrangements shall be treated as one arrangement and as one plan for purposes of applying this Section 3.3 and Sections 401(a)(4), 401(k) and 410(b) of the Code. If the Employer and any Affiliated Employer individually or collectively maintain two or more plans that are treated as a single plan for purposes of Section 401(a)(4) or 410(b) of the Code (other than Section 410(b)(2)(A)(ii) of the Code as in effect for Plan Years which begin after December 31, 1988), all cash or deferred arrangements that are included in such plans are to be treated as a single arrangement for purposes of this Section and Sections 401(a)(4), 401(k) and 410(b) of the Code. For Plan Years beginning after December 31, 1989, plans may be aggregated under the preceding provisions of this paragraph only if they have the same Plan Year.

            With respect to Plan Years beginning after December 31, 1986, if any Highly Compensated Employee is a participant under two or more cash or deferred arrangements (as defined in Section 401(k) of the Code) of the Employer, for purposes of determining the actual deferral ratio with respect to such Highly Compensated Employee, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement. For Plan Years beginning after December 31, 1988, if a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, the immediately preceding sentence shall be applied by treating all cash or deferred arrangements with years ending with or within the same calendar year as a single arrangement. For Plan Years beginning after 1988, contributions and allocations under an employee stock ownership plan described in Section 4975(e)(7) of the Code may not be combined with contributions or allocations under any plan not described in Section 4975(e)(7) of the Code.

            With respect to Plan Years beginning prior to January 1, 1992, the Plan or, if the Plan is aggregated with another cash or deferred arrangement pursuant to the previous paragraph, such aggregated Plan may, in the discretion of the Administrative Committee, be restructured (in accordance with Sections 1.401(k)- 1(h)(3)(iii), 1.401(a)(4)-1(c)(8)(iii)
      and 1.401(a)(4)-9(c) of the Income Tax

::ODMA\PCDOCS\HOUSTON\998884\1
                                     III-12

      Regulations) into two or more component plans for purposes of determining whether the Plan or aggregated Plan satisfies Section 401(a)(4) of the Code and the ADP test set forth above. If each of the component plans of the Plan or aggregated Plan satisfies all of the requirements of Sections 401(a)(4) and 410(b) of the Code as if it were a separate Plan or aggregated Plan, then the Plan or aggregated Plan is treated as satisfying
      Section 401(a)(4) of the Code. If the Plan or aggregated Plan is restructured into component plans for purposes of testing for compliance with Section 401(a)(4) of the Code and the ADP test, each component plan resulting from such restructuring shall consist of all of the allocations, accruals and other benefits, rights and features provided to a group of Employees under the Plan or aggregated Plan. Each Employee is permitted to be included in only one such component plan.

            With respect to Plan Years beginning after December 31, 1986, if an eligible Highly Compensated Employee is subject to the family aggregation rules of Section 414(q)(6) of the Code (as described in the third paragraph of the Highly Compensated Employee definition in Article I) because such person is either a 5-percent owner (described in the Highly Compensated Employee definition) or a Highly Compensated Employee in the group consisting of the ten Highly Compensated Employees paid the greatest compensation (as described in the Highly Compensated Employee definition), the combined actual deferral ratio of the family group (which is treated as one Highly Compensated Employee) shall be determined by combining the Compensation, as well as the applicable Contributions (described above) which are allocated to the Employer Nonforfeitable Contributions Account of all such eligible family members described in this sentence. The Compensation, as well as the applicable Contributions (described above) allocated to the Employer Nonforfeitable Contributions Accounts of all eligible family members, are disregarded for purposes of determining the ADP of the group of Non-Highly Compensated Employees. If any eligible Employee is required to be aggregated as a member of more than one family group, all eligible Employees who are members of those family groups that include such Employee are aggregated as one family group in accordance with the preceding provisions of this paragraph.

            (i)   EXCESS EMPLOYER CONTRIBUTIONS OVER ADP LIMITS:

            DISTRIBUTION OF EXCESS EMPLOYER CONTRIBUTIONS: In the event that with respect to any Plan Year, the aggregate amount of Employer Contributions (taken into account in computing the ADP of Highly Compensated Employees for the Plan Year) exceeds the maximum amount of such Employer Contributions permitted under the ADP test set out above, then (to the extent that another means of satisfying the ADP test is not implemented by the Administrative Committee), within two and one-half months from the end of the Plan Year or as soon as practicable, but not later than the end of the Plan Year immediately following the Plan Year to which any such excess Employer Contributions pertain, such excess (plus allocable income or loss)

::ODMA\PCDOCS\HOUSTON\998884\1
                                     III-13
      shall be distributed to Highly Compensated Employees as provided below. In lieu of distribution of excess Contributions, within twelve (12) months after the end of the Plan Year, the Employer may make Qualified Nonelective Contributions on behalf of Non-Highly Compensated Employees pursuant to Section 3.3(d) in an amount sufficient to satisfy the ADP test for the Plan Year.

            The amount of such excess Employer Contributions for a Highly Compensated Employee for a Plan Year shall be determined by the following leveling method, under which the actual deferral ratio of the Highly Compensated Employee with the highest actual deferral ratio is reduced to the extent required to (i) enable the Plan to satisfy the ADP test set out above, or (ii) cause such Highly Compensated Employee's actual deferral ratio to equal the ratio of the Highly Compensated Employee with the next highest actual deferral ratio. This process shall be repeated until the Plan satisfies the ADP test. For each Highly Compensated Employee, the amount of such excess Employer Contributions is equal to the applicable Contributions (described above) that were allocated to such Employee's Employer Nonforfeitable Contributions Account and taken into account in computing his actual deferral ratio (determined prior to the application of this and the immediately preceding sentence), minus the amount determined by multiplying such Employee's actual deferral ratio (determined after application of this and the immediately preceding sentence) by his Compensation used in determining such ratio. The amount of excess contributions that may be distributed under this subsection to an affected Member for a Plan Year shall be reduced by any excess deferrals that were previously distributed to such Member with respect to his taxable year ending with or within such Plan Year.

            Any such excess Employer Contributions shall be allocated to Members who are subject to the family member aggregation rules of Section 414(q)(6) of the Code (described in the third paragraph of the Highly Compensated Employee definition) in the manner prescribed under Section 1.401(k)-1(f)(5) of the Income Tax Regulations. In addition, any such excess Employer Contributions shall be treated as annual additions subject to Section 4.3 of the Plan.

            For purposes of this subsection, in accordance with Section 1.401(k)- 1(f)(4)(ii)(C) of the Income Tax Regulations, income or loss that is allocable to excess Employer Contributions (described above) for the Plan Year shall be the income or loss allocable to the Member's Employer Nonforfeitable Contributions Account (to the extent attributable to applicable Contributions (described above) used in the ADP test), multiplied by a fraction. The numerator of this fraction is the Member's excess Employer Contributions for the Plan Year. The denominator is the balance of the Member's Employer Nonforfeitable Contributions Account (to the extent attributable to applicable Contributions (described above) used in the ADP test), as of the beginning of that Plan Year, plus the applicable Contributions

::ODMA\PCDOCS\HOUSTON\998884\1
                                     III-14

      (described above) allocated to his Employer Nonforfeitable Contributions Account for the Plan Year. No income or loss will be allocated for the gap period between the end of the Plan Year to the date of distribution for Plan Years beginning on or after January 1, 1992 and, with respect to Plan Years beginning before such date, income or loss shall be allocated in accordance with the applicable Income Tax Regulations and Plan document as then in effect.

            Excess Employer Contributions (and any income allocable thereto) shall be distributed from the portion of the Employer Nonforfeitable Contributions Account attributable to the Contributions used in the ADP test. In addition, to the extent that such excess Employer Contributions are attributable to Salary Reduction Contributions (and any income allocable thereto) which amounts are distributed to the Member pursuant to the preceding provisions of this subsection, Matching Contributions (and any income allocable thereto determined in the same manner as for other contributions) will be appropriately reduced and such reduced Matching Contributions (and any income allocable thereto) shall be applied as forfeitures pursuant to Section 4.6. Such reduction shall be made first by reduction of Matching Contributions allocated to the Member's Employer Nonforfeitable Contributions Account, and, if necessary, next by reduction of Matching Contributions allocated to the Member's Employer Contributions Account. The provisions of this paragraph (which provide for reduction of Matching Contributions made with respect to excess Salary Reduction Contributions which are distributed hereunder) are intended to comply with the requirements of Sections 401(a), 401(k), 401(m) and 411 of the Code. To the extent that any provision of this paragraph is inconsistent with the preceding sentence, such provision shall be deemed to be inoperative and the plan shall be operated in a manner that complies with the requirements of the immediately preceding sentence.

            (j) ACTUAL CONTRIBUTION PERCENTAGE TEST: The actual contribution percentage ("ACP"), as determined for a Plan Year pursuant to this subsection, for all eligible Highly Compensated Employees shall not exceed the greater of:

                  (i) the ACP for the group of all eligible Non-Highly
            Compensated Employees multiplied by 1.25, or

                  (ii) the ACP of the group of all eligible Non-Highly
            Compensated Employees multiplied by 2.0; provided, however, that the ACP for the group of eligible Highly Compensated Employees may not exceed the ACP for the group of all eligible Non-Highly Compensated Employees by more than two percentage points (2%).

      For purposes of the immediately preceding sentence, for Plan Years commencing after December 31, 1986, the provisions of Section 401(m) of the Code and Section

::ODMA\PCDOCS\HOUSTON\998884\1
                                     III-15

      1.401(m)-1 of the Income Tax Regulations are hereby incorporated into the Plan for all purposes. In addition, for Plan Years beginning after December 31, 1988, if any Highly Compensated Employee is eligible to authorize Salary Reduction Contributions under the Plan and to have Matching Contributions allocated with respect thereto, or if such Highly Compensated Employee is eligible to make elective deferrals (described in Section 402(g)(3) of the Code) under any other cash or deferred arrangement (described in Section 401(k) of the Code) and/or to make employee contributions (described in Section 401(m) of the Code) or to receive matching contributions (described in Section 401(m)(4)(A) of the Code) under any other qualified plan of the Employer and/or any Affiliated Employer regardless of whether such plan contains a cash or deferred arrangement, the disparities between the ACPs of the respective groups of eligible Highly Compensated Employees and Non-Highly Compensated Employees shall be reduced as described in Section 1.401(m)-2 of the Income Tax Regulations and subsequent provisions of this subsection.

            Subject to the limitations set forth below, the ACP for a specified group of eligible Employees for a Plan Year shall be the average of the actual contribution ratios (calculated separately for each Employee in such group) of the sum of any (i) Matching Contributions and allocated to his Employer Contributions Account for the Plan Year, and (ii) to the extent taken into account under Section 1.401(m)-1(b)(5) of the Income Tax Regulations and this subsection, any Salary Reduction Contributions, Qualified Nonelective Contributions, and Profit Sharing Contributions allocated to the Employee's Employer Nonforfeitable Contributions Account for such Plan Year, to the Employee's Compensation (defined below) for the Plan Year. Notwithstanding anything in the preceding sentence to the contrary, the ACP described in the preceding sentence shall not include Matching Contributions that are forfeited either to correct excess aggregate contributions or because the contributions to which they relate are excess deferrals, excess contributions or excess aggregate contributions. To the extent that any Contribution is required to satisfy the ADP test set forth above in this Section, it may not be used to satisfy the ACP test. For the purposes of performing the ACP test, Compensation shall mean all remuneration:

                  (i) that is (a) received during the Plan Year by the eligible
            Employee from the Employer and reported as wages on the eligible Employee's form W-2 (or its successor) for federal income tax withholding purposes, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code), plus (b) any reduction under a compensation deferral agreement under
            (1) a plan described in Section 401(k) or 408(k) of the Code, (2) an annuity described in Section 403(b) of the Code or (3) an election under a cafeteria plan described in Section 125 of the Code,

::ODMA\PCDOCS\HOUSTON\998884\1
                                     III-16

                  (ii) that subject to clause (iv) below, is actually paid to or is includible (within the meaning of Section 1.415-2(d)(3) and (4) of the Income Tax Regulations) in the gross income of the eligible Employee within the relevant Plan Year, or would have been so paid or includible but for a reduction described in clause (i) immediately above,

                  (iii) that does not exceed $200,000 or, for Plan Years
            beginning after December 31, 1993, $150,000 (as adjusted at such time and in such manner as may be prescribed in Section 401(a)(17) of the Code), and

                  (iv) that is received by the eligible Employee during the
            entire Plan Year and not only while he is a Member.

            For purposes of computing the ACP ratios, Salary Reduction Contributions shall include excess elective deferrals described in Section
      3.1 and any Salary Reduction Contributions that are not taken into account in the ADP test, provided that the ADP test is satisfied both with and without exclusion of these Salary Reduction Contributions. Any Qualified Nonelective Contributions and any Profit Sharing Contributions allocated to the Member's Employer Nonforfeitable Contributions Account, as provided above, shall be taken into account for purposes of the ACP test to the extent that such amounts are not needed to pass the ADP test. With respect to Plan Years commencing after December 31, 1988, actual contribution ratios of each eligible Employee and the ACP of each group shall be calculated to the nearest one-hundredth of one percent of the eligible Employee's Compensation. The actual contributions ratio of an eligible Employee is zero if no Contributions which are used in computing actual contribution ratios are allocated on behalf of such Employee.

            If the Employer and any Affiliated Employer, individually or collectively, maintain two or more plans that are treated as a single plan for purposes of Section 401(a)(4) or 410(b) of the Code (other than Section 410(b)(2)(A)(ii) of the Code as in effect for Plan Years which began after December 31, 1988), all employee contributions and matching contributions, as such contributions are defined in Section 1.401(m)-1(f) of the Income Tax Regulations, are to be treated as made under a single plan for purposes of this Section and Sections 401(a)(4), 401(k) and 410(b) of the Code. For Plan Years beginning after December 31, 1989, plans may be aggregated under the preceding provisions of this paragraph only if they have the same Plan Year. With respect to Plan Years beginning after December 31, 1986, if any Highly Compensated Employee is a participant under two or more plans of the Employer or any Affiliated Employer which are subject to Section 401(m) of the Code, for purposes of determining the actual contribution ratio with respect to such Highly Compensated Employee, all employee and/or matching contributions described in Section 1.401(m)-1(f) of the Income Tax Regulations (or any successor

::ODMA\PCDOCS\HOUSTON\998884\1
                                     III-17
      thereto) made under such plans must be aggregated. For Plan Years beginning after 1988, contributions and allocations under an employee stock ownership plan described in Section 4975(e)(7) of the Code may not be combined with contributions or allocations under any plan not described in Section 4975(e)(7) of the Code.

            With respect to Plan Years beginning prior to January 1, 1992, the Plan or, if the Plan is aggregated with another plan pursuant to the previous paragraph, such aggregated Plan may, in the discretion of the Administrative Committee, be restructured (in accordance with Sections 1.401(m)-1(g)(5), 1.401(a)(4)-1 (c)(8)(iii) and 1.401(a)(4)-9(c) of the
      Income Tax Regulations) into two or more component plans for purposes of determining whether the Plan or aggregated Plan satisfies Section 401(a)(4) of the Code and the ACP test set forth above. If each of the component plans of the Plan or aggregated Plan satisfies all of the requirements of Sections 401(a)(4) and 410(b) of the Code as if it were a separate Plan or aggregated Plan, then the Plan or aggregated Plan is treated as satisfying Section 401(a)(4) of the Code. If the Plan or aggregated Plan is restructured into component plans for purposes of testing for compliance with Section 401(a)(4) of the Code and the ACP test, each component plan resulting from such restructuring shall consist of all the allocations, accruals, and other benefits, rights and features provided to a group of Employees under the Plan or aggregated Plan. Each Employee is permitted to be included in only one such component plan.

            With respect to Plan Years beginning after December 31, 1986, if an eligible Highly Compensated Employee is subject to the family aggregation rules of Section 414(q)(6) of the Code (described in the third paragraph of the Highly Compensated Employee definition in Article I) because such person is either a 5-percent owner (as described in the Highly Compensated Employee definition) or a Highly Compensated Employee in the group consisting of the ten Highly Compensated Employees paid the greatest compensation (as described in the Highly Compensated Employee definition), the combined actual contribution ratio of the family group (which is treated as one Highly Compensated Employee) shall be determined by combining the Compensation, as well as the applicable Contributions (described above) which are allocated to the appropriate Accounts of all eligible family members described in this sentence. The Compensation, as well as the applicable Contributions (described above) which are allocated to the appropriate Accounts of all eligible family members are disregarded for purposes of determining the ACP of the group of Non-Highly Compensated Employees. If any eligible Employee is required to be aggregated as a member of more than one family group, all eligible Employees who are members of those family groups that include that Employee shall be aggregated as one family group in accordance with the preceding provisions of this paragraph.


::ODMA\PCDOCS\HOUSTON\998884\1
                                     III-18

            (k) PROHIBITED MULTIPLE USE OF 2.0/2% ALTERNATIVE LIMITS FOR THE ADP AND ACP TESTS: Any disparity between the ADP or ACP of the respective groups of Highly Compensated Employees and Non-Highly Compensated Employees shall be reduced as described in Section 1.401(m)-2 of the Income Tax Regulations (or any successor regulations). Without limiting the scope of the immediately preceding sentence, any multiple use of the alternative method of compliance with the ADP and ACP tests (i.e., the 2.0/2% alternative limit which is described in clauses (ii) and (iv) below and in Sections 401(k)(3)(A)(ii)(II) and 401(m)(2)(A)(ii) of the Code) shall be determined and corrected, as appropriate, in accordance with the provisions of this subsection.

            Multiple use of the alternative limitation shall occur if the sum of
      (a) the ADP of the entire group of eligible Highly Compensated Employees under the Plan or any other cash or deferred arrangement (described in Section 401(k) of the Code) of the Employer or an Affiliated Employer and
      (b) the ACP of the entire group of eligible Highly Compensated Employees under the Plan or any other qualified plan of the Employer or an Affiliated Employer that is subject to Section 401(m) of the Code, exceeds the greater of:

                  (i) 125 percent of the GREATER of (1) the ADP of the group of
            Non-Highly Compensated Employees eligible under the Plan (or other arrangement of the Employer or Affiliated Employer that is subject to Section 401(k) of the Code) for the Plan Year, or (2) the ACP of the group of Non-Highly Compensated Employees under the Plan (or other plan of the Employer or Affiliated Employer that is subject to
            Section 401(m) of the Code) for the Plan Year beginning with the Plan Year of the Plan (or other arrangement that is subject to Section 401(k) of the Code), plus

                  (ii) the number two (2) plus the LESSER of clause (1) or (2)
            of (i) above; provided, however, in no event shall the amount computed under this (ii) exceed 200 percent of the lesser of clause
            (1) or (2) of (i) above; OR

                  (iii) 125 percent of the LESSER of (1) the ADP of the group of
            Non-Highly Compensated Employees eligible under the Plan (or other arrangement of the Employer or Affiliated Employer that is subject to Section 401(k) of the Code) for the Plan Year, or (2) the ACP of the group of Non-Highly Compensated Employees under the Plan (or other plan of the Employer or Affiliated Employer that is subject to
            Section 401(m) of the Code) for the Plan Year beginning with the Plan Year of the Plan (or other arrangement that is subject to Section 401(k) of the Code), plus


::ODMA\PCDOCS\HOUSTON\998884\1
                                     III-19

                  (iv) the number two (2) plus the GREATER of clause (1) or (2)
            of (iii) above; provided, however, in no event shall the amount computed under this (iv) exceed 200 percent of the lesser of clause
            (1) or (2) of (iii) above.

            Notwithstanding the previous paragraph, multiple use of the alternative limitation does not occur if (i) the ADP of the group of Highly Compensated Employees does not exceed the product of 1.25 multiplied by the ADP of the group of Non-Highly Compensated Employees, or
      (ii) the ACP of the group of Highly Compensated Employees does not exceed the product of 1.25 multiplied by the ACP of the group of Non-Highly Compensated Employees.

            The ADP and ACP of the group of eligible Highly Compensated Employees shall be determined after the use of all applicable Contributions to meet the ADP test and after use of all applicable Contributions to meet the requirements of the ACP test. In addition, the ADP and the ACP of the group of eligible Highly Compensated Employees shall be determined after any required corrective distribution of excess deferrals, excess Employer Contributions or excess aggregate contributions (described below), without regard to the rules hereunder relating to multiple use of the alternative methods of compliance contained in this subsection and Sections 401(k)(3)(A)(ii)(II) and 401(m)(2)(A)(ii) of the Code.

            If a multiple use of the alternative method of compliance with Sections 401(k) and 401(m) occurs, in order to eliminate the multiple use of such alternative method of compliance, the amount of the reduction to the ADP of the entire group of eligible Highly Compensated Employees under the Plan (and each other arrangement subject to Section 401(k) of the Code) shall be calculated in the manner described in Section 3.3(h) of the Plan and Section 1.401(k)-1(f)(2) of the Income Tax Regulations. Such required reduction shall be treated as an excess contribution under the arrangement subject to Section 401(k) of the Code. Instead of reducing the actual deferral ratios of Highly Compensated Employees, the Employer may eliminate the multiple use of the alternative limitation by making Qualified Nonelective Contributions on behalf of Non-Highly Compensated Employees (pursuant to Section 3.3(d)) within twelve (12) months after the end of the Plan Year.

            (l) EXCESS AGGREGATE CONTRIBUTIONS OVER ACP LIMITS: In the event that with respect to any Plan Year, the aggregate amount of applicable Contributions taken into account under the ACP test (set forth above) on behalf of Highly Compensated Employees exceeds the maximum amount of such Contributions permitted under the ACP test set out above (determined by reducing such Contributions made on behalf of Highly Compensated Employees in order of ACPs beginning with the highest of such percentages), then, within two and one-half months from the end of the Plan Year or as soon as practicable, but not later than the end of the Plan Year immediately following the Plan Year to which any such excess

::ODMA\PCDOCS\HOUSTON\998884\1
                                     III-20
      aggregate contributions pertain, as described below, such excess (plus allocable income or loss) shall be forfeited, if forfeitable, or distributed to Highly Compensated Employees on the basis of the respective portions of such excess aggregate contributions attributable to each of the Highly Compensated Employees as provided below. In lieu of forfeiture or distribution of such excess aggregate contributions, within twelve (12) months after the end of the Plan Year, the Employer may make Qualified Nonelective Contributions on behalf of Non-Highly Compensated Employees pursuant to Section 3.3(d) in an amount sufficient to satisfy the ACP test for the Plan Year.

            The amount of such excess aggregate contributions for a Highly Compensated Employee for a Plan Year shall be determined by the following leveling method, under which the actual contribution ratio of the Highly Compensated Employee with the highest actual contribution ratio is reduced to the extent required to (i) enable the Plan to satisfy the ACP test, or
      (ii) cause such Highly Compensated Employee's actual contribution ratio to equal the ratio of the Highly Compensated Employee with the next highest actual contribution ratio. This leveling process shall be repeated until the Plan satisfies the ACP test. For each Highly Compensated Employee, the amount of such excess aggregate contributions is equal to the applicable Contributions (described above) that were taken into account in computing his actual contribution ratio (determined prior to the application of this and the immediately preceding sentence), minus the amount determined by multiplying such Employee's actual contribution ratio (determined after application of this and the immediately preceding sentence) by his Compensation used in determining such ratio. Any such excess aggregate contributions shall be allocated to Members who are subject to the family member aggregation rules of Section 414(q)(6) of the Code (described in the third paragraph of the Highly Compensated Employee definition) in the manner prescribed under Section 1.401(k)-l(f)(5) of the Income Tax Regulations.

            For purposes of this subsection, in accordance with Section 1.401(m)-1(e)(3)(ii)(C) of the Income Tax Regulations, income or loss that is allocable to excess aggregate contributions (described above) for the Plan Year shall be the income or loss allocable to the applicable Contributions (described above) used in the ACP test multiplied by a fraction. The numerator of this fraction is the Member's excess aggregate contributions for the Plan Year. The denominator is the balance in the Member's Account to the extent used in the ACP test as of the beginning of the Plan Year, plus the applicable Contributions (described above) used in the ACP test for the Plan Year. No income or loss will be allocated for the gap period between the end of the Plan Year and the date of distribution for Plan Years beginning on or after January 1, 1992 and, with respect to Plan Years beginning before such date, income or loss shall be allocated in accordance with the Income Tax Regulations and Plan document as then in effect.

::ODMA\PCDOCS\HOUSTON\998884\1
                                     III-21

            The Administrative Committee (on or before the fifteenth day of the third month following the end of the Plan Year but, in any event, before the end of the next Plan Year) shall direct the Trustee to distribute to the Highly Compensated Employee having the highest actual contribution ratio, his portion of the excess aggregate contributions (and income allocable thereto) or, if forfeitable, forfeit such non-vested excess aggregate contributions attributable to Matching Contributions (and income allocable thereto) pursuant to Section 4.6. This process shall be repeated until the ACP test is satisfied, or until the actual contribution ratio of such Highly Compensated Employee equals the actual contribution ratio of the Highly Compensated Employee having the next highest actual contribution ratio. Vested Matching Contributions may not be forfeited to correct excess aggregate contributions; provided, however, an otherwise vested Matching Contribution may be forfeited if the Salary Reduction Contribution to which such Matching Contribution relates is an excess contribution (above the ADP limits of Section 401(k)(3) of the Code) or an excess deferral (above the annual dollar limit of Section 402(g) of the Code). The forfeiture or distribution of excess aggregate contributions (and allocable income) shall be made in the following order:

            (i) Forfeiture of non-vested Matching Contributions, if any; and

            (ii) Distribution of vested Matching Contributions, if any.

            Forfeitures of excess aggregate contributions (and income allocable thereto) shall be administered in accordance with Section 4.6; provided, however, if forfeitures are allocated to Members under Section 4.6, no forfeitures may be allocated to a Highly Compensated Employee whose excess aggregate contributions were reduced pursuant to the previous paragraph.

            Excess aggregate contributions are still counted as Employer Contributions, for purposes of Sections 404 and 415 of the Code, for the Plan Year when made, even if distributed from the Plan. In addition, forfeitures of excess Matching Contributions to satisfy the ACP test are still counted as annual additions under Section 415 of the Code for the Plan Year when made on behalf of the applicable Highly Compensated Employees from whose Accounts such amounts were forfeited. If forfeitures are re-allocated to Members' Accounts pursuant to Section 4.6, such forfeitures are also treated as annual additions under Section 415 of the Code on behalf of such Members for the Plan Year in which such amounts are re-allocated.

            (m) MANDATORY DISAGGREGATION OF CERTAIN PLANS: Notwithstanding any provision of this Section 3.3 to the contrary, the Plan shall be operated in accordance with Section 1.401(k)-1(g)(11) of the Income Tax Regulations concerning mandatory disaggregation of certain types of plans. Subject to all the requirements of Section 1.401(k)-1(g)(11)(iii) of the

::ODMA\PCDOCS\HOUSTON\998884\1
                                     III-22

      Income Tax Regulations, the following plans shall be treated as comprising separate plans:


                  (i) PLANS BENEFITING COLLECTIVE BARGAINING UNIT employees. A plan that benefits employees who are included in a unit of employees covered by a collective bargaining agreement and employees who are not included in such a collective bargaining unit is treated as comprising separate plans.

                  (ii) ESOPS AND NON-ESOPS. For Plan Years beginning on or after
            January 1, 1991, the portion of a plan that is an employee stock ownership plan described in Section 4975(e) or 409 of the Code (an
            ESOP) and the portion of the plan that is not an ESOP are treated as separate plans, except as otherwise permitted under Section 54.4975-11(e) of the Income Tax Regulations.

                  (iii) PLANS BENEFITING EMPLOYEES OF QUALIFIED SEPARATE LINES
            OF BUSINESS. If an Employer is treated as operating qualified separate lines of business for purposes of Section 410(b) of the Code, the portion of a plan that benefits employees of one qualified separate line of business is treated as a separate plan from the portions of the same plan that benefit employees of the other qualified separate lines of business of the Employer.

                  (iv) PLANS MAINTAINED BY MORE THAN ONE EMPLOYER--

                        (1) MULTIPLE EMPLOYER PLANS. If a plan benefits
                  employees of more than one Employer and the employees are not included in a unit of employees covered by a collective bargaining agreement (a multiple employer plan), the plan is treated as comprising separate plans each of which is maintained by a separate Employer.

                        (2) MULTIEMPLOYER PLANS. The portion of a plan that
                  benefits employees who are included in a collective bargaining unit, the portion of a plan that benefits employees who are included in another collective bargaining unit and the portion of a plan that benefits non-collective bargaining unit employees are all treated as separate plans. Consistent with
                  Section 413(b) of the Code, the portion of a plan that is maintained pursuant to a collective bargaining agreement is treated as a single plan maintained by a single employer that employs all the employees benefiting under the same benefit computation formula and covered pursuant to that collective bargaining agreement. The non-collectively bargained portion of the plan is treated as maintained by one or more employers, depending on whether the non-collective bargaining unit employees who benefit under the plan are employed by one or more employers.


::ODMA\PCDOCS\HOUSTON\998884\1
                                     III-23

      3.4 COMPOSITION OF AND DEADLINE FOR PAYMENT OF EMPLOYER Contributions:
Employer Contributions shall be paid to the Trustee in cash. Any Salary Reduction Contributions made pursuant to Salary Reduction Agreements for the Plan Year shall be paid to the Trustee (in installments based on the Employer's pay period and in an amount equal to the amount by which all Members' Considered Compensation was reduced pursuant to Compensation Deferral Agreements applicable to the pay period) not later than thirty (30) days after the end of the Employer's pay period to which such Contributions are attributable, while all other Contributions of an Employer for each Plan Year shall be paid to the Trustee in one or more installments as the Administrative Committee may from time to time determine; provided, however, the Contribution may be paid not later than the time prescribed by law for filing the Employer's federal income tax return (including extensions thereof) for such Employer's taxable year ending with or within the Plan Year if (i) the Contribution is treated by the Plan in the same manner that the Plan would treat a Contribution actually received on the last day of such taxable year and (ii) either of the following conditions are satisfied: (1) the Employer designates the Contribution in writing to the Trustee as a payment on account of such taxable year, or (2) the Employer claims such Contribution as a deduction on its federal income tax return for such taxable year; and, further provided, that to the extent required under regulations or other authority prescribed by the appropriate governmental authority, any Contributions (other than Salary Reduction Contributions) which are to be taken into account for purposes of determining the ADP or ACP (defined in Section 3.3) shall be paid to the Trustee not later than the last day of the 12-month period that immediately follows the end of the Plan Year to which such Contributions pertain.

      3.5 RETURN OF CONTRIBUTIONS FOR MISTAKE, DISQUALIFICATION OR DISALLOWANCE OF DEDUCTION: The assets of the Trust Fund shall in no event be paid to or revert to any Employer or be used for any purpose other than the exclusive benefit of the Members and their Beneficiaries and the reasonable expenses of administering the Plan except that:

            (a) If an Employer makes a Contribution by mistake of fact, such mistaken Contribution may revert and be repaid to the Employer within one year after the payment of the Contribution;

            (b) The Employer's Contribution for each Plan Year is conditioned on the Plan's initial qualification under Section 401 of the Code and the Employer's Contribution may revert and be repaid to the Employer within one year after the date of denial of the initial qualification of the Plan; and

            (c) The Employer's Contribution is conditioned upon the deductibility thereof under Section 404 of the Code and, to the extent the deduction is disallowed, the Contribution may revert and be repaid to the Employer within one year after the disallowance of the deduction.

      In any case hereinabove described in clauses (a), (b), or (c) of this Section, the Employer shall, subject to the limitations set forth below, have exclusive authority and absolute discretion to

::ODMA\PCDOCS\HOUSTON\998884\1
                                     III-24
determine whether a Contribution, or any part thereof, shall revert and be repaid to it or shall instead remain a part of the Trust Fund. The amount which may be repaid to the Employer under clauses (a) or (c) of this Section may not exceed the excess of (i) the amount contributed over (ii) the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Earnings attributable to such excess contribution shall not be repaid, and losses attributable thereto shall reduce the amount which may be returned. If the repayment of the amount attributable to the mistaken Contribution would cause the balance of any Member's Account to be reduced to less than the balance which would have been in the Account had the mistaken amount not been contributed, then the amount which may be repaid to the Employer shall be limited so as to avoid such reduction.

::ODMA\PCDOCS\HOUSTON\998884\1
                                     III-25

                                   ARTICLE IV

                                  PARTICIPATION

      4.1 PERIODIC CERTIFICATION BY EMPLOYER: As soon as practicable after each Plan Year (or such shorter period as may be prescribed by the Administrative Committee), each Employer shall certify to the Administrative Committee the amount of any Salary Reduction, Matching, Qualified Nonelective, and/or Profit Sharing Contributions that it made for the period then ended, the names of its Members entitled to share in each type of Contribution, the number of years of Active Service of its Members, the amount of Considered Compensation paid to each such Member for such period, and the amount of Considered Compensation paid to all its Members for such period. Such certification shall be conclusive evidence of such facts.

      4.2   ALLOCATION OF EMPLOYER CONTRIBUTIONS:

            (a) SALARY REDUCTION CONTRIBUTIONS: As of the end of each pay period to which Salary Reduction Contributions apply, Salary Reduction Contributions authorized by the Member for such pay period pursuant to a Salary Reduction Agreement (and permitted under applicable provisions of the Plan to be made by the Employer on behalf of the Member) shall be allocated to the Member's Employer Nonforfeitable Contributions Account.

            (b) MATCHING CONTRIBUTIONS: As of the last day of each Plan Year (or such shorter period as may be prescribed by the Administrative Committee) to which any Matching Contributions apply, Matching Contributions described in Section 3.3(b) shall be allocated to the appropriate Member's Employer Contributions Account.

            (c) PROFIT SHARING CONTRIBUTIONS: As of the end of the Plan Year (or any other period) to which any Profit Sharing Contribution applies, the Administrative Committee shall allocate any Profit Sharing Contribution (made in accordance with applicable provisions of Section 3.3(c)) among each Member who satisfies the requirements of Section 3.3(c) in the proportion that the total Considered Compensation of each such Member for such Plan Year bears to the total Considered Compensation for all such Members for such Plan Year, and shall credit each such Member's proportionate share to the Member's Employer Nonforfeitable Contributions Account and/or Employer Contributions Account, as specified in resolutions adopted by the Board and communicated to Members; provided, however, absent such specification, the Administrative Committee shall credit each Member's proportionate share to the Member's Employer Contributions Account. Notwithstanding the previous sentence, any portion of any Profit Sharing Contribution which is designated by the Board as an additional Matching Contribution shall be allocated among each Member who satisfies the requirements of Section 3.3(c) in the same ratio that the Member's Salary Reduction Contributions

::ODMA\PCDOCS\HOUSTON\998884\1
                                      IV-1
      for the Plan Year bears to the total Salary Reduction Contributions by all eligible Members for the Plan Year.

            (d) QUALIFIED NONELECTIVE CONTRIBUTIONS: As of the end of the Plan Year to which any Qualified Nonelective Contribution applies, the Administrative Committee shall allocate the Qualified Nonelective Contribution for the Plan Year (made in accordance with applicable provisions of Section 3.3(d)) among each eligible Member who satisfies the requirements of Section 3.3(d) in the proportion that total Considered Compensation of each such Member for the Plan Year bears to total Considered Compensation for all such Members for such Plan Year, and shall credit each such Member's proportionate share to the Member's Employer Nonforfeitable Contributions Account.

            (e) TOP-HEAVY MINIMUM CONTRIBUTION: Notwithstanding any other provision of the Plan to the contrary, if the Plan is a Top-Heavy Plan described in Article VII for the Plan Year, such portion of the Employer's Contribution (made pursuant to applicable provisions of Section 3.3(f)) shall be allocated among the Employer's Members who are in its employ at the end of the Plan Year (including Members who, except for Section 7.4(f) of the Plan, may not otherwise be entitled to share in the allocation) as may be required to ensure that each such Member is credited with an amount which when added to any other portion of the Employer Contribution allocated to his Account will equal the minimum allocation required under
      Section 7.3(c) of the Plan. Any such amount allocated hereunder shall be specially allocated pursuant hereto and credited to the Member's Employer Contributions Account.

            (f) RESTORATION OF FORFEITED AMOUNTS: The Administrative Committee shall allocate any Employer Contribution (made in accordance with applicable pro visions of Section 3.3(e) to restore an Account in accordance with the requirements of Section 4.6) to the Account required to be restored under applicable provisions of Section 4.6. The Administrative Committee shall temporarily hold any Employer Contribution (made in accordance with Section 3.3 to restore an Account in accordance with the requirements of Section 6.7) in an unallocated distribution account until it can be paid out in accordance with Section 6.7. Distribution from the unallocated distribution account to the appropriate person shall be made as soon as practicable.

            If a Member has been Transferred during a pay period or the Plan Year, such Member shall be entitled to have allocated to his Account a portion of the Employer Contribution made by each Employer by whom such Member was employed during such pay period or Plan Year, and such Member's share of each Employer's Contribution shall be computed with respect to each such Employer in the manner hereinabove provided.

::ODMA\PCDOCS\HOUSTON\998884\1
                                      IV-2

      4.3   LIMITATION ON ADDITIONS TO ACCOUNT:

      Capitalized terms used in this Section which are not otherwise defined in
Article I of the Plan are defined in Section 4.3(d).

            (a) MEMBER COVERED SOLELY IN THIS PLAN: This Section 4.3(a) applies only if the Member does not participate in, and has never participated in, another qualified plan, a welfare benefit fund, as defined in Section 419(e) of the Code, or an individual medical account, as defined in
      Section 415(l)(2) of the Code, maintained by the Employer, which provides an Annual Addition.

                  (i) If the Member does not participate in, and has never
            participated in another qualified plan, a welfare benefit fund, as defined in Section 419(e) of the Code, or an individual medical account, as defined in Section 415(l)(2) of the Code, maintained by the Employer, the amount of Annual Additions which may be credited to the Member's Account as of any allocation date for any Limitation Year will not exceed the lesser of (1) the Maximum Permissible Amount or (2) any other limitation contained in the Plan. If the Employer Contribution that would otherwise be contributed or allocated to the Member's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

                  (ii) Prior to the determination of the Member's actual
            compensation for a Limitation Year, the Employer may determine the Maximum Permissible Amount on the basis of a reasonable estimation of the Member's annual Compensation for such Limitation Year, uniformly determined for all Members similarly situated.

                  (iii) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for such Limitation Year shall be determined on the basis of the Member's actual Compensation for such Limitation Year.

                  (iv) Subject to the last paragraph of this subsection (iv) in the event of excess Salary Reduction Contributions, pursuant to
            Section 1.415-6(b)(6) of the Income Tax Regulations, if, as a result of the allocation of forfeitures, a reasonable error in estimating a Member's annual compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Section 3.1 of the Plan and Section 402(g)(3) of the Code) that may be made with respect to a Member under the limits of Section 415 of the Code, or any other facts and circumstances as the

::ODMA\PCDOCS\HOUSTON\998884\1
                                      IV-3

            Internal Revenue Service determines justify the availability of this
            Section 4.3(a)(iv), there is an Excess Amount with respect to a Member for a Limitation Year, such Excess Amount shall be disposed of as follows:

                        (1) First, if the Member is in the service of the
                  Employer at the end of the Limitation Year, then such Excess Amounts in the Member's Account must not be distributed to the Member, but shall be reallocated to a temporary suspense account and shall be reapplied to reduce future Employer Contributions under the Plan for such Member in the next Limitation Year, and for each succeeding Limitation Year, if necessary.

                        (2) If after application of Section 4.3(a)(iv)(1) an
                  Excess Amount still exists, and the Member is not in the service of the Employer at the end of the Limitation Year, then such Excess Amounts in the Member's Account must not be distributed to the Member, but shall be reallocated to a temporary suspense account and shall be reapplied to reduce future Employer Contributions for all remaining Members in the next Limitation Year and each succeeding Limitation Year if necessary.

                        (3) If a temporary suspense account is in existence at
                  any time during the Limitation Year pursuant to this Section, it will not participate in the allocation of the Trust Fund's investment gains and losses. If a temporary suspense account is in existence at any time during a Limitation Year, all amounts in the suspense account must be applied as set forth above before any Employer Contributions may be made to the Plan for that Limitation Year. Excess Amounts may not be distributed to Members or former Members.

                  Notwithstanding the preceding provisions of this subsection
            (iv), if due to a reasonable error in determining the amount of Salary Reduction Contributions that may be made within the limits of
            Section 415 of the Code, in accordance with Section 1.415-6(b)(6) of the Income Tax Regulations, the Plan shall distribute Salary Reduction Contributions to the extent that such distribution reduces the Excess Amount. Any such amounts distributed shall not be taken into account for purposes of computing (i) the dollar limit on Salary Reduction Contributions under Section 3.1 of the Plan and
            Section 402(g) of the Code, (ii) the ADP test under Section 3.3 of the Plan and Section 401(k)(3) of the Code, and (iii) the ACP test under Section 3.3 of the Plan and Section 401(m)(2) of the Code.


::ODMA\PCDOCS\HOUSTON\998884\1
                                      IV-4

            (b) MEMBER COVERED UNDER ANOTHER DEFINED CONTRIBUTION PLAN: This
      Section 4.3(b) applies if, in addition to the Plan, the Member is covered under another qualified plan which is a defined contribution plan, a welfare benefit fund, as defined in Section 419(e) of the Code, or an individual medical account, as defined in Section 415(l)(2) of the Code, maintained by the Employer during any Limitation Year, which provides an Annual Addition during the Limitation Year.

                  (i) The Annual Additions which may be credited to a Member's
            Account under the Plan for any such Limitation Year will not exceed the lesser of (1) the Maximum Permissible Amount reduced by the Annual Additions credited to a Member's account under the other plans, welfare benefit funds and individual medical accounts for the same Limitation Year or (2) any other limitation contained in the Plan. If the Annual Additions with respect to the Member under other defined contribution plans, welfare benefit funds, and individual medical accounts, maintained by the Employer are less than the Maximum Permissible Amount and the Employer Contribution that would otherwise be contributed or allocated to the Member's Account under the Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Member under such other defined contribution plans, welfare benefit funds, and individual medical accounts, in the aggregate, are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Member's Account under the Plan for the Limitation Year.

                  (ii) Prior to determining the Member's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount in the manner described in Section 4.3(a)(ii).

                  (iii) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year shall be determined on the basis of the Member's actual Compensation for such Limitation Year.

                  (iv) Pursuant to Section 1.415-6(b)(6) of the Income Tax
            Regulations, if, as a result of the allocation of forfeitures, a reasonable error in estimating a Member's annual compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Section 3.1 of the Plan and Section 402(g)(3) of the Code) that may be made with respect to a Member under the limits of Section 415 of the Code, or any other facts and circumstances as the Internal Revenue Service determines justify

::ODMA\PCDOCS\HOUSTON\998884\1
                                      IV-5
            the availability of this Section 4.3(b)(iv), a Member's Annual Additions under the Plan and all such other plans result in an Excess Amount, such Excess Amount shall be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund will be deemed to have been allocated first regardless of the actual allocation date.

                  (v) If an Excess Amount was allocated to a Member's Account on an allocation date of the Plan which coincides with an allocation date of another plan, the Excess Amount attributed to the Plan will be the product of:

                        (1) the total Excess Amount allocated as of such date,
                  multiplied by

                        (2) the ratio of (A) the Annual Additions allocated to
                  the Member's Account for the Limitation Year as of such date under the Plan, divided by (B) the total Annual Additions allocated to the Member's Account for the Limitation Year as of such date under the Plan and all qualified defined contribution plans.

                  (vi) Any Excess Amounts attributed to the Plan shall be
            disposed of as provided in Section 4.3(a)(iv).

                  If due to a reasonable error in determining the amount of
            Salary Reduction Contributions that may be made within the limits of
            Section 415 of the Code, in accordance with Section 1.415-6(b)(6) of the Income Tax Regulations, the Plan shall distribute Salary Reduction Contributions to the extent that such distribution reduces the Excess Amount. Any such amounts distributed shall not be taken into account for purposes of computing (i) the dollar limit on Salary Reduction Contributions under Section 3.1 of the Plan and
            Section 402(g) of the Code, (ii) the ADP test under Section 3.3 of the Plan and Section 401(k)(3) of the Code, and (iii) the ACP test under Section 3.3 of the Plan and Section 401(m)(2) of the Code.

            (c) MEMBER COVERED UNDER DEFINED BENEFIT PLAN: If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Member of the Plan, the sum of the Member's Defined Benefit Fraction and Defined Contribution Fraction will not exceed 1.0. For purposes of this Section 4.3, all defined contribution plans of an Employer are to be treated as one defined contribution plan and all defined benefit plans of an Employer are to be treated as one defined benefit plan, whether or not such plans have been terminated. If the sum of the Defined Contribution Fraction and Defined Benefit Plan Fraction exceeds 1.0, the rate of accrual of the annual benefit of the defined benefit plan(s) will be reduced so that the sum of the fractions will not exceed 1.0. In no event will the annual

::ODMA\PCDOCS\HOUSTON\998884\1
                                      IV-6
      benefit be decreased below the amount of the accrued benefit to date. If additional reductions are required for the sum of the fractions to equal 1.0, the reductions will then be made to the Annual Additions of the defined contribution plans. If the defined benefit plan does not contain provisions which correspond to this provision, the Annual Addition to the defined contribution plans for the Limitation Year will be reduced so that the sum of the fractions will not exceed 1.0.

            (d) DEFINITIONS: For purposes of this Section 4.3, the following terms shall be defined as follows:

                  (i) ANNUAL ADDITION -- With respect to any Member, an Annual
            Addition for the Limitation Year shall be the sum of (1) all Employer Contributions allocated to his Account; (2) any forfeitures allocated to his Account; and (3) the amount of any nondeductible, after-tax employee contributions allocated to his Account. Moreover, any Excess Amounts applied under Section 4.3(a)(iv) or 4.3(b)(vi) during the Limitation Year to reduce Employer Contributions shall be considered to be Annual Additions for such Limitation Year. Subject to the correction rules of Section 4.3(a)(iv), Contributions do not fail to be Annual Additions merely because they are excess deferrals (described in Section 3.1(c) of the Plan), excess contributions above the ADP limits (described in Section 3.3(h) of the Plan), or excess aggregate contributions above the ACP limits (described in Section 3.3(j) of the Plan); provided, however, excess deferrals which are timely distributed by April 15 following the year of deferral to the applicable Member pursuant to Section 3.1(d) of the Plan are not Annual Additions.

                  Amounts allocated, after March 31, 1984, to an individual
            medical account, as defined in Section 415(l) of the Code, which is part of a defined benefit plan maintained by the Employer, are treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to postretirement medical benefits allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer, are treated as Annual Additions to a defined contribution plan. The Annual Addition for any Limitation Year beginning before January 1, 1987 shall not be recomputed to treat all Employee Contributions as Annual Additions.

                  (ii) COMPENSATION -- For each Limitation Year commencing after
            December 31, 1989, a Member's wages (as defined in Section 3401(a) of the Code for purposes of income tax withholding at the source) that are paid (within the meaning of Section 1.415-2(d)(3) and (4) of the Income Tax

::ODMA\PCDOCS\HOUSTON\998884\1
                                      IV-7

            Regulations) to the Member by the Employer during the Limitation Year for services performed and reportable on the Member's form W-2 (or its successor), but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code). For each Limitation Year commencing prior to January 1, 1990, Compensation for purposes of this Section shall be defined by reference to Section 1.415-2(d)(1) and (2) of the Income Tax Regulations.

                  (iii) DEFINED BENEFIT FRACTION -- A fraction, the numerator of which is the sum of the Member's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer and, subject to application of Section 416(h) of the Code and Article VII of the Plan relating to Top-Heavy Plans, the denominator of which is the lesser of 125 percent of the dollar limitation in effect for the Limitation Year under Section 415(b)(1)(A) and Section 415(d) of the Code or 140 percent of the Highest Average Compensation, including any adjustments under
            Section 415(b) of the Code.

                  Notwithstanding the above, if the Member was a Member as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Member had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code for all Limitation Years beginning before January 1, 1987.

                  (iv) DEFINED CONTRIBUTION FRACTION -- A fraction, the
            numerator of which is the sum of the Annual Additions to the Member's account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Member's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the Annual Additions to all welfare benefit funds as defined in Section 419(e) of the Code, and individual medical accounts as defined in Section 415(l)(2) of the Code, maintained by the Employer), and the denominator of which is the sum of the Maximum Aggregate Amounts for the current and all prior Limitation Years of service with the Employer

::ODMA\PCDOCS\HOUSTON\998884\1
                                      IV-8

            (regardless of whether a defined contribution plan was maintained by the Employer). Subject to application of Section 416(h) of the Code and Article VII of the Plan relating to Top-Heavy Plans, the Maximum Aggregate Amount in any Limitation Year is the lesser of 125 percent of the dollar limitation in effect under Section 415(c)(1)(A) of the Code or 35 percent of the Member's Compensation for such year.

                  If the Member was a Member as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of the Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

                  The Annual Addition for any Limitation Year beginning before
            January 1, 1987, shall not be recomputed to treat any Employee Contributions as Annual Additions.

                  (v) EMPLOYER -- The Employer that adopts the Plan. In the case of a group of Employers which constitutes a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h) of the Code) or which constitutes trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) as modified by Section 415(h) of the Code) or all members of an affiliated service group (as defined in Section 414(m) of the Code) or any other entity required to be aggregated with the Employer pursuant to regulations under
            Section 414(o) of the Code, all such Employers shall be considered a single Employer for purposes of applying the limitations of this
            Section 4.3.

                  (vi) EXCESS AMOUNT -- The excess of the Annual Additions
            credited to the Member's Account for the Limitation Year over the Maximum Permissible Amount.

                  (vii) HIGHEST AVERAGE COMPENSATION -- The average compensation for the three consecutive years of service with the Employer that produces the

::ODMA\PCDOCS\HOUSTON\998884\1
                                      IV-9
            highest average. A year of service with the Employer is the 12-consecutive-month period which corresponds with the Limitation Year.

                  (viii)LIMITATION YEAR -- The 12-consecutive-month period which begins on the first day of the Plan Year and anniversaries thereof. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive- month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

                  (ix) MAXIMUM PERMISSIBLE AMOUNT -- The Maximum Permissible
            Amount with respect to any Member shall be the lesser of (1) $30,000 (or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year) or (2) except as otherwise provided below, 25 percent of his actual Compensation for the Limitation Year. Effective on January 1 of the calendar year prescribed in Section 415(d) of the Code and each January 1 thereafter, the $30,000 limitation above will be automatically adjusted to the new dollar limitation determined by the Commissioner of Internal Revenue for that calendar year in accordance with applicable provisions of Sections 415(b), 415(c) and 415(d) of the Code. The new limitation will apply to Limitation Years ending within the calendar year of the date of the adjustment. The 25 percent of actual Compensation limitation referred to above shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an Annual Addition, or to any other amount otherwise treated as an Annual Addition under Section 415(l)(1) or
            Section 419A(d)(2) of the Code.

                  If a short Limitation Year is created because of an amendment changing the limitation to a different 12-consecutive-month period, the Maximum Permissible Amount shall not exceed the defined contribution dollar limitation for the short Limitation Year determined as follows: the dollar limitation in effect for the calendar year in which the short Limitation Year ends will be multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year, and the denominator of which is 12.

                  (x) PROJECTED ANNUAL BENEFIT -- A Member's annual retirement benefit (adjusted to the actuarial equivalent of a straight life annuity if expressed in a form other than a straight life or qualified joint and survivor annuity) to which the Member would be entitled under the respective plan, assuming that the Member will continue employment until the later of current

::ODMA\PCDOCS\HOUSTON\998884\1
                                    IV-10
            age or normal retirement age under the respective plan, and that the participant's compensation for the current Limitation Year and all other relevant factors used to determine benefits under the respective plan will remain constant for all future Limitation Years.

      4.4 PERIODIC VALUATION OF TRUST FUND: Subject to Section 4.10 (regarding investment elections in individual investment funds) and the last paragraph of this Section, at the end of each Plan Year (or such shorter accounting period as may be prescribed by the Administrative Committee) the Trustee shall revalue the Trust Fund at its then fair market value, determine the amount of income or loss and appreciation or depreciation of the Trust Fund for the applicable accounting period then ended, and certify such information to the Administrative Committee. Subject to Section 4.10, with respect to Members' Accounts, the balances of which have not been withdrawn, distributed or otherwise paid pursuant to applicable provisions of the Plan as of the last day of the applicable accounting period, the Administrative Committee shall allocate such income or loss and appreciation or depreciation of the Trust Fund to each Member's Account (without regard to whether the Member is employed by the Employer at the end of the applicable accounting period) in the ratio that the balance credited to each Member's Account as of the first day of the applicable accounting period bears to the total of the balances credited to all such Members' Accounts as of the first day of the applicable accounting period. The Administrative Committee shall then allocate the income or loss and any appreciation or depreciation among each Member's individual accounts maintained under his Account in the ratio that the balance credited to each individual account as of the first day of the applicable accounting period bears to the total balance credited to his Account as of the first day of the applicable accounting period.

      Prior to the allocations described in this Section and subject to Section 4.10, Account balances shall be reduced as appropriate by forfeitures, withdrawals, payments or distributions, or other amounts properly chargeable to Members' Accounts under the Plan during the applicable accounting period. Notwithstanding the above, solely for purposes of the allocations made under this Section pursuant to uniformly applied nondiscriminatory rules which may be established by the Administrative Committee, on or after the first day of the applicable accounting period, any Rollover Contributions credited to the Member's Employee Rollover Account, any direct transfers credited to the Member's Prior Plan Account, and/or any other Contributions credited to the Member's Account, shall be taken into account to ensure that such amounts transferred or contributed to the Plan share in the allocations hereunder with respect to such accounting period; provided, however, the Administrative Committee shall not be required to establish any such rules.

      Notwithstanding the preceding paragraphs of this Section, allocations of income or loss and depreciation or depreciation of the Trust Fund to each Member's Account shall be made on a consistent and nondiscriminatory basis under the applicable provisions of the Plan document as in effect at the time of each allocation.

      4.5 EXTRAORDINARY VALUATION OF TRUST FUND: Subject to Section 4.10 (regarding investment elections in individual investment funds) and the last paragraph of this Section, at any

::ODMA\PCDOCS\HOUSTON\998884\1
                                    IV-11
time or times during a Plan Year that one or more of the Members become eligible for a distribution hereunder or request a withdrawal in accordance with applicable provisions of Article VI, and the Administrative Committee determines that because of such distribution or withdrawal, a revaluation of the Trust Fund, a determination of the Trust Fund's income or loss, and an interim allocation are necessary to prevent discrimination against those Members who have not requested a distribution or withdrawal, the Trustee shall revalue the Trust Fund, as of a date selected by the Administrative Committee (which is administratively practical and is near the date of distribution or withdrawal), at its then fair market value, determine the amount of income earned or loss suffered by the Trust Fund for the period then ended, and certify such information to the Administrative Committee.

      Subject to Section 4.10, with respect to Members' Accounts, the balances of which have not been withdrawn, distributed or otherwise paid pursuant to applicable provisions of the Plan as of the date that an extraordinary valuation is required, the Administrative Committee shall allocate such income or loss and appreciation or depreciation of the Trust Fund to each Member's Account (without regard to whether the Member is employed by the Employer on the date that an extraordinary valuation is required) in the ratio that the balance credited to each Member's Account as of the first day of the applicable accounting period bears to the total of the balances credited to all such Members' Accounts as of the first day of the applicable accounting period. The Administrative Committee shall then allocate the income or loss and appreciation or depreciation which was allocated to each Member's Account among each Member's individual accounts maintained under his Account in the ratio that the balance credited to each individual account as of the first day of the applicable accounting period bears to the total balance credited to his Account as of the first day of the applicable accounting period.

      Prior to the allocations described in this Section and subject to Section 4.10, Account balances shall be reduced as appropriate by forfeitures, withdrawals, payments or distributions, or other amounts properly chargeable to Members' Accounts during the applicable accounting period. Notwithstanding the above, solely for purposes of the allocations made under this Section pursuant to uniformly applied nondiscriminatory rules which may be established by the Administrative Committee, on or after the first day of the applicable accounting period, any Rollover Contributions credited to the Member's Employee Rollover Account, any direct transfer allocated to the Member's Prior Plan Account, and/or any other Contributions credited to the Member's Account, shall be taken into account to ensure that such amounts transferred or contributed to the Plan share in the allocations hereunder with respect to such accounting period; provided, however, the Administrative Committee shall not be required to establish any such rules.

      Notwithstanding the preceding paragraphs of this Section, allocations of income or loss and depreciation or depreciation of the Trust Fund to each Member's Account shall be made on a consistent and nondiscriminatory basis under the applicable provisions of the Plan document as in effect at the time of each allocation.

      4.6   FORFEITURES AND ALLOCATION THEREOF:


::ODMA\PCDOCS\HOUSTON\998884\1
                                    IV-12

            (a) GENERAL RULE: In the event that a Member terminates employment with any Employer and all Affiliated Employers, his vested interest in his Account will be paid (or deemed to be paid in the case of a nonvested Member, as described below) in accordance with this Section and Section 6.6, and any nonvested amount shall be forfeited at such time as is provided under subsequent provisions of this Section. Not later than the last day of the Plan Year in which such distribution (or deemed distribution) occurred, such forfeiture shall be applied first to reinstate any Account required to be reinstated during the Plan Year under the subsequent provisions of this Section, and any remaining forfeitures shall then be applied to by the Administrative Committee reduce any subsequent Contributions of the Employer which contributed with respect to the amounts forfeited or to pay administrative expenses of the Plan to the extent not inconsistent with ERISA.

            (b) ACTUAL AND DEEMED CASH-OUTS OF NONVESTED OR PARTIALLY VESTED ACCOUNTS WITHIN TWO PLAN YEARS AFTER THE MEMBER'S TERMINATION OF EMPLOYMENT; REINSTATEMENT OF SUCH ACCOUNTS: With respect to any Member who terminates employment with any Employer and all Affiliated Employers and who (i) either (A) has a zero percent (0%) vested interest in his Employer Contributions Account or (B) has a vested interest in his Employer Contributions Account that is greater than zero percent (0%) but less than one hundred percent (100%) and (ii) pursuant to Section 6.6, received a distribution from his Employer Account in the form of a lump sum distribution by the close of the second Plan Year following the Plan Year in which his employment terminated (or is deemed under this Section and Section 6.6 to have received such distribution in the case of a nonvested terminated Member described in subclause (i)(A) above), which distribution
      (a) includes the full amount of his entire vested interest in his Employer Account as a result of his termination of participation in the Plan, and
      (b) is $3,500 or less, or is more than $3,500 but is consented to, then the nonvested, forfeitable amount credited to his Employer Contributions Account (as of the valuation date with respect to which the amount of the distribution is determined) shall become a forfeiture as of (x) the distribution date or (y) the date his employment terminated if no amount is payable from Employer Contributions made on his behalf, but such Member is deemed under this Section and Section 6.6 to have received a distribution of zero dollars on the date his employment terminated. Provided, however, in the event that a partially vested terminated Member (described in subclause (i)(B) of the first sentence of this Section 4.6(b)) who received a distribution described in the immediately preceding sentence resumes employment covered under the Plan, his Employer Account shall be restored pursuant to Section 4.6(c) if he repays to the Trustee the full amount of such distribution attributable to Employer Contributions prior to the earlier of (i) the date on which the Member incurs a period of five (5) consecutive one year periods of severance, or
      (ii) five (5) years after the first date that he is subsequently re-employed by the Employer. If such Member received an annuity contract described in Section 6.6, the required repayment shall include the amount applied from his Employer

::ODMA\PCDOCS\HOUSTON\998884\1
                                    IV-13

      Account for the purchase of such contract. If a terminated Member with no amount payable from Employer Contributions made on his behalf, had a zero percent (0%) vested interest in his Employer Contributions Account at the time of his termination of employment and, therefore, is deemed under this Section and Section 6.6 to have received a distribution of a vested interest in his Employer Contributions Account equal to zero dollars (thus actually receiving no distribution from his Employer Contributions Account as a result of his termination of employment), his Employer Contributions Account will be restored if he resumes employment covered under the Plan prior to incurring a period of five (5) consecutive one year periods of severance. Such reemployed Member shall be deemed to have repaid a distribution of zero dollars on the date of his reemployment with the Employer.

            (c) AMOUNT AND TIMING OF RESTORATION OF ACCOUNTS: With respect to Employer Accounts that are entitled to be restored as a result of compliance with all of the requirements of Section 4.6(b), the amount to be restored under the provisions of this Section 4.6(c) shall be the amount credited to the Member's Employer Account, both the vested and the nonvested portions, immediately prior to the rehired Member's distribution (or deemed distribution), unadjusted by any subsequent gains or losses. The balance of the Member's Employer Account shall be restored (as soon as administratively practicable after the later of the date the Member resumes employment covered under the Plan or the date on which any required repayment is completed) effective as of the end of the Plan Year (or other period designated by the Administrative Committee) coincident with or next following the occurrence of the event which gives rise to the restoration of the Member's Employer Account.

            Except as otherwise provided above, a Member's Employer Account shall not be restored upon resumption of employment covered under the Plan. Any portion of the Trust Fund attributable to Active Service prior to resumption of employment by a Member whose Employer Account has not been restored shall be held and distributed in accordance with applicable provisions of the Plan and elections made thereunder. Separate accounts may be established and maintained for Contributions allocable to such a Member after his resumption of employment covered under the Plan.

            (d) CASH-OUTS OF FULLY VESTED ACCOUNTS WITHIN TWO PLAN YEARS AFTER THE MEMBER'S TERMINATION OF EMPLOYMENT; NON-REINSTATEMENT OF SUCH
      ACCOUNTS: With respect to any Member (i) who terminates employment with any Employer and all Affiliated Employers, (ii) who has a vested interest in his Employer Contributions Account equal to 100% and (iii) who received a distribution from his Employer Account in the form of a lump sum distribution by the close of the second Plan Year following the Plan Year in which his employment terminated, which distribution (i) includes the full amount of his entire vested interest in his Employer Account as a result of his termination of participation in the Plan, and (ii) is $3,500 or less, or is

::ODMA\PCDOCS\HOUSTON\998884\1
                                    IV-14
      more than $3,500 but is consented to, shall not be permitted to repay to the Trustee the full amount of such distribution attributable to Employer Contributions in order to restore his Employer Account.

            (e) DISTRIBUTIONS OTHER THAN LUMP SUM PAYMENTS MADE AFTER THE MEMBER'S TERMINATION OF EMPLOYMENT: With respect to a Member who (i) terminates employment with any Employer and all Affiliated Employers with greater than a zero percent (0%) but less than a one hundred percent (100%) vested interest in his Employer Contributions Account and (ii) received payment or began to receive payments of a termination distribution from his Employer Account in a form other than a lump sum distribution subject to the provisions of Section 4.6(b), any amount remaining in his Employer Contributions Account shall continue to be maintained as a separate account. At any relevant time, such Member's nonforfeitable portion of his separate account shall be determined in accordance with the following formula:

                               X = P (AB + D) - D

      For purposes of applying the formula: X is the nonforfeitable portion of such separate account at the relevant time; P is the Member's vested interest in his Employer Contributions Account at the relevant time; AB is the balance of such separate account at the relevant time; and D is the amount of the distribution. For all other purposes of the Plan, a Member's separate account shall be treated as an Employer Contributions Account. The forfeitable portion of a terminated Member's separate Employer Contributions Account that is subject to such formula shall be forfeited on the date on which such Member incurs a period of five (5) consecutive one year periods of severance.

            (f) DEFERRED DISTRIBUTIONS OF PARTIALLY VESTED ACCOUNTS: With respect to a Member who (i) terminates employment with any Employer and all Affiliated Employers with greater than a zero percent (0%) but less than a one hundred percent (100%) vested interest in his Employer Contributions Account and (ii) is not otherwise subject to the forfeiture provisions of Sections 4.6(b) or (e) above, the forfeitable portion of such terminated Member's Employer Contributions Account shall be forfeited on the date on which such Member incurs a period of five (5) consecutive one year periods of severance.

            (g) INVESTMENT OF NONFORFEITABLE PORTION OF EMPLOYER ACCOUNT: If Members are permitted to direct the investment of their Accounts in accordance with Section 4.10, a terminated Member shall be entitled to direct the investment of the nonforfeitable portion of his Account up until such time as investments are liquidated, if applicable, and distribution of his interest is made in accordance with Article VI. The forfeitable portion of such Account shall be invested by the Trustee

::ODMA\PCDOCS\HOUSTON\998884\1
                                    IV-15
      subject to the provisions of Article IX. Subaccounts may be established to facilitate these investment provisions.

      4.7 EFFECTIVE DATE OF ALLOCATIONS AND ADJUSTMENTS: The Administrative Committee will credit to each eligible Member's Account the Member's portion of the Employer Contributions referred to in Section 4.2 so that all Employer Contributions will become effective and will be credited to each Member's Account as of the end of the Plan Year (or such shorter accounting period as may be prescribed by the Administrative Committee) for which they are attributable.
      In addition, any amounts contributed to any Member's Employee Rollover Account or Prior Plan Account shall be credited to the appropriate account as of the end of the Plan Year (or such shorter accounting period as may be prescribed by the Administrative Committee) to which they are attributable.

      The Administrative Committee shall credit to each Member's Account the Member's portion of the periodic adjustments and allocations required by Section
4.4 so that all periodic adjustments and allocations will become effective and will be credited to each Member's Account as of the end of the Plan Year (or such shorter accounting period as may be prescribed by the Administrative Committee) for which they are attributable.

      In the event that interim adjustments and allocations are required by
Section 4.5, they will become effective and will be entered in each Member's Account as of the end of the applicable accounting period next preceding the event requiring the interim adjustment and, additionally, allo cation and distribution of benefits during the applicable accounting period in which the interim adjustment or allocation is made shall take into account the interim adjustment and allocation.

      4.8 ACCOUNTING FOR TRANSFERRED MEMBER: In the case of a Member who is Transferred during a Plan Year, the Administrative Committee, as of the date that the Member is Transferred, shall transfer on their books such Member's Account (including that portion of the Trust Fund allo cated thereto) so that such Member's Account will always be reflected on the Administrative Committee's books as being attributable to the Employer with whom such Member is currently employed.

      4.9 NO VESTING UNLESS OTHERWISE PRESCRIBED: No allocations, adjustments, credits or transfers shall ever vest in any Member any right, title or interest in the Trust Fund except at the times and upon the terms and conditions herein set forth. Except as otherwise may be provided in Section 4.10, the Trust Fund shall be, as to all Member's Accounts, a commingled fund.

      4.10  MEMBERS' INVESTMENT ELECTIONS:

      The following investment procedures shall apply for periods beginning on and after July 1, 1991:


::ODMA\PCDOCS\HOUSTON\998884\1
                                    IV-16

            (a) INVESTMENT FUNDS ESTABLISHED: The assets of the Plan may be invested in one or more investment funds (which conform to any portfolio standards and guidelines established by the Trustee), including common stock issued by the Plan Sponsor, as may be determined from time to time by the Administrative Committee and announced and made available on an equal basis to all Members. When the Trustee or its agent (i) receives funds to be invested or determines that assets from those funds, if applicable, should be sold and the proceeds held for a period of time pending reinvestment or other purpose, or (ii) has notice that required or appropriate filings with the Securities and Exchange Commission have not been timely accepted as filed and funds received have been designated to be invested in shares of common stock issued by the Plan Sponsor, then, prior to completion of appropriate filings with the Securities and Exchange Commission, such funds may be held in cash or invested in short-term investments, such as U.S. Treasury bills, commercial paper, demand notes, money market funds, savings accounts, money market accounts, certificates of deposit or like investments with the commercial department of any bank, including any bank serving as Trustee (as long as they bear a reasonable rate of interest and the bank is supervised by the United States or a state), common, pooled or collective trust funds which any bank, including any bank serving as Trustee, or any other corporation may adopt for short-term investments (the governing document of such common, pooled or collective trust fund(s) being hereby incorporated herein by reference), and other similar assets which may be offered by the federal government, or any national or state bank (whether or not serving as Trustee), which assets shall otherwise remain a part of the fund to which they relate.

            (b) ELECTION PROCEDURES ESTABLISHED: At such times as shall be prescribed by the Administrative Committee, each Member shall designate the percentage of his Account as it presently exists and the percentage of future Contributions to be allocated to his Account to be invested in any one or more investment funds, as such funds may be established from time to time as set forth in Section 4.10(a).

            At such times and in such manner as prescribed by the Administrative Committee, Members shall be permitted to change their investment elections with respect to future Contributions made on their behalf to be invested in each of the various funds available under the Plan from time to time. Any such changes shall continue to be effective for all future investments of Contributions until revoked or revised pursuant to procedures established by the Administrative Committee. A Member may transfer all or any percentage of the portion of his existing Account balance which is subject to his investment direction between and among the various investment funds available under the Plan upon submission to the appropriate investment manager (as appointed by the Administrative Committee pursuant to Section 8.2), or its agent, the necessary information in a manner accepted by the investment manager or its agent. Such transfers between and among investment funds shall be processed and effectuated in accordance with the then-current rules

::ODMA\PCDOCS\HOUSTON\998884\1
                                    IV-17
      and procedures established by the Trustee, appropriate investment manager or agent, whichever is applicable. The rules and procedures established by the Administrative Committee, Trustee and any such investment manager or agent, and the discretion which they exercise, shall uniformly apply to Members on a nondiscriminatory basis.


            (c) INVESTMENT IN EMPLOYER SECURITIES: Notwithstanding anything to the contrary herein, no investment shall be made in any securities other than those permitted under applicable provisions of the Securities Act of the State of Texas, amended from time to time, so long as the transactions contemplated by this Plan remain otherwise exempt from the Securities Act of the State of Texas and the Trustee is not required to register the Plan as a security under applicable provisions of such Act. In addition, unless the Plan would not have to be registered under the federal Securities Act of 1933, no amount in excess of the Employer's Contributions (other than Salary Reduction Contributions) shall be allocated to the purchase of securities issued by the Employer or any other company directly or indirectly con trolling, controlled by or under common control with the Employer.

            (d) ALLOCATIONS ATTRIBUTABLE TO DIRECTED INVESTMENTS IN INVESTMENT
      FUNDS: Each valuation and determination of income or loss and appreciation or depreciation provided for under this Section shall reflect the value of the different investment funds separately. If investment accounts are maintained by the Trustee, investment manager or agent of either, for each Member who has an Account balance under the Plan that is subject to individual investment direction, then such investment accounts shall be valued pursuant to the uniform procedures established by the Trustee, investment manager, or agent of either, which valuations may be made as often as daily.

            With respect to any investment fund maintained on a commingled basis, as of the last day of a Plan Year (or such other period prescribed by the Administrative Committee), the Administrative Committee shall allocate any appreciation, depreciation, income and loss attributable to such commingled fund among the applicable portion of each Member's Account that is invested in such fund in the ratio that the amount that was invested in that particular fund as of the first day of the applicable accounting period bears to the total amount in all Accounts that was invested in such fund as of the first day of the accounting period.

            (e) ACCOUNTING FOR INVESTMENTS UNDER THIS SECTION: In the event that a Member does not exercise his right to direct the investment of amounts credited to all or any portion of his Account that is subject to individual investment direction, except as may otherwise be required under the Act, the Trustee shall not assume any responsibility for investment of such portion of the Member's Account. Subject to the immediately preceding sentence, the portion of such Member's Account for which no investment directions are provided by the Member, and any future Contributions

::ODMA\PCDOCS\HOUSTON\998884\1
                                    IV-18
      allocated to such portion, shall be invested as if the Member had instructed the Trustee or investment manager, or agent of either, to invest such portion of his Account in money market obligations or in units of a fund that invests in money market obligations, including without limitation securities issued or guaranteed by the Government of the United States of America or any agency or instrumentality thereof (whether or not subject to repurchase agreements), time deposits and certificates of deposit, savings bank deposits, bankers' acceptances and commercial paper, as well as in other corporate obligations or participations therein, and nonparticipating, nonconvertible preferred stocks providing for cumulative dividends (excluding securities or other property of the Employer or of its subsidiaries or affiliates), as such terms are defined under Rule 405 promulgated under the Securities Act of 1933, as amended.

            With respect to the period in which any Member exercises (or is deemed to exercise) the right to direct the Trustee or investment manager, or agent of either, with respect to the investment of any amounts credited to his Account, for purposes of maintaining separate accounting for assets subject to the investment direction of the Member, individual investment account(s) shall be established by the Administrative Committee or its agent for the Member. In such event, any (i) income, gain or loss realized, (ii) appreciation or depreciation in value, and (iii) costs, expenses, withdrawals, distributions or other payments attributable to amounts credited to the Member's investment account from and after the previous Valuation Date, shall be allocated and credited or charged, as applicable, to such investment account. The Member's investment account shall be held, invested and reinvested as directed (or deemed to be directed) by the Member solely and exclusively for such Member and not as part of any commingled fund within the Trust fund and, thus, amounts allocable to the investment account shall not be taken into account when determining income, gains and losses of any portion of the Trust Fund which is not allocable to the Member's investment account. Costs and expenses attributable to a Member's investment account means such costs and expenses described in subsection (f) below.

            (f) ACCOUNTING FOR COSTS, FEES, EXPENSES, ETC.: Notwithstanding any other provision of the Plan to the contrary, and unless otherwise determined and directed by the Administrative Committee, incident to determining the costs and expenses of the Trust, all taxes, brokerage commissions, charges, fees and other costs and expenses incurred in connection with the purchase or sale of assets for the investment account of a Member who directs (or its deemed to direct) the Trustee or investment manager, or agent of either, with respect to investment of his Account, and all costs, charges, fees or expenses incurred incident to any distribution of such investment account, shall be charged directly to such account.


::ODMA\PCDOCS\HOUSTON\998884\1
                                    IV-19

            (g) VALUATION DATES: Pursuant to nondiscriminatory rules established by the Administrative Committee and uniformly applied to similarly situated Members, separate Valuation Dates may be established (with respect to one Member's Account that may not apply to another Member's Account) as necessary or appropriate to facilitate measurement of investment performance, changes in investments or distribution of the Accounts of Members who direct (or are deemed to direct) their investments pursuant to this Section.

            The Administrative Committee shall be responsible for record keeping and other accounting with respect to Members' Accounts. The Administrative Committee shall provide each Member with a statement showing the value of his entire Account balance as of the end of a Plan Year (or such shorter period prescribed by the Administrative Committee). The Administrative Committee may, in its discretion, engage and rely on accountants, consultants and such other agents and advisors as it deems to be appropriate to fulfill its recordkeeping duties hereunder.

            (h) SECTION 404(C) OF THE ACT: Except as may otherwise be prescribed by the Administrative Committee, investment funds, categories of assets, election procedures and other rules relating to investment elections under this Section shall comply with the requirements of Section 404(c) of the Act.

            (i) TRANSITION RULE FOR INVESTMENT ELECTIONS: With respect to periods beginning prior to July 1, 1991, the applicable terms and provisions of the Plan document, as then in effect, concerning investment procedures and elections shall apply on a consistent and nondiscriminatory basis.

      4.11 SPECIAL TRANSITION RULE: Notwithstanding any other provision of the Plan to the contrary, if the Plan is retroactively effective with respect to any Plan Year (or other applicable accounting period) of a Prior Plan, the Account of any individual who was a participant or Member during such Plan Year (or other applicable accounting period) shall be credited with any Employer Contributions and forfeitures, if applicable, under the Plan attributable to such accounting period, if such Member's Account would have been entitled to such an allocation under the Prior Plan immediately prior to the later of (i) the adoption of or (ii) the effective date of the amendment, restatement and continuation of the Prior Plan under the form of the Plan. In addition, notwithstanding any other provision of the Plan to the contrary, if the participant or Member des cribed in the preceding sentence would have been so entitled under the Prior Plan immediately prior to the later of (i) the adoption of or (ii) the effective date of, its amendment, restatement and con tinuation under the form of the Plan, the Account of such Member shall be charged or credited, in accordance with the terms of the Prior Plan, with its proportionate share of the Trust Fund's income, loss, appreciation or depreciation attributable to such accounting period.

::ODMA\PCDOCS\HOUSTON\998884\1
                                      IV-20

                                    ARTICLE V

                                   RETIREMENT

      5.1 NORMAL RETIREMENT: A Member may retire on the last day of the month ending coincident with or immediately following his normal retirement age. A Member's normal retirement age shall be his sixty-fifth (65th) birthday, from which time he shall henceforth be one hundred percent (100%) vested in his Account.

      5.2 LATE RETIREMENT: A Member may continue his employment after he attains normal retirement age; provided, however, that he shall have the right to retire on any subsequent date.

      5.3 RIGHTS OF MEMBERS AND PROHIBITION OF UNAUTHORIZED DISTRIBUTION: Until a Member retires or otherwise terminates service he shall be accorded all rights as a Member under the Plan, but, subject to Section 6.6, he shall receive no distribution until he actually retires or otherwise becomes entitled to a distribution under the provisions of Article VI.


::ODMA\PCDOCS\HOUSTON\998884\1
                                     V-1

                                   ARTICLE VI

                            DISTRIBUTION OF BENEFITS

      Distributions under the Trust shall be made to Members, spouses, Beneficiaries, executors or administrators, as the case may be, only upon the following conditions and in the manner specified.

      6.1 DEATH BENEFIT: On the death of a Member prior to complete distribution of such Member's Account, his death benefit shall be (i) 100% of the amount credited to his Account as of the end of the applicable accounting period (for which the last valuation was made) coincident with or next preceding the date of the Member's death, (ii) an amount equal to any Rollover Contributions and direct transfers allocable to his Account after the end of such accounting period, (iii) an amount equal to any Employer Contributions made on behalf of such Member after the end of such accounting period, and (iv) to the extent that the Member's Account has any undistributed balance which has not been paid as of the end of the applicable accounting period (for which the last valuation was made), that portion of the periodic adjustments and allocations required by
Article IV to be credited to the Member's Account as of the end of the applicable accounting period next preceding or coincident with payment of the benefits described above. In accordance with Section 6.10, the benefits described in this Section shall be reduced by any security interest held by the Plan by reason of any outstanding loan to the Member.

      The death benefit shall be paid to the Member's surviving spouse, or if there is no surviving spouse or the surviving spouse consents in the manner described below, to such Member's designated Beneficiary (other than such surviving spouse). At any time, subject to the following provisions of this Section, each Member shall have the right to designate any Beneficiary or Bene ficiaries to receive his death benefit and shall have the unrestricted right to revoke any such designation; provided, however, subject to the subsequent provisions hereof which permit the spouse to consent to the Member's waiver of the requirements of this sentence, any new designation of a Beneficiary (other than the Member's spouse) by a Member who is lawfully married (or deemed to be married under applicable local law) shall require a new spousal consent. Each such designation or revocation by a Member shall be evidenced by a written instrument which shall be (i) limited to a benefit for at least one specific Beneficiary (including a nonspouse Beneficiary, or any class of Beneficiaries or any contingent Beneficiaries), (ii) filed with the Administrative Committee,
(iii) signed by the Member, and (iv) bear the signature of at least one person who shall be a representative designated by the Administrative Committee or a Notary Public as witnesses to his signature.

      With respect to any Member who is lawfully married (or deemed to be married under applicable state law), any such Member's designation of a Beneficiary (other than the Member's spouse) to receive any portion of such death benefit shall be deemed to be ineffective, unless the Member's spouse consents to such designation and acknowledges the effect of such election, which consent and acknowledgement shall be evidenced by a written instrument which shall be (i) limited

::ODMA\PCDOCS\HOUSTON\998884\1
                                      VI-1
to a benefit for at least one specific Beneficiary which may not be changed without spousal consent (or the spouse's consent expressly permits at least one additional designation of another Beneficiary without any requirement of further consent by such spouse if such spouse's consent expressly acknowledges that a more limited consent could be provided), (ii) filed with the Administrative Committee, (iii) signed by the spouse and (iv) bear the signature of at least one person who shall be a representative designated by the Administrative Committee or a Notary Public as witnesses to the signature. Notwithstanding the immediately preceding sentence, a Member's designation of a Beneficiary (other than the Member's spouse) shall be effective if it is established to the satisfaction of the Administrative Committee that the consent required in the preceding sentence may not be obtained because (i) there is no spouse, (ii) the spouse cannot be located, (iii) the Member has provided a duly certified copy of a court order issued by a court of competent jurisdiction which recognizes that the Member is legally separated or has been abandoned (under applicable local law) and the Administrative Committee has not received a duly certified copy of a qualified domestic relations order (described in Section 414(p) of the Code) which requires spousal consent, or (iv) there exists such other circumstance (as are prescribed under Sections 401(a)(11) and 417(a)(2) of the Code) which obviate the necessity of obtaining the consent described in the preceding sentence. In addition, if the surviving spouse is not legally competent to give consent, such spouse's legal guardian, who may be the Member, may give the required consent. Any consent by a Member's spouse (or establishment that the consent of a Member's spouse may not be obtained) shall be effective only with respect to such spouse.

      Notwithstanding any other provision hereof to the contrary, commencing with Plan Years beginning after October 22, 1986, any spousal consent which expressly acknowledges that a more limited consent could be provided may expressly provide that the spouse consents to the designation by the Member of any Beneficiary (or any number of specified Beneficiaries) without any requirement of further consent by the spouse and, in such event, no further spousal consent shall be required, provided that any change of Beneficiary by the Member does not exceed any limit contained in the spouse's consent on such Member's right to change his Beneficiary . Any spousal consent shall be deemed to be revocable unless it is expressly made irrevocable at the election of the Member's spouse.

      Any designation of a Beneficiary (other than the Member's spouse) which otherwise meets the above requirements of this Section shall become inoperative in the event that (i) the Member subsequently marries (or subsequently is deemed to be married under applicable state law), (ii) any missing spouse is located or
(iii) any other circumstance which earlier precluded the necessity of obtaining consent of the Member's spouse no longer exists. If no designation of Beneficiary is on file with the Administrative Committee at the time of the Member's death, or if the Administrative Committee for any reason determines that such designation is ineffective, then such Member's spouse, if then living, or if not, then the executor, administrator, or other personal representative of the estate of such Member shall be conclusively deemed to be the Beneficiary designated to receive such Member's death benefit.


::ODMA\PCDOCS\HOUSTON\998884\1
                                      VI-2

      The provisions of this Section are intended to comply with the requirements of Sections 401(a)(11) and 417(a)(2) of the Code. To the extent any provision hereof is inconsistent with the preceding sentence, such provision shall be deemed to be inoperative and the Plan shall be operated in a manner which complies with the requirements of the immediately preceding sentence.

      Whenever the Trustee is authorized by this Plan or by a designation of Beneficiary to pay funds to a minor or an incompetent, the Trustee shall be authorized to pay such funds to a parent of such minor, to a guardian of such minor or incompetent, or directly to such minor, or to apply such funds for the benefit of such minor or incompetent in such manner as the Administrative Committee may in writing direct. The Trustee, Administrative Committee, and Employer shall be fully discharged with respect to any payment made in accordance with the preceding sentence.

      6.2 RETIREMENT BENEFIT: Upon the retirement of a Member, his retirement benefit shall be (i) 100% of the amount credited to his Account as of the end of the applicable accounting period (for which the last valuation was made) coincident with or next preceding his retirement, (ii) an amount equal to any Rollover Contributions and direct transfers allocable to his Account after the end of such period, (iii) an amount equal to any Employer Contributions made on behalf of such Member after the end of such accounting period, and (iv) to the extent that the Member's Account has any undistributed balance which has not been paid as of the end of the applicable accounting period (for which the last valuation was made), that portion of the periodic adjustments and allocations required by Article IV to be credited to the Member's Account as of the end of the applicable accounting period next preceding or coincident with payment of benefits described above. In accordance with Section 6.10, the benefits described in this Section shall be reduced by any security interest held by the Plan by reason of any outstanding loan to the Member.

      6.3 TOTAL AND PERMANENT DISABILITY BENEFIT: In the event that the Administrative Committee determines that a Member is suffering from a Total and Permanent Disability, his disability benefit shall be (i) 100% of the amount credited to his Account as of the end of the applicable accounting period (for which the last valuation was made) coincident with or next preced ing such determination, (ii) an amount equal to any Rollover Contributions and direct transfers allocable to his Account after the end of such period, (iii) an amount equal to any Employer Contributions made on behalf of such Member after the end of such accounting period, and (iv) to the extent that the Member's Account has any undistributed balance which has not been paid as of the end of the applicable accounting period (for which the last valuation was made), that portion of the periodic adjustments and allocations required by Article IV to be credited to the Member's Account as of the end of the applicable accounting period next preceding or coincident with payment of benefits described above. The Administrative Committee's determination as to whether there is a Total and Permanent Disability and the date on which such disability occurred shall be based upon the opinion of a physician selected or pre-approved by the Administrative Committee, and shall be final and conclusive with respect to all persons and entities. In accordance with Section 6.10, the benefits described in this Section shall be reduced by any security interest held by the Plan by reason of any outstanding loan to the Member.


::ODMA\PCDOCS\HOUSTON\998884\1
                                      VI-3

      6.4 SEVERANCE BENEFIT: Upon a Member's severance from employment with the Employer and all Affiliated Employers, for any reason other than death, normal retirement, or Total and Permanent Disability, his severance benefit shall be an amount equal to the sum of: (i) 100% of the total amount credited to his Employer Nonforfeitable Contributions Account, Employee Rollover Account and Employee Prior Plan Account, as of the end of the applicable accounting period (for which the last valuation was made) coincident with or next preceding the date of such Member's severance, together with any Employer Contributions, Rollover Contributions or direct transfers made by or on behalf of the Member after the end of such accounting period which were allocated to any of the above-listed accounts, (ii) the percentage of (a) the total amount credited to his Employer Contributions Account as of the end of such accounting period coincident with or next preceding the date of such Member's severance, together with (b) the amount of any Employer Contributions made on behalf of such Member after the end of such accounting period which were allocated to his Employer Contributions Account, as such percentage is shown in the table set out below for the number of years of Active Service credited to the Member prior to his date of severance of employment, and, if applicable, (iii) to the extent that the Member's Account has any undistributed balance which has not been paid as of the end of the applicable accounting period (for which the last valuation was made), that portion of the periodic adjustments and allocations required by
Article IV to be credited to the Member's Account as of the end of the applicable accounting period next preceding or coincident with payment of the benefits described above. In accordance with Section 6.10, the benefits described in this Section shall be reduced by any security interest held by the Plan by reason of any outstanding loan to the Member.

            Less than one year................................  0%
            One year, but less than two years................. 20%
            Two years, but less than three years ............. 40%
            Three years, but less than four years............. 60%
            Four years, but less than five years.............. 80%
            Five years or more................................100%

      A former Member shall be entitled to benefits under the vesting schedule, if any, and other terms and provisions of the Prior Plan as in effect on the date that the former Member's employment with the Employer was terminated. The above vesting schedule is subject to, as applicable, automatic 100% vesting in the event of a full or partial termination of the Plan pursuant to Section 11.5. The amount credited to such Member's Account which is not then vested shall be forfeited and applied as provided in Section 4.6.

      6.5 ACCOUNTING FOR DISTRIBUTIONS; OFFSETS IN SPECIAL CIRCUMSTANCES:
Subject to Section 4.6 governing restoration of Members' Accounts and to Section
4.10 concerning individual investment direction, if applicable, any distribution of benefits under the Plan (and any forfeitures arising incident thereto) shall be subtracted from the affected Member's Account balance as of the end of the Plan Year (or such shorter accounting period as may be prescribed by the Administrative Committee) coincident with or next preceding the applicable accounting period in which such distribution was paid. Moreover, notwithstanding any other provision of the Plan to the contrary, if after a former Member's employment with the Employer and all other Affiliated Employers ter-minates, such person is (i) reemployed by the Employer after receiving a distribution pursuant to Section 6.6 and again becomes eligible for membership, and (ii) has his Employer derived Account restored pursuant to Section 4.6, then any benefits that such Member may become entitled to receive after reentry in the Plan shall be reduced by any amounts distributed from his Employer Account which were not repaid by such Member incident to restoration of his Employer Account pursuant to Section 4.6.

      6.6   DISTRIBUTIONS-SETTLEMENT OPTIONS:

            (a)   GENERAL RULES:

                  (i) FORM AND METHOD OF PAYMENT OF BENEFITS: Except in the
            event of a special circumstance described in Sections 3.1, 3.3, 6.8, 6.11, 10.4, 10.7 or 11.3, distributions shall be made under the Plan only upon the occurrence of one of the events described in Sections
            6.1 through 6.4. To the extent required by Section 401(k) of the Code, the limits of this sentence shall continue to apply even if Trust Fund assets attributable to any Member's Account are transferred to another plan pursuant to applicable provisions of
            Section 8.2, or 10.7. Subject to the following provisions of this
            Section 6.6(a) and Sections 6.6(b), 6.6(c) and 6.6(d), distributions provided for under the Plan shall be made in the form of a lump sum payment in cash. With respect to any amounts invested in shares of the common stock of United Financial Group, Inc., distribution shall be made on a consistent and nondiscriminatory basis in accordance with the applicable provisions of the Plan document as in effect prior to the Effective Date.

                  A Member must consent, in writing, to any required
            distribution if the present value of the Member's vested Account balance (derived from Employer and any Employee Contributions) distributable under the Plan exceeds $3,500 and the Member has not attained the normal retirement age described in Article V. Notwithstanding any other provision of the Plan to the contrary, any Member who does not have a greater than zero percent (0%) vested interest in his Employer Contributions Account as of the date his employment by the Employer and all Affiliated Employers terminates, but who otherwise would have been eligible to receive a distribution had any portion of his Employer Contributions Account been more than zero percent (0%) vested, shall be deemed to have received a distribution of the vested balance of his Employer Contributions Account equal to zero dollars. After the Member's death, benefits may be paid in accordance with applicable provisions of the Plan without regard to the requirements of the preceding provisions of this paragraph.

                  (ii) DISTRIBUTABLE ACCOUNT BALANCE DOES NOT EXCEED $3,500. If the present value of a Member's vested Account balance (derived from Employer Contributions and any Employee Contributions) that is distributable under the Plan does not exceed $3,500, the Member's vested Account balance shall be distributed

::ODMA\PCDOCS\HOUSTON\998884\1
                                      VI-5
            in a lump sum payment. Such distribution may be made without the necessity of obtaining the consent of the Member and/or his spouse or any other Beneficiary. Such payment may be made as soon as practicable, but (absent circumstances beyond the control of the Administrative Committee) in no event later than sixty (60) days after the last day of the Plan Year in which the Member's employment with the Employer and all Affiliated Employers is terminated.

                  (iii) DISTRIBUTABLE ACCOUNT BALANCE EXCEEDS $3,500. If the
            present value of a Member's vested Account balance (derived from Employer Contributions and any Employee Contributions) that is distributable under the Plan is in excess of $3,500 and if the Member provides the Administrative Committee with written consent to the distribution, the Administrative Committee shall direct the Trustee to make settlement of the Member's Account within the 60-day period (or as soon as practicable) after the Administrative Committee receives such consent, but (absent circumstances beyond the control of the Administrative Committee) in no event later than sixty (60) days after the last day of the Plan Year in which the Member's employment with the Employer and all Affiliated Employers was terminated. No such written consent shall be considered valid unless (within the period which shall begin no more than ninety (90) days before the annuity starting date (described below) and end no less than thirty (30) days before the annuity starting date) such Member has received a general written explanation of the general features and values of each optional form of payment available under the Plan, and has been informed in writing of his right to defer receipt of the distribution. Such written explanation may be provided by mail, personal delivery, or other means which would normally ensure or facilitate the continued attention of the Member during the period prescribed below in which the Member is to consent to the distribution or otherwise be deemed to have elected to defer receipt (as set out below). Written consent of the Member shall be invalid unless it is given after receipt of the written explanation described above and not more than ninety (90) days before the annuity starting date. The term "annuity starting date" means the first day of the first period for which an amount is paid pursuant to the settlement option elected under the Plan.

                  In addition, subject to a designated Beneficiary's right to elect the date of settlement in the case of a Member who dies prior to receipt of any benefits under the Plan, a valid written consent to distribution may be made by a Member without the necessity of obtaining the consent of the Member's spouse or any other Beneficiary. If the present value of such Member's vested Account balance which is distributable under the Plan is in excess of $3,500 at the time of distribution, the present value of such Account balance at any subsequent time shall be deemed to exceed $3,500.

                  If the Administrative Committee fails to receive the Member's written consent to the distribution within 60 days after his receipt of the written explanation described above, absent circumstances beyond the control of the Administrative Committee, the settlement shall be made within 60 days after the last day of the Plan

::ODMA\PCDOCS\HOUSTON\998884\1
                                      VI-6

            Year in which occurs the earlier of the date the Member dies or attains the normal retirement age. Subject to application of the forfeiture provisions of Section 4.6, the Account balance of any Member described in the immediately preceding sentence shall continue to be part of the Trust Fund and thus shall continue to be allocated its proportionate share of any income, loss, appreciation or depreciation pending distribution of such Account balance; provided, however, no further Contributions shall be credited to his Account.

                  If a distribution is one to which Section 401(a)(11) and
            Section 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                  (1) the Administrative Committee clearly informs the Member that the Member has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                  (2) the Member, after receiving the notice, affirmatively elects a distribution.

                  If Members are permitted to direct the investment of their
            Accounts in accordance with Section 4.10, a former Member shall be entitled to direct the investment of his Account after the Member becomes entitled to a distribution under Article VI of the Plan.

                  (iv) DISTRIBUTION REQUIREMENTS: Capitalized terms used in this
            Section 6.6(a)(iv) which are not otherwise defined in Article I are defined in Section 6.6(a)(iv)(3). Subject to Section 6.6(b) concerning qualified joint and survivor annuity and qualified preretirement survivor annuity requirements, the requirements of this Section 6.6(a)(iv) shall apply to any distribution of a Member's or Beneficiary's vested Benefit and will take precedence over any inconsistent provisions of the Plan. All distributions required under Article VI shall be deter mined and made in accordance with Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the proposed Income Tax Regulations or any successor or final regulation issued with respect thereto. Unless otherwise specified, the provisions of this Section 6.6(a)(iv) apply to calendar years beginning after December 31, 1984.

                        (1) REQUIRED BEGINNING DATE. In accordance with Section
                  401(a)(14) of the Code, notwithstanding any other provision of the Plan to the contrary but subject to the next sentence, the Trustee must make full settlement or begin Benefit payments to the Member not later than the 60th day after the latest of the close of the Plan Year in which: (a) the Member

::ODMA\PCDOCS\HOUSTON\998884\1
                                      VI-7
                  attains the normal retirement age set out in Article V, (b) occurs the tenth (10th) anniversary of the year in which the Member commenced participation in the Plan, or (c) the Member terminates employment with the Employer. The entire vested Benefit payable to a Member must be distributed no later than the Required Beginning Date as defined below.

                        (2) MEMBER'S DEATH PRIOR TO RECEIPT OF ALL VESTED
                  BENEFITS - 5- YEAR RULE. In the event that the Member dies prior to payment of Benefits hereunder, such Member's entire vested Benefit shall be distributed following the Member's date of death on, or as soon as is administratively practicable following, the date elected by the Member's Designated Beneficiary (but in any event not later than December 31 of the calendar year in which occurs the fifth
                  (5th) anniversary of the date of the Member's death) in the form of a lump sum payment. Any such election must be made (and shall be deemed irrevocable) as of December 31 of the calendar year in which occurs the fifth (5th) anniversary of the Member's date of death. Provided, however, if the present value of the Member's vested Account balance (derived from Employer Contributions and any Employee Contributions) that is distributable on account of the death of the Member does not exceed $3,500, such Member's entire vested Account balance shall be distributed in a lump sum payment, which payment shall be made as soon as practicable, but (absent circumstances beyond the control of the Administrative Committee) in no event later than sixty (60) days after the last day of the Plan Year in which the Member's date of death occurs.

                        (3) DEFINITIONS.

                              (A) DESIGNATED BENEFICIARY. The individual who is
                        desig nated as the Beneficiary under the Plan in accordance with section 401(a)(9) of the Code.

                              (B) BENEFIT.

                                    (i) The Account Balance as of the last
                              valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions allocated to the Account as of dates in the valuation calendar year after the valuation date, and decreased by distributions made in the valuation calendar year after the valuation date.

                                    (ii) For purposes of Section
                              6.6(a)(iv)(3)(C)(i) above, if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution

::ODMA\PCDOCS\HOUSTON\998884\1
                                      VI-8

                              Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

                              (C) DISTRIBUTION CALENDAR YEAR. A calendar year
                        for which a minimum distribution is required.

                              (D) REQUIRED BEGINNING DATE.

                                    (i) GENERAL RULE. The Required Beginning
                              Date of a Member is the first day of April of the calendar year following the calendar year in which the Member attains age 70-1/2.

                                    (ii) TRANSITIONAL RULES. The Required
                              Beginning Date of a Member who attains age 70-1/2 before January 1, 1988, shall be determined in accordance with (1) or (2) below:

                                          (1) NON-5-PERCENT OWNERS. The Required
                                    Beginning Date of a Member who is not a
                                    5-percent Owner (defined below) is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70-1/2 occurs.

                                          The Required Beginning Date of a
                                    Member who is not a 5-percent Owner who
                                    attains age 70-1/2 during 1988 and who has not retired as of January 1, 1989, is January 1, 1990.

                                          (2) 5-PERCENT OWNERS. The Required
                                    Beginning Date of a Member who is a
                                    5-percent Owner during any year beginning after December 31, 1979, is the first day of April following the later of :

                                                (A) the calendar year in which
                                          the Member attains age 70-1/2, or

                                                (B) the earlier of the calendar
                                          year with or within which ends the
                                          Plan Year in which the Member becomes
                                          a 5-percent Owner, or the calendar
                                          year in which the Member retires.

::ODMA\PCDOCS\HOUSTON\998884\1
                                      VI-9

                                    (iii) 5-PERCENT OWNER. A Member is treated
                              as a 5- percent Owner for purposes of this Section if such Member is a 5-percent Owner as defined in
                              Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the Plan is Top-Heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66-1/2 or any subsequent Plan Year.

                                    (iv) DISTRIBUTIONS BEGUN TO 5-PERCENT OWNER.
                              Once distributions have begun to a 5-percent Owner under this Section, they must continue to be distributed, even if the Member ceases to be a 5-percent Owner in a subsequent year.

            (b) QUALIFIED JOINT AND SURVIVOR ANNUITY AND QUALIFIED PRERETIREMENT SURVIVOR ANNUITY RULES: Notwithstanding any other provisions of the Plan to the contrary, the following requirements that govern the qualified joint and survivor annuity ("QJSA") and qualified preretirement survivor annuity ("QPSA") shall supersede and override any con flicting provision of the Plan with respect to any portion of a Member's Account attributable to a transfer from a Prior Plan which was subject to such requirements. The QJSA and QPSA shall be the normal form of benefit for a Member who meets the requirements set forth in (i) below, unless the QJSA or QPSA is validly waived with spousal consent as described in (ii) and (iii) below. In the event of a valid waiver, a Member or his designated Beneficiary, as applicable, may elect an alternative form of payment pursuant to Section 6.6(a).

                  (i) APPLICATION, DEFINITIONS, TERMS AND PROVISIONS.
            Notwithstanding any other provision of Section 6.6(a) to the contrary, with respect to any Member:

                        (1) whose Account is used to offset benefits in any plan
                  described in clause (A) or clause (B), or is derived in part from (A) a direct or indirect transfer after December 31, 1984 from any defined contribution plan (described in Sections 401(a) and 414(i) of the Code which is subject to the funding standards of Section 412 of the Code) or any defined benefit plan (described in Sections 401(a) and 414(j) of the Code), or
                  (B) a direct or indirect transfer from any other defined contribution plan (described in Sections 401(a) and 414(i) of the Code) to which clause (A) applied to such Member as a participant in such plan, or which was required to provide automatic survivor benefits,

                        (2) who has been continuously married to the same spouse
                  throughout the one-year period ending on the earlier of (A) the Annuity Starting Date (described below) or (B) the date of the Member's death (provided, however, that if the Member is married for less than a one-year period ending on the Annuity Starting Date and the Member and his spouse

::ODMA\PCDOCS\HOUSTON\998884\1
                                      VI-10
                  in such marriage remain continuously married for at least a one-year period, such Member and his spouse shall be treated for purposes of this Section 6.6(b) as having been married throughout the one-year period ending on the Annuity Starting Date, and, therefore, the Plan shall treat any Member and spouse who are married on the Annuity Starting Date as married and, accordingly, must provide benefits which are to commence on the Annuity Starting Date in the form of a QJSA, unless the Member (with spousal consent) elects another form of benefit; provided, however that if the Member and the spouse do not remain married for at least a one-year period, the Plan shall treat the Member as not having been married on the Annuity Starting Date and, therefore, the spouse shall lose any right to a survivor benefit and no retroactive correction of the amount paid to the Member shall be required),

                        (3) who has completed at least one hour of service or at
                  least one hour of paid leave after August 23, 1984, and

                        (4) who has any vested and nonforfeitable right to any
                  portion of his Account balance derived from Employer Contributions, any benefit which is wholly or partially attributable to any direct or indirect transfer described in
                  Section 6.6(b)(i)(1) above and such Account balance derived from Employer Contributions which is payable under the Plan to a Member who is living on the Annuity Starting Date (described below) on account of such Member's retirement for age or disability or other termination of employment (for any reason other than the Member's death) on or after the first day of the Plan Year beginning after December 31, 1984, shall be paid in the form of a QJSA (described below), unless the Member and his spouse otherwise elect as described below.

                  In the event that such Member dies on or after August 23,
            1984, and before the Annuity Starting Date, a QPSA (described below) shall be provided to the Member's surviving spouse, unless the Member and his surviving spouse otherwise elect as described below. In addition, with respect to a Member who would be entitled to a QJSA if such Member were married, unless an optional form of benefit is selected within the 90-day period ending on the Annuity Starting Date, such unmarried Member's vested Account balance will be paid in the form of an immediate nontransferable life annuity which shall be purchased from any life insurance company licensed to conduct business in the State of the situs of the Trust. In the event of any conflict between applicable provisions of the Plan and the terms of such commercial annuity, the terms of the Plan shall control.

                  The term "qualified joint and survivor annuity" ("QJSA") means an immediate annuity which can be provided by the value of the Member's vested

::ODMA\PCDOCS\HOUSTON\998884\1
                                    VI-11
            interest in the balance credited to his Account (reduced by any security interest held by the Plan by reason of an outstanding loan to such Member) and that is payable for the life of the Member with a survivor annuity for the life of the Member's spouse which is fifty percent (50%), seventy-five percent (75%) or one hundred percent (100%) of the amount of the annuity which is payable during the joint lives of the Member and his spouse. The survivor percentage may be elected in writing by the Member, or fifty percent (50%) in the event no such election is made.

                  The term "qualified preretirement survivor annuity" ("QPSA")
            means an immediate annuity for the life of the surviving spouse which can be provided by the value of the Member's vested interest in the balance credited to his Account (reduced by any security interest held by the Plan by reason of an outstanding loan to such Member).

                  The term "Annuity Starting Date" means the first day of the first period for which an amount is paid as an annuity or any other form.

                  Periodic payments under the QJSA or the QPSA shall be provided by the purchase of a commercial annuity from any life insurance company licensed to conduct business in the State of the situs of the Trust, provided that either such annuity shall be issued or endorsed as nontransferable so that the owner thereof cannot sell, assign, discount, or pledge as collateral for a loan or as security for the performance of an obligation or for any other purpose his interest in such contract to any person other than the issuer of such annuity upon the surrender thereof. In the event of any conflict between the Plan and any such commercial annuity purchased hereunder, the terms of the Plan shall control. The Member's surviving spouse may elect to have any QPSA payable hereunder distributed as soon as administratively practicable.

                  (ii) ELECTION PERIODS. Each applicable Member (with the
            consent of his spouse) may elect (at any time during the ninety (90) day period ending on the Annuity Starting Date) to waive the QJSA form of benefit and such Member (without the consent of his spouse) may revoke any such election at any time during such election period. Except as otherwise provided below, the Member's waiver of the QJSA must (i) provide for at least one specific Beneficiary (including the specific nonspouse Beneficiary, a class of Beneficiaries, or any contingent Beneficiaries) who will receive the Plan benefit and (ii) specify the particular optional form of benefit payment. In addition, or in the alternative, each Member (with the consent of his spouse) generally may elect (at any time during the period which begins on the first day of the Plan Year in which the Member attains age thirty-five (35) and ends on the date of the Member's death) to waive the QPSA form of benefit, and such Member (without the consent of his spouse) may revoke any such election at any time during such period. Provided, however, each Member who otherwise would not be eligible to elect the waiver described in the immediately preceding sentence may nevertheless

::ODMA\PCDOCS\HOUSTON\998884\1
                                    VI-12
            elect to waive the QPSA form of benefit prior to the first day of the Plan Year in which the Member attains age thirty-five (35) provided that (i) a written explanation of the QPSA was given to the Member and (ii) such waiver shall become invalid upon the first day of the Plan Year in which the Member's thirty-fifth (35th) birthday occurs. If the Member (with the consent of his spouse) does not execute a new waiver after such date, the Member's surviving spouse shall receive the QPSA form of benefit upon the Member's death prior to the Annuity Starting Date. Except as otherwise provided below, the Member's waiver of the QPSA must provide for at least one specific Beneficiary (including the specific nonspouse Beneficiary, a class of Beneficiaries, or any contingent Beneficiaries) who will receive the Plan benefit, but is not required to specify the optional form of payment of any preretirement spousal death benefit.

                  Although the number of revocations shall not be limited,
            subject to the following sentence, any new waiver hereunder will require a new spousal consent, except that a married Member may change any optional form of preretirement spousal death benefit payment available under the Plan without obtaining spousal consent. Commencing with Plan Years beginning after October 22, 1986, any spousal consent that expressly acknowledges that a more limited consent could be provided may expressly permit designation by the Member of any Beneficiary (or any number of specified Beneficiaries), and any optional form of benefit payment available under the Plan where the spousal consent pertains to the Member's waiver of the QJSA, without any requirement of further consent by such spouse, and, in such event, no further spousal consent shall be required hereunder provided that any change of Beneficiary or optional form of benefit does not exceed any limit (contained in such spousal consent) on the Member's right to change any Beneficiary or optional form of benefit.

                  (iii) SPOUSAL CONSENT. Except as otherwise provided under
            applicable pro visions of this Section, no election by any Member under the preceding paragraph shall be effective unless the Member's spouse consents in writing to such election and acknowledges the effect of such election. The spouse's consent and acknowledgment shall (1) be limited to a benefit for at least one specific Beneficiary (or any optional form of benefit payment available under the Plan where the spousal consent pertains to the Member's waiver of the QJSA) which cannot be changed without spousal consent, (2) be filed with the Administrative Committee, (3) be signed by the spouse and (4) shall bear the signature of at least one person (who shall be an appointed representative of the Administrative Committee or a Notary Public) as witness to the spouse's signature. Commencing with Plan Years beginning after October 22, 1986, any such spousal consent (which expressly acknowledges that a more limited consent could be provided) may expressly provide that the spouse consents to designation by the Member of any Beneficiary (or any number of specified Beneficiaries) and any optional form of benefit payment available under the Plan where the spousal consent pertains to the Member's waiver of the QJSA, without any requirement of further

::ODMA\PCDOCS\HOUSTON\998884\1
                                    VI-13
            consent by the spouse. In such event, no further spousal consent shall be required, provided that any change of Beneficiary or optional form of benefit does not exceed any limit (contained in such spousal consent) on the Member's right to change any Beneficiary or optional form of benefit. Any spousal consent shall be deemed to be revocable unless it is expressly made irrevocable at the election of the Member's spouse.

                  Notwithstanding the preceding paragraph, the Member's election to waive the QJSA and/or the QPSA shall be effective if it is established to the satisfaction of the Administrative Committee that the consent required in the immediately preceding paragraph may not be obtained because (1) there is no spouse, (2) the spouse cannot be located, (3) the Member has provided a duly certified copy of a court order issued by a court of competent jurisdiction which recognizes that the Member is legally separated or has been abandoned (under applicable local law) and the Administrative Committee has not received a duly certified copy of a qualified domestic relations order (described in Section 414(p) of the Code) which requires spousal consent, or (4) there exist such other circumstances (as are prescribed under Sections 401(a) and/or 417(a)(2) of the Code) which obviate the necessity of obtaining the consent described in the preceding paragraph. In addition, if the surviving spouse is not legally competent to give consent, such spouse's legal guardian, which may be the Member, may give the required consent. Any consent by the Member's spouse (or establishment that the consent of a Member's spouse may not be obtained) shall be effective only with respect to such spouse. Any election of a Member (to waive the QJSA and/or the QPSA) which otherwise meets the above requirements of this paragraph shall become inoperative in the event (1) any missing spouse is located or
            (2) any other circumstances which earlier precluded the necessity of obtaining consent of the Member's spouse no longer exist.

                  For purposes of this Section, if a Member and his spouse are divorced prior to the Annuity Starting Date, any valid elections made while the Member was married to his former spouse will remain valid, unless otherwise provided under a qualified domestic relations order described in Section 414(p) of the Code, or unless the Member changes the election or remarries. If a Member dies after the Annuity Starting Date, the surviving spouse to whom he was married on the Annuity Starting Date is entitled to survivor benefit protection under any nonwaived QJSA even if such spouse and Member are not married when the Member dies. In addition, a former spouse will be treated as the Member's spouse or surviving spouse to the extent provided under a qualified domestic relations order described in Section 414(p) of the Code. Provided, however, where, because of a qualified domestic relations order, more than one individual is treated as the surviving spouse, the total amount to be paid as a QPSA or the survivor portion of a QJSA shall not exceed the amount that would have been paid if there were only one surviving spouse. Any such payment to each deemed surviving spouse shall be based on the life of each such spouse.

::ODMA\PCDOCS\HOUSTON\998884\1
                                    VI-14

                  (iv) NOTICE REQUIREMENTS. Within a reasonable period of time which shall not be less than thirty (30) days and not more than ninety (90) days before the Annuity Starting Date, each Member shall receive (by mail, personal delivery, permanent posting, repeated publication or similar means which would normally ensure the continued attention of such Member during the applicable election period described above) the following information written in nontechnical language: (1) a general description and explanation of the terms and conditions of the QJSA, (2) the circumstances under which the QJSA will be provided unless the Member elects to waive such form, (3) a general explanation of the Member's right to elect to waive the QJSA form of benefit and the effect of such waiver, (4) a general explanation of the rights of the Member's spouse and the need to obtain the consent of the Member's spouse in the event that the Member desires to waive the QJSA and the effect of failure to obtain any such consent required hereunder, and (5) a general explanation of the Member's right to revoke any election to waive the QJSA form of benefit and the effect of such revocation. Similarly, within the notification period described below, each Member shall receive (in the same manner as described above for the QJSA) a written explanation with respect to the QPSA comparable to that required above regarding the QJSA. For purposes of the previous sentence, the notification period means whichever of the following periods ends last: (1) the period beginning with the first day of the Plan Year in which the Member attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Member attains age 35, (2) a reasonable period ending after the Employee becomes a Member, (3) a reasonable period ending after Section 401(a)(11) of the Code applies to the Member, and (4) a reasonable period ending after separation from service in the case of a Member who separates before attaining age 35. A reasonable period ending after the events described in clauses (2) and (3) of the previous sentence is the end of the one-year period beginning with the date that the applicable event occurs. The notification period for the events described in the previous sentence begins one year prior to the occurrence of the applicable event. The notification period for the event described in clause (4) of the third preceding sentence begins one year before the separation from service and ends one year after such separation.

                  (v) DISTRIBUTION OF QPSA. Distribution of any QPSA payable hereunder shall be made as soon as practicable, but (absent circumstances beyond the control of the Administrative Committee and the Trustee) in no event later than 60 days after the end of the Plan Year in which the Member's date of death occurs. In no event shall the distribution of any such QPSA be delayed for a period which would contravene applicable provisions of Section 401(a)(9) of the Code.

                  (vi) GENERAL COMPLIANCE. The provisions of this Section are intended to comply with the requirements of Sections 401(a)(11) and 417 of the Code. To the extent that any provision hereof is inconsistent with the preceding sentence, such provision shall be deemed to be inoperative and the Plan shall be operated in a

::ODMA\PCDOCS\HOUSTON\998884\1
                                    VI-15
            manner which complies with the requirements of the immediately preceding sentence.

            (c) SPECIAL RULES: Notwithstanding the above requirements of Sections 6.6(a) but subject to the annuity requirements of 6.6(b), if applicable, distribution on behalf of any Member, including a Key Employee in a Top-Heavy plan (as such terms are defined in Section 7.4), may be made in accordance with the following requirements of this Section 6.6(c)) (regardless of when such distribution commences):

                  (i) The distribution by the Plan is one which would not have disqualified such Plan under Section 401(a)(9) of the Code as in effect prior to amendment by TEFRA or the Tax Reform Act of 1984;

                  (ii) The distribution is in accordance with a method of
            distribution designated by the Member whose interest in the Plan is being distributed or, if the Member is deceased, by a Beneficiary of such Member;

                  (iii) Such designation was in writing, was signed by the
            Member or the Beneficiary, and was made before January 1, 1984;

                  (iv) The Member had accrued a benefit under the Plan or any
            Prior Plan as of December 31, 1983; and

                  (v) The method of distribution designated by the Member or the
            Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Member's death, the Beneficiaries of the Member listed in order of priority.

            A distribution upon death will not be covered by this subsection unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Member. For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Member, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution (under which the distribution is being made) if the method of distribution was specified in writing and the distribution satisfies the requirements of applicable law. If a designation is revoked, any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code, but for the Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements set forth in
      Section 1.401(a)(9)-2 of the proposed Income Tax Regulations or any successor regulation. Any changes in the designation will

::ODMA\PCDOCS\HOUSTON\998884\1
                                    VI-16
      be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the event that an amount is transferred or rolled over from one plan to another plan, the rules set forth in the regulations or other authority issued under Section 401(a)(9) of the Code shall apply.

            (d) SPECIAL RULES REGARDING ELIGIBLE ROLLOVER DISTRIBUTIONS:
      Effective for distributions made after December 31, 1992, the Employer shall impose income tax withholding at a flat rate of twenty percent (20%) on any "eligible rollover distribution" (defined below) from the Plan that is not transferred directly to an "eligible retirement plan" (defined below). The Employer shall provide a notice to the recipient of a Plan distribution prior to making the distribution, which notice shall generally explain the tax withholding and rollover rules that apply to such distribution. The requirements of this Section 6.6(d) shall be construed in accordance with Section 401(a)(31) of the Code.

                  (i) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this
            Section 6.6(d), a distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an eligible rollover distribution (other than, if applicable, any portion attributable to the offset of the Member's outstanding loan balance pursuant to the Plan's loan procedures, if any) paid directly to an eligible retirement plan specified by the distributee in a direct rollover. The provisions of this Paragraph shall apply only if the Member's eligible rollover distributions during the Plan Year are reasonably expected to total $200 or more or, if less than 100% of the Member's eligible rollover distribution is to be a direct rollover, the direct rollover is $500 or more. Prior to any direct rollover pursuant to this Paragraph, to the extent required by the Administrative Committee, the distributee shall furnish the Administrative Committee with a statement from the plan administrator or trustee of the qualified plan, or the trustee or custodian of the individual retirement account or annuity, to which the direct rollover is to be transferred that such plan, account or annuity is, or is intended to be, an eligible retirement plan.

                  (ii) DEFINITIONS.

                        (1) ELIGIBLE ROLLOVER DISTRIBUTION: An eligible rollover
                  distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years

::ODMA\PCDOCS\HOUSTON\998884\1
                                    VI-17
                  or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                        (2) ELIGIBLE RETIREMENT PLAN: An eligible retirement
                  plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in
                  Section 403(a) of the Code, or a qualified trust described in
                  Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (iii) DISTRIBUTEE: A distributee includes an Employee or
            former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code and
            Section 6.11 hereof, are distributees with regard to the interest of the spouse or former spouse.

                  (iv) DIRECT ROLLOVER: A direct rollover is a payment by the
            Plan to the eligible retirement plan specified by the distributee.

      6.7 LOST MEMBERS OR BENEFICIARIES; ESCHEAT: If a former Member or Beneficiary cannot be located within sixty (60) days of the date any benefits payable under the Plan should be paid or commence to be paid pursuant to Section 6.6, the former Member's entire Account may be forfeited and allocated as any other forfeiture pursuant to applicable provisions of Section 4.6. Notwithstanding the preceding sentence, if the former Member or Beneficiary files a valid claim pursuant to Section 6.10 for the forfeited benefits payable under the Plan, then (i) as soon as administratively practicable, the forfeited benefits payable to such former Member or Beneficiary shall be reinstated effective as of the date of receipt of the claim and (ii) as soon as administratively practicable following the Employer's Contribution (pursuant to applicable provisions of Section 3.3) of an amount equal to the value of such forfeited benefits, the value of the reinstated benefits shall be paid pursuant to Section 6.6.

      Should the Plan be joined as a part to any escheat proceedings concerning rights to any benefits payable to a former Member or Beneficiary, the Plan shall comply with any final judgment (of the appropriate court declaring that title to any benefits payable under the Plan to a former Member or Beneficiary vests in the State) by (i) treating the judgment as if it were a claim filed by the former Member or Beneficiary on the effective date of the final judgment and
(ii) paying the State as if it were the former Member or Beneficiary who filed the claim for benefits which the court determined to have escheated to the State.


::ODMA\PCDOCS\HOUSTON\998884\1
                                    VI-18

      6.8   WITHDRAWALS BY MEMBERS:

      WITHDRAWAL OF EMPLOYER CONTRIBUTIONS: Subject to the conditions of this Section, upon giving written notice to the Administrative Committee, any Member who is suffering an immediate and heavy financial hardship (i) because of expenses previously incurred, or necessary to be incurred, for medical care described in Section 213(d) of the Code (not covered by insurance or otherwise reimbursable from any other source) of the Member, the Member's spouse or any other person who qualifies as a dependent of the Member under Section 152 of the Code, (ii) due to lack of funds required to pay expenses and/or other amounts required (excluding mortgage payments) to effect the purchase of a principal residence for the Member, (iii) due to a lack of funds required to make any payment required to avoid eviction from the Member's principal residence, or
(iv) due to lack of funds required to make any payment required to avoid foreclosure on the Member's principal residence, or (v) due to a lack of funds to pay tuition or related educational fees for the next twelve (12) months of post-secondary education for the Member, the Member's spouse or dependents (described above), shall be entitled to withdraw from his Account, in the order of priority set out below, an amount equal to the lesser of (A) the amount needed to alleviate the hardship or (B) the Distributable Amount (defined below) then credited to the Member's Account. The requested withdrawal under clause (A) of the immediately preceding sentence may include an additional amount necessary to pay any federal, state or local income taxes or penalties (including additional taxes under Section 72(t) of the Code) that are reasonably expected to result from the withdrawal. For purposes of clause (B) of the second preceding sentence, in accordance with Section 1.401(k)- 1(d)(2)(ii) of the Income Tax Regulations, the Distributable Amount shall be equal to the Member's total Salary Reduction Contributions credited to his Employer Nonforfeitable Contributions Account as of the date of withdrawal; provided, however, the Distributable Amount shall be increased by any Qualified Nonelective Contributions and net earnings and appreciation on Salary Reduction Contributions and Qualified Nonelective Contributions that were credited to the Member's Nonforfeitable Contributions Account as of December 31, 1988. The Distributable Amount shall not include any (i) Qualified Nonelective Contributions and (ii) earnings and appreciation, that were credited to the Member's Nonforfeitable Contributions Account after December 31, 1988. Any such Member who is entitled to a QJSA and/or a QPSA described in Section 6.6(b) shall not be entitled to make a withdrawal hereunder unless such Member's spouse consents to such withdrawal in a manner which complies with the requirements of a spousal consent under Section 6.6(b). The requested withdrawal may also include an additional amount necessary to pay any federal, state or local income taxes or penalties (including additional taxes under Section 72(t) of the Code) that are reasonably expected to result from the withdrawal.

      Except as may otherwise be prescribed by the Administrative Committee under nondiscriminatory rules, withdrawals permitted hereunder shall be made in the following order: first, the Employee Prior Plan Account, if any; second, the Employee Rollover Account, if any; third, the Employer Contributions Account, whereunder the Member shall effect withdrawal first from amounts attributable to any Profit Sharing Contributions and any income and increments thereon, and next, from any Matching Contributions and any income and increments thereon; and fourth, subject to the preceding paragraph, the Employer Nonforfeitable Contributions Account, whereunder the Member shall effect such withdrawal first from amounts attributable to any Qualified

::ODMA\PCDOCS\HOUSTON\998884\1

Nonelective Contributions and any income and increments thereon, next, from any Profit Sharing Contributions and any income and increments thereon, and lastly from Salary Reduction Contributions and any income or increments thereon. The entire withdrawable balance then credited to the applicable account described in the preceding sentence must be withdrawn before withdrawals may be made from the next account. All other amounts credited to such Member's Account and not withdrawn shall remain in such Member's Account.

      If a withdrawal is made at a time when the Member is not fully vested in his Employer Contributions Account and such Member can increase his vested percentage in his Employer Contributions Account, the Member's vested interest in his Employer Contributions Account at any relevant time will be determined under the following formula: X = P(AB + D)-D. For purposes of applying the formula: P is the vested percentage at the relevant time; AB is the Employer Contributions Account balance at the relevant time; and D is the amount of the withdrawal.

      A Member shall not be considered as suffering an immediate and heavy financial hardship unless such Member submits to the Administrative Committee
(i) written evidence (satisfactory to the Administrative Committee) of such hardship and the amount needed to alleviate the hardship (ii) and any other written agreement or other documentation which the Administrative Committee deems to be necessary or appropriate in order to ensure that the Member understands and will comply with the requirements of this Section. Absent actual knowledge to the contrary, any Member shall be deemed to have met the requirements of the immediately preceding sentence if the Member complies with the requirements of the next sentence and if he submits a written request in which he specifically identifies the hardship and attaches a photocopy of (i) bills for medical care (described in the first paragraph of this Section) previously incurred or physician's reports and other evidence of medical care to be incurred, (ii) a contract to purchase property which he represents to be his principal residence, (iii) a notice or other evidence of imminent eviction from property which the Member represents to be his principal residence, (iv) a notice or other evidence of imminent foreclosure action with respect to property which the Member represents to be his principal residence, (v) enrollment or registration forms or other evidence of tuition and related educational fees due for the next twelve (12) months of post-secondary education, or (vi) other evidence of the claimed hardship and the amount of funds required to alleviate such hardship.

      In addition, the Member must represent in writing that (i) his financial need cannot be relieved through reimbursement or compensation by insurance or otherwise, (ii) his financial need cannot be relieved through liquidation of any of his remaining assets (or any remaining assets of his spouse or minor children that are readily available to him) without such liquidation itself causing an immediate and heavy financial hardship, (iii) his financial need cannot be relieved through his cessation of any contributions authorized by such Member to the Plan, (iv) the Member has received or applied for all other distributions available to him from plans maintained by the Employer and any other employer, and such distributions have not or will not relieve the claimed financial hardship, and (v) such Member has received or applied for all nontaxable loans available to him from plans maintained by the Employer (or any other employer) and from commercial sources, and such loans have not or will not relieve the claimed financial hardship. For purposes of this paragraph, a need cannot reasonably be relieved by one of the actions listed in items (i) through (v) above if the

::ODMA\PCDOCS\HOUSTON\998884\1
                                    VI-20
effect would be to increase the amount of the need. For example, the need for funds to purchase a principal residence cannot reasonably be relieved by a Plan loan if the loan would disqualify the employee from obtaining other necessary financing.

      The Administrative Committee shall have no duty or obligation to independently investigate or verify the truth or accuracy of any representation of the Member or the authenticity or accuracy of any documentary evidence provided by the Member and, absent actual knowledge to the contrary, the Administrative Committee shall assume that any such representation is true and correct and any such documentary evidence is authentic and correct.

      Any withdrawal hereunder shall result in suspension (for a period of 12 months after the Member's receipt of amounts withdrawn hereunder) of Salary Reduction Contributions and any other elective deferrals (described in Section 402(g)(3) of the Code) and any employee contributions described in Section 401(m) of the Code under any other plan of deferred compensation maintained by the Employer and/or any Affiliated Employer. The term "any other plan of deferred compensation" as used in the immediately preceding sentence shall mean any plan of deferred compensation maintained by the Employer or any Affiliated Employer, including stock option, stock purchase and similar plans, as well as a cash or deferred arrangement under a cafeteria plan described in Section 125 of the Code, but excluding health or welfare benefit plans and excluding the mandatory contributions portion of any defined benefit plan maintained by the Employer or any Affiliated Employer. Accordingly, as a prior condition of any hardship withdrawal, the Member shall execute any written agreement or other document that the Administrative Committee deems necessary to ensure that during the one-year suspension period, the Member is on notice and will comply with requirements of Section 401(k) of the Code.

      In addition, under the Plan and any other plan maintained by the Employer and/or any Affiliated Employer, the Member may not authorize Salary Reduction Contributions or any other elective deferrals (described in Section 402(g)(3) of the Code) for the Member's taxable year next following the taxable year of receipt of the amount withdrawn hereunder which are in excess of the applicable dollar limit under Section 402(g) of the Code for such next taxable year, less the amount of such Member's Salary Reduction Contributions and any other elective deferrals (described above) for the Member's taxable year of receipt of the amount withdrawn hereunder.

      No withdrawal hereunder shall result in any forfeiture of a Member's vested Account balance and no repayment of amounts withdrawn in order to wholly or partially restore a withdrawing
Member's Account shall be permitted.

      Subject to the rules established under Section 4.10, for purposes of allocating appreciation or depreciation and income or loss of the Trust Fund, such withdrawal shall be subtracted from the Member's Employer Account balance at the beginning of the applicable accounting period in which the withdrawal is made. A Member shall not be allowed to make more than one withdrawal from his Employer Account under this Section during any given Plan Year.


::ODMA\PCDOCS\HOUSTON\998884\1
                                    VI-21

      6.9 CLAIMS PROCEDURE FOR BENEFITS: When a benefit is due under the Plan, a claim should be submitted to the personnel office of the Employer by which the Member is or was employed. Under normal circumstances a final decision on a claimant's request for benefits shall be made within ninety (90) days after receipt of the claim. However, if special circumstances require an extension of time to process a claim, a final decision may be deferred up to one hundred eighty (180) days after receipt of the claim if, prior to the end of the initial ninety (90) day period, the claimant is furnished with written notice of the special circumstances requiring the extension and the anticipated date of a final decision. If the claim is denied, within the applicable period of time set out above, the claimant shall receive written notification of the denial, which notice shall set forth the specific reasons for the denial, the relevant Plan provisions on which the denial is based, and the claims review procedure under the Plan. In the event that a claim is denied, or in the event that no action is taken on the claim within the above-described period(s) of time, the following procedure shall be used:

            (a) First, in the event that the claimant does not timely receive the above-described written notification, the claimant's request for benefits shall be deemed to be denied as of the last day of the relevant period and the claimant shall be entitled to a full review of his claim in accordance with the following provisions of this Section.

            (b) Second, a claimant is entitled to a full review of his claim after actual or constructive notification of a denial. A claimant desiring a review must make a written request to the Administrative Committee requesting such a review, which may include whatever comments or arguments the claimant wishes to submit. Incident to the review, the claimant may represent himself or appoint a representative to do so, and will have the right to inspect all documents pertaining to the issue. The Administrative Committee, in its sole discretion, may schedule any meeting(s) with the claimant and/or the claimant's representative that it deems necessary or appropriate to facilitate or expedite its review of a denied claim.

A request for a review must be filed with the Administrative Committee within ninety (90) days after the denial of the claim for benefits was actually or constructively received by the claimant. If no request is received within the 90-day time limit, the denial of benefits will be final. However, if a request for review of a denied claim is timely filed, the Administrative Committee must render its decision under normal circumstances within sixty (60) days of its receipt of the request for review. In special circumstances the decision may be delayed if, prior to expiration of the initial 60-day period, the claimant is notified of the extension, but must in any event be rendered no later than one hundred twenty (120) days after receipt of the request. If the decision on review is not furnished to the claimant within the applicable time period(s) set above, the claim shall be deemed denied on the last day of the relevant period. All decisions of the Administrative Committee shall be in writing and shall include specific reasons for whatever action has been taken, including the specific Plan provisions on which the decision is based.

      6.10  LOANS TO MEMBERS AND BENEFICIARIES:

::ODMA\PCDOCS\HOUSTON\998884\1
                                    VI-22

            (a) Effective as of January 1, 1992, loans may be permitted from time to time, as determined by the Administrative Committee, to any (i) Member or (ii) former Member, Beneficiary, or alternate payee under a qualified domestic relations order described in Section 414(p) of the Code, who is a "party in interest," as defined in Section 3(14) of the Act, or a "disqualified person," as defined in Section 4975(e)(2) of the Code, and (iii) on whose behalf an Account or subaccount is maintained under the Plan (hereinafter an individual described in clause (i) or (ii) and (iii) shall be referred to as a "Qualified Participant"). For purposes of this Section, a "loan" shall include any modification to an existing loan hereunder so long as, at the time of any such modification, the requirements of this Section are met. Any action taken by the Administrative Committee shall be communicated to Qualified Participants at such time and in such manner as shall be prescribed by the Administrative Committee. Any duties allocated to the Administrative Committee under this Section may be delegated by the Administrative Committee, by action or in writing, to an Employee or Employees appointed by the Administrative Committee.

            A Qualified Participant may borrow from his vested Account balance under the Plan, subject to the following provisions of this Section and to such additional rules or guidelines as the Administrative Committee may adopt hereunder. Loan application forms (hereinafter referred to as the "application forms") shall (i) specify the terms pursuant to which the loan is requested to be made, (ii) authorize the repayment of the loan through payroll deductions in accordance with subsection (c) of this
      Section if the Qualified Participant is an Employee, or authorize a procedure whereby the Qualified Participant is to pay monthly in accordance with subsection (c) of this Section if the Qualified Participant is not an Employee, (iii) provide such additional information and documentation as the Administrative Committee shall require, and (iv) include a note and security agreement, duly executed by the Qualified Participant, pursuant to which the Qualified Participant promises to repay the note and grants a security interest, as described in subsection (c) of this Section, to secure repayment of the loan and the note.

            (b) The Administrative Committee shall issue rules or guidelines ("Standards") which shall not be inconsistent with applicable provisions of the Code and the Act and which shall be uniformly applicable to all Qualified Participants similarly situated and shall govern the Administrative Committee's approval or disapproval of completed application forms. Under such Standards, the Administrative Committee shall consider the Qualified Participant's creditworthiness and credit history, fair market value and liquidity of the Qualified Participant's collateral to be pledged as security for the loan, and any other factors which the Administrative Committee determines are considered in a normal commercial setting by a commercial lender. To the extent not inconsistent with the requirements of applicable provisions of the Code and the Act, the Standards shall prescribe the manner for determining the annual rate of interest to be charged on each loan to a

::ODMA\PCDOCS\HOUSTON\998884\1
                                    VI-23

      Qualified Participant under the Plan. Without limiting the scope of the immediately preceding sentence, such annual rate of interest for such loans must provide the Plan with an annual rate of return commensurate with the prevailing interest rate charged on similar commercial loans by persons in the business of lending money for loans which would be made under similar circumstances. In addition, the Standards may provide for assessment of a fee for processing loan application forms, obtaining credit reports, collection and processing late payments, and similar administrative expenses which amounts shall be charged directly to the Account of the affected Qualified Participant. The Administrative Committee shall from time to time prescribe such additional Standards that it deems to be necessary or appropriate and which are consistent with proper lending practices.

            (c) Subject to applicable provisions of this Section, following receipt of a properly completed application form, each Qualified Participant who, pursuant to the Standards, the Administrative Committee determines to be credit worthy and to be able to provide the requisite security shall be entitled to borrow from his Account an amount which (when added to the outstanding balance of all other loans to the Qualified Participant under all "qualified employer plans," as defined in Section 72(p)(4) of the Code, of the Employer and any Affiliated Employers) is not in excess of the lesser of (i) $50,000, reduced by the excess, if any, of
      (a) the highest outstanding balance of such loans during the one-year period ending on the day before the latest date on which a loan was made, over (b) the outstanding balance of such loans on the latest date on which a loan was made, or (ii) one-half (1/2) of the present value of the vested account balance of the Qualified Participant under the Plan as of the most recent valuation date. Any modification of an existing loan hereunder shall be deemed to be a new loan for purposes of this Section. Any such loan shall be secured by such Qualified Participant's vested interest in his Account balance; provided however, such security interest may not exceed one-half of such Account balance immediately after the origination of each loan hereunder. In addition, any loan originated or modified hereunder with respect to a Qualified Participant who is an Employee shall be repaid by payroll deduction pursuant to a substantially level amortization schedule as provided in the Standards issued by the Administrative Committee (with payments not less frequently than quarterly) over the term of the loan. Any such loan issued hereunder to a Qualified Participant who is not an Employee shall be repaid monthly by the Qualified Participant in accordance with a substantially level amortization schedule as provided in the Standards issued by the Administrative Committee (with payments not less frequently than monthly) over the term of the loan. No loan shall have a maturity date in excess of five (5) years, unless the loan is used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Member.

            Any loan may be prepaid without penalty, if the Qualified Participant repays the full amount of the loan, plus all interest accrued and unpaid thereon; provided,

::ODMA\PCDOCS\HOUSTON\998884\1
                                    VI-24
      however, partial payments on a loan may be permitted by the Administrative Committee pursuant to nondiscriminatory rules established by the Administrative Committee which are applicable to similarly situated Qualified Participants.

            Notwithstanding any other provision to the contrary, (i) no loan shall be made to any Qualified Participant who is or was either an "owner employee" or is a "shareholder employee" of any Employer that is an S corporation within the meaning of such terms under Section 4975(d) of the Code, (ii) no Qualified Participant shall be entitled to a loan from the Trustee if the amount of the requested loan is less than $1,000, (iii) except as may otherwise be prescribed by the Administrative Committee from time to time and communicated to Qualified Participants, no Qualified Participant shall be entitled to originate more than one loan during any single Plan Year, (iv) no Qualified Participant will be eligible to receive a new Plan loan while he has an outstanding Plan Loan, and (v) no Qualified Participant shall be entitled to a loan from the Trustee if the making of the loan would interfere with the orderly management of the Plan for the benefit of all the Qualified Participants or otherwise contravene any applicable law or regulation.

            Any Qualified Participant who is entitled to a QJSA and/or a QPSA described in Section 6.6(b) must obtain any consent required of his or her spouse under Section 6.6(b) within the 90-day period before the time any portion of the Qualified Participant's Account balance is used as security for the loan. Except as provided below, a new consent is required if the Account balance is used for any increase in the amount of security and, for purposes of obtaining spousal consent, any renegotiation, extension, renewal or other revision of a loan shall be treated as a new loan made on the date of the renegotiation, extension, renewal or other revision. Any such consent may provide that the spouse consents to use of the Qualified Participant's Account as security for any future loans without any requirement of any further consent by the spouse and, in such event, no further spousal consent will be required. The spouse's consent shall comply with the requirements of Section 6.6(b), but shall be deemed to meet any requirements contained in such Section relating to the consent of any subsequent spouse.

            (d) Any loan or loans to a Qualified Participant hereunder shall not be made as an investment of the Trust Fund but instead shall be considered to be an earmarked investment of the Qualified Participant's Account. A subaccount shall be established for the Qualified Participant and shall be maintained until the loan or loans are repaid in full. Such loan or loans shall be the only investment of such subaccount and thus such subaccount shall not be taken into account for purposes of determining or allocating income, gains or losses of any commingled portion of the Trust Fund and all costs, charges, fees or expenses in connection with acquisition and disposition of such investment of the subaccount shall be charged directly to such subaccount.


::ODMA\PCDOCS\HOUSTON\998884\1
                                    VI-25

            (e) The Administrative Committee or its delegate shall, in accordance with the Standards, review and approve or disapprove completed application forms as soon as practicable after its receipt thereof, and shall promptly notify the applying Qualified Participant of the disposition of his application form. The Administrative Committee shall have the authority to delegate the power to review and approve or disapprove loans under this Section to a Plan Loan Administrator or such other agents as the Administrative Committee deems appropriate, provided that any such agent shall act in accordance with the Standards established by the Administrative Committee pursuant to this Section.

            (f) The unpaid balance owed by a Qualified Participant on a loan under the Plan shall not reduce the amount credited to his Account under the Plan. However, from the time of payment of the proceeds of the loan to the Qualified Participant, his Account balance shall be deemed invested, to the extent of such unpaid loan balance, in such loan until the complete repayment thereof or distribution from such Account. At the time a loan is made, the amount loaned shall first be deemed an investment of, and allocated to, the Qualified Participant's individual investment accounts maintained under his Account, and the loan proceeds shall be withdrawn pro-rata from each of the investment funds within which such individual accounts are invested.

            (g) Except in the event of application of a Qualified Participant's Account balance to repayment of a loan in the event of a default in accordance with subsection (j) of this Section, no withdrawal may be made by a Qualified Participant under Section 6.8 of any amount deemed invested in the outstanding balance of any loan made pursuant to this Section.

            (h) The amount of any distribution otherwise payable to a Qualified Participant shall be reduced by the amount owed (including any accrued interest) on all loans of the Qualified Participant at the time of such distribution. The Trustee shall apply the pledged portion of the Qualified Participant's Account to be distributed or paid toward the liquidation of the Qualified Participant's indebtedness to the Plan and the Trustee. Such reduction shall constitute a complete discharge of all liability to the Plan and the Trustee for the loan to the extent of such reduction.

            (i) Repayment of all loans under the Plan shall be secured by the Qualified Participant's vested Account balance in accordance with applicable provisions of subsection (c) of this Section; provided, however, that repayment shall be secured by the Qualified Participant's vested interest in his Account only for such time and to the extent that a portion of such loan is allocated to such Account. Any loan repayment shall first be credited as soon as practicable to the Qualifying Participant's segregated subaccount. Such credited amounts shall be transferred as soon as practicable following receipt to the individual accounts of the Qualified Participant from which the assets were released upon establishment of the segregated

::ODMA\PCDOCS\HOUSTON\998884\1
                                    VI-26
      subaccount, and shall thereafter be invested as part of the Trust Fund. A Qualified Participant may prepay his loan at any time, without penalty, provided that he pays the full amount of the loan, including accrued interest.

            If the Qualified Participant should cease to be an Employee for any reason but no distribution is made under the Plan with respect to such Qualified Participant, or if the loan is to a Qualified Participant who is a former Member or a Beneficiary and no distribution is made under the Plan with respect to such Qualified Participant, then the Qualified Participant may make all repayments due on his outstanding loan by personal check or money order in accordance with the Qualified Participant's repayment schedule.

            (j) In the event of failure to make any payment of principal or interest under a loan when due, the loan shall be in default ("Default") and all the unpaid balance owed by the Qualified Participant and all accrued but unpaid interest shall be due and payable immediately. Following a Default, the Administrative Committee and the Trustee may apply any pledged portion of the vested Account balance of the Qualified Participant to pay the loan, in whole or in part, and take any other action or remedy as allowed by law, provided that no application of a Qualified Participant's vested Account balance shall occur prior to the time such vested Account balance is otherwise distributable under the terms of the Plan, except as permitted by the Code and the Act. The amount of any withdrawal or distribution from the vested Account balance of a Qualified Participant or Beneficiary following a Default shall then be reduced by the amount of any loan in Default and such amount shall be applied to the unpaid loan balance and any accrued but unpaid interest thereon.

      6.11 DISTRIBUTIONS TO DIVORCED SPOUSE: Subject to the provisions of
Section 11.3 which pertain to qualified domestic relations orders ("QDRO") and pursuant to the QDRO procedures of the Plan, in the event that the Administrative Committee receives a domestic relations order that it determines to be a valid QDRO, and if such QDRO provides that distribution of vested benefits to an alternate payee described therein is not to commence or be made immediately, but the QDRO provides for the apportionment of such benefits to be made immediately, the Administrative Committee shall establish a separate account under the Plan for the alternate payee. Subject to Section 11.3 and the QDRO procedures of the Plan, if the Administrative Committee receives a domestic relations order that it determines to be a valid QDRO, and if the QDRO provides that distribution of vested benefits to an alternative payee described therein is to commence or be made immediately, then the Administrative Committee shall direct the Trustee to effect distribution to the alternate payee who, for the purpose of effecting such distribution, shall be considered and treated as any other Member who is entitled to receive a benefit payable under the Plan.

      The Administrative Committee shall comply with the terms and provisions of any QDRO, including orders which require distributions to an alternate payee prior to a Member's "earliest retirement age" as such term is defined in Section 206(d)(3)(E)(ii) of the Act and Section 414(p)(4)(B) of the Code, and shall establish appropriate procedures to effect the same.

::ODMA\PCDOCS\HOUSTON\998884\1
                                    VI-27

      If any such distribution pursuant to a QDRO is made at a time when the Member is not fully vested in his Employer Contributions Account and the Member can increase his vested percentage in his Employer Contributions Account, the Member's vested interest in his Employer Contributions Account shall be determined by the following formula: X = P(AB + D)-D. For purposes of applying the formula: P is the vested percentage at the relevant time; AB is the Employer Contributions Account balance at the relevant time; and D is the amount of the distribution. For purposes of allocating income or loss and appreciation or depreciation of the Trust Fund, such distribution shall be subtracted from the Member's Account balance at the beginning of the Plan Year (or such other accounting period prescribed by the Administrative Committee) in which the distribution is made.


      6.12 SPECIAL TRANSITION RULE: Notwithstanding any other provisions of the Plan to the contrary, if the Plan is retroactively effective with respect to any Plan Year, the benefits payable under the Plan to any Member who terminated employment during such Plan Year (or other applicable accounting period) shall be determined with reference to the special transition rules of Sections 1.2,
4.11 and 11.5.


::ODMA\PCDOCS\HOUSTON\998884\1
                                    VI-27

                                   ARTICLE VII

                            TOP-HEAVY PLAN PROVISIONS

      Capitalized terms used in this Article VII which are not otherwise defined in Article I of the Plan are defined in Section 7.4.

      7.1 GENERAL RULES FOR DETERMINING TOP-HEAVY STATUS: In order to determine whether the Plan is Top-Heavy for a Plan Year, it is necessary to determine (i) whether the Employer must be aggregated with other employers which will be treated as a single employer, (ii) what the Determination Date is for the Plan Year, (iii) which Employees or former Employees or other individuals who perform or performed services as owners or employees of any Affiliated Employer which is not an Employer (whether or not Qualified Plan participants) are, or formerly were, Key Employees, (iv) which former Employees or other individuals who performed services as owners or employees of any Affiliated Employer which is not an Employer (whether or not Qualified Plan participants) have not performed any service for the Employer (or any Affiliated Employer which is not an Employer) at any time during the five-year period ending on the Determination Date, (v) if, at any time during the five-year period ending on the Determination Date, the Employer and the Affiliated Employers maintain or maintained Qualified Plans (whether or not terminated) in addition to the Plan, which Qualified Plans (including the Plan) are required or permitted to be aggregated to determine Top-Heavy status and (vi) the present value of accrued benefits (including distributions made during the plan year of the Qualified Plan(s) and the four preceding plan years of the Qualified Plan(s)) of Key Employees, former Key Employees and non-Key Employees. For this purpose, the Employer and all Affiliated Employers must be treated as one employer and the Employees or former Employees or other individuals who perform or performed services as owners or employees of any Affiliated Employer which is not an Employer (whether or not participants in all Qualified Plans maintained by the Employer and the Affiliated Employers) must be categorized as Key Employees, former Key Employees or non-Key Employees. Former Key Employees are non-Key Employees and are excluded entirely from the calculation used to determine if a plan or aggregation group of plans is Top-Heavy.

      With respect to plan years beginning after December 31, 1984, the accrued benefit of any individual who has not performed any services for the Employer or any Affiliated Employer at any time during the five-year period ending on the Determination Date shall be excluded from the calculation used to determine if the plan or aggregation group of plans is Top-Heavy. In addition, incident to testing whether any such Plan or group of plans is Top-Heavy, an individual's present value of accrued benefits is used only once. All Qualified Plans (of the Employer and the Affiliated Employers) in which a Key Employee participates, and certain other Qualified Plans, must be aggregated to form the Required Aggregation Group. Other Qualified Plans may be aggregated with the Required Aggregation Group to form a Permissive Aggregation Group. Once aggregated, all Qualified Plans that are required to be aggregated will be Top-Heavy Plans only if the aggregation group is Top-Heavy. No Qualified Plan in the Required Aggregation Group will be Top-Heavy if the Required Aggregation Group is not Top-Heavy. If a Permissive Aggregation Group is TopHeavy, only those Qualified Plans which are part of the Required Aggregation Group shall be treated as Top-Heavy Plans subject to the provisions of this Article VII.

      7.2   COMPUTATION OF PRESENT VALUE OF ACCRUED BENEFITS:

            (a) DEFINED CONTRIBUTION PLAN(S): The present value of accrued benefits as of the Determination Date for any individual who is a participant in a Qualified Plan which is (or is treated as) a defined contribution plan is the sum of (i) the account balance as of the most recent valuation date occurring within a 12-month period ending on the Determination Date, and (ii) an adjustment for contributions due as of the Determination Date. In the case of such a Qualified Plan not subject to the minimum funding requirements of Section 412 of the Code, the adjustment in (ii) is generally the amount of any contributions actually made after the valuation date but on or before the Determination Date. However, in the first plan year of the Qualified Plan, the adjustment in
      (ii) should also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first plan year of the plan. In the case of a Qualified Plan that is a defined contribution plan and is subject to the minimum funding requirements, the account balance in (i) should include contributions that would be allocated as of a date not later than the Deter mination Date, even though those amounts are not yet required to be contributed. Thus, the account balance will include contributions waived in prior years as reflected in the adjusted account balance and contributions not paid that resulted in a funding deficiency. The adjusted account balance is described in Rev. Rul. 78-223, 1978-1 C.B. 125. Also, the adjustment in (ii) should reflect the amount of any contribution actually made (or due to be made) after the valuation date but before the expiration of the extended payment period in
      Section 412(c)(10) of the Code. The account balance of any individual who has not performed services for the Employer at any time during the 5-year period ending on the Determination Date shall be disregarded.

            (b) DEFINED BENEFIT PLANS: The present value of an accrued benefit under a Qualified Plan that is a defined benefit plan as of the Determination Date must be determined as of the most recent valuation date which is within a 12-month period ending on the Determination Date. In the first plan year of a plan, the accrued benefit for a current participant must be determined either (i) as if the individual terminated service as of the Determination Date (i.e., the last day of plan year of the plan) or, (ii) as if the individual terminated service as of the valuation date, but taking into account the estimated accrued benefit as of the Determination Date. However, for any other year, the accrued benefit for a current participant must be determined as if the individual terminated service as of such valuation date. For this purpose, the valuation date must be the same valuation date used for computing plan costs for minimum funding, regardless of whether a valuation is performed that year. For pur poses of this paragraph, present value shall be determined with reference to the interest rate and mortality table used to determine Actuarial Equivalent optional

::ODMA\PCDOCS\HOUSTON\998884\1
                                    VII-1
      benefits under the defined benefit plan. The accrued benefit of a Member (other than a Key Employee) shall be determined (i) under the method which is used for accrual purposes for all plans of the Employer or (ii) or if there is no method described in clause (i), as if such benefit occurred not more rapidly than the slowest accrual rate permitted under Section 411(b)(1)(c) of the Code. The accrued benefit of any individual who has not performed services for the Employer at any time during the 5-year period ending on the Determination Date shall be disregarded.

            (c) EMPLOYEE CONTRIBUTIONS: For purposes of determining the present value of accrued benefits in either a defined benefit or defined contribution plan, the accrued benefits attributable to employee contributions are considered to be part of the accrued benefits whether such contributions are mandatory or voluntary. However, the amounts attributable to deductible employee contributions are not considered to be part of the accrued benefits.

            (d) DISTRIBUTIONS: For purposes of determining the present value of accrued benefits, distributions made within the plan year of the Qualified Plan that includes the Determination Date or within the four preceding plan years of such plan are added to the present value of accrued benefits in testing for topheaviness. However, in the case of distributions made after the valuation date and prior to the Determination Date, such distributions are not included as distributions in Section 416(g)(3)(A) of the Code to the extent that such distributions are included in the present value of the accrued benefits as of the valuation date. In the case of the distribution of an annuity contract, the amount of such distribution is deemed to be the current actuarial value of the contract, determined on the date of the distribution. Benefits paid on account of death are treated as distributions hereunder to the extent such benefits do not exceed the present value of accrued benefits immediately prior to death.

            (e) ROLLOVER CONTRIBUTIONS AND PLAN-TO-PLAN TRANSFERS: With respect to proper treatment of rollover contributions and plan-to-plan transfers incident to determining the present value of accrued benefits, it must first be determined whether the rollovers and plan-to-plan transfers are unrelated (both initiated by the employee and made from a plan maintained by one employer to a plan maintained by another employer) or whether they are related (a rollover either not initiated by the employee or made to a plan maintained by the same employer). For purposes of determining whether the employer is the same employer, all employers aggregated under Section 414(b), (c), (m) or (o) of the Code are treated as the same employer. Thus, the Employer and all Affiliated Employers are to be treated as a single employer. In the case of unrelated rollovers, (i) the plan providing the distributions shall count the distribution as a distribution under Section 416(g)(3)(B) of the Code and (ii) the plan accepting the rollover shall not consider the rollover part of the accrued benefit if such rollover was accepted after December 31, 1983, but must consider it part of the accrued benefit if such rollover was accepted prior to January 1, 1984. In the case

::ODMA\PCDOCS\HOUSTON\998884\1
                                    VII-2
      of related rollovers, the plan providing the rollover shall not count the rollover as a distribution under Section 416(g)(3)(B) of the Code and the plan accepting the rollover counts the rollover in the present value of the accrued benefits. Rules for related rollovers do not depend on whether the rollover was accepted prior to January 1, 1984.

      7.3 SPECIAL RULES FOR PLAN YEARS THAT PLAN IS TOP-HEAVY: Notwithstanding any other provision of the Plan and Trust to the contrary, if the Plan is Top-Heavy for any Plan Year beginning after December 31, 1983, then the following provisions shall be applicable and shall supersede and override any conflicting provision of the Plan for such Plan Year:

            (a) VESTING: Vesting of accrued benefits (described in Section 411(a)(7) of the Code and attributable to the Employer Contributions Account, including bene fits accrued before the effective date of Section 416 of the Code and benefits accrued before the Plan became Top-Heavy) under the Plan shall be determined in accordance with the vesting table set out in Section 6.4.

            (b) TOP-HEAVY COMPENSATION: Considered Compensation and Top Heavy Compensation for any one Participant for such Plan Year in excess of $200,000 or, for Plan Years beginning after December 31, 1993, $150,000 (as adjusted at such time and in such manner as may be prescribed in Section 401(a)(17) of the Code), shall be disregarded for any Plan Year in which the Plan is Top-Heavy.

            (c) MINIMUM ALLOCATIONS: Subject to the following provisions hereof, for any Plan Year in which the Plan is Top-Heavy, each Member shall receive an allocation of the Employer Contribution and forfeitures, if any, for the Plan Year in an amount equal to the lesser of (i) three percent (3%) of the Members' Top-Heavy Compensation and (ii) the largest percentage of Top-Heavy Compensation provided on behalf of any Key Employee. The minimum allocation shall be made without regard to any contribution to Social Security. To the extent permitted under applicable law or other authority issued thereunder by the appropriate governmental authority, in determining whether an allocation of Employer Contributions equal to the required percentage of Top-Heavy Compensation meets the requirements of this Section, all benefits allocated under defined contribution plans required to be aggregated under Section 7.1 shall be considered benefits allocated under the Plan and, with respect to Plan Years beginning after December 31, 1984, any Employer Contribution attributable to a salary reduction or similar arrangement shall be taken into account. Accordingly, for the purpose of clarity and without limiting the scope of the immediately preceding sentence, (i) with respect to Plan Years beginning after December 31, 1988, any elective deferral (described in Section 402(g)(3) of the Code) under the Plan or any plan described in the immediately preceding sentence on behalf of any Member who is not a Key Employee shall not be treated as an Employer Contribution for purposes of this Section, but will be treated as an Employer Contribution for purposes of determining the percentage at which

::ODMA\PCDOCS\HOUSTON\998884\1
                                    VII-3

      Contributions are made for the Key Employee with the highest percentage;
      (ii) qualified non Salary Reduction Contributions (described in Section 401(m)(4)(C) of the Code) under the Plan or any plan described in the immediately preceding sentence on behalf of any Member shall be treated as an Employer Contribution for purposes of this Section; and (iii) with respect to Plan Years beginning after December 31, 1988, any matching contribution (described in Section 401(m)(4)(A) of the Code) under the Plan or any plan described in the immediately preceding sentence on behalf of any Member who is not a Key Employee shall not be treated as an Employer Contribution for purposes of this Section to the extent such matching contribution is treated as an elective deferral for purposes of satisfying the actual deferral percentage test of Section 401(k)(3) of the Code or a matching contribution for purposes of satisfying the actual contribution percentage of Section 401(m)(2) of the Code.

            Notwithstanding the preceding paragraph, in the event that an Employee is a Member of the Plan and another Qualified Plan which is a defined benefit plan maintained by the Employer and/or any Affiliated Employer, such Employee shall not receive both the minimum benefit provided hereunder and the minimum benefit provided under the defined benefit plan on account of such plans being Top-Heavy. Instead, the aggregate minimum benefit requirement for any Employee who is a Member under the Plan, and any defined benefit plan described in the preceding sen tence, shall be provided under the defined benefit plan, which defined benefit minimum shall be offset by the value of the Member's vested and nonforfeitable interest in his accrued benefit derived from Employer Contributions under the Plan. If the defined benefit minimum will be paid in the form of an annuity, the offset shall be effected by converting the Member's vested accrued benefit derived from Employer Contributions under the Plan into an annuity (payable in the same form and commencing at the same time as the defined benefit minimum) which can be provided by the Member's vested accrued benefit derived from Employer Contributions using the interest rate and mortality table for immediate annuities published by the Pension Benefit Guaranty Corporation as in effect on the date the defined benefit minimum is to commence. If the defined benefit minimum is paid in the form of a lump sum, the lump sum value of the Member's accrued benefit derived from Employer Contributions under the Plan shall be offset against the single sum value of the defined benefit minimum calculated in accordance with the applicable provisions of the defined benefit plan. For purposes of this Section, a Member's accrued benefit derived from Employer Contributions shall include any prior withdrawals or distributions attributable thereto.

            (d) SPECIAL RULES: For any Plan Year that the Plan is (i) Top-Heavy and the additional minimum benefit described in Section 416(h) of the Code is not provided or (ii) Super Top-Heavy, the limitations of Section 4.3(d)(iv) and (v) shall be applied by substituting "100 percent" for "125 percent" wherever it appears therein. Such substitution shall not cause a reduction in any account balances

::ODMA\PCDOCS\HOUSTON\998884\1
                                    VII-4
      attributable to Contributions for a Plan Year prior to the Plan Year in which the Plan is Top-Heavy or Super Top-Heavy.

      7.4 DEFINITIONS: For purposes of this Article VII, the following terms shall be defined as follows:

            (a) AFFILIATED EMPLOYER: "Affiliated Employer" shall mean the Affiliated Employer described in Article I of the Plan.

            (b) DETERMINATION DATE: "Determination Date" shall mean with respect to a single Qualified Plan, (i) the last day of the preceding plan year of the Qualified Plan, or (ii) in the case of the first plan year of the Qualified Plan, the last day of such plan year. When aggregating Qualified Plans, the value of accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

            (c) EMPLOYEE: "Employee" shall mean the Employee described in
      Article I of the Plan.

            (d) EMPLOYER: "Employer" shall mean the Employer described in
      Article I of the Plan.

            (e) KEY EMPLOYEE: "Key Employee" shall mean with respect to any Qualified Plan, any Employee or former Employee (or any other person (i) who is or was employed by any Affiliated Employer or (ii) who owns or owned any interest in any Affiliated Employer and who derives or derived earned income from such Affiliated Employer or would have derived earned income had such Affiliated Employer had net profits), including any beneficiary described below, who, at any time during the Qualified Plan's plan year containing the Determination Date or any of the four (4) preceding plan years of such Qualified Plan, is:

                  (i) An officer of any Employer or any Affiliated Employer
            treated separately, if such individual earns annual compensation for a plan year (for services rendered to the Employer and any Affiliated Employer during the relevant plan year of the Qualified
            Plan) greater than fifty percent (50%) of the amount in effect under
            Section 415(b)(1)(A) of the Code as in effect for the calendar year in which such plan year ends for plan years beginning after December 31, 1986 (one hundred fifty percent (150%) of the maximum dollar limitation set forth under Section 415(c)(1)(A) of the Code as in effect for the calendar year in which such plan year ends for plan years beginning prior to January 1, 1987); provided, however, subject to the last paragraph of this Section 7.4(e), no more than fifty (50) individuals who are or were Employees of the

::ODMA\PCDOCS\HOUSTON\998884\1
                                    VII-5

            Employer and/or employees of an Affiliated Employer or, if less, the greater of three (3) individuals who are Employees of the Employer and/or employees of an Affiliated Employer or ten percent (10%) of all such individuals, shall be considered Key Employees by reason of being officers;

                  (ii) One of the ten (10) individuals owning (or considered as owning within the meaning of Section 318 of the Code) both more than a 1/2 percent interest and the largest interests in the Employer or any Affiliated Employer, treated separately, if such individual earns annual compensation for a plan year (for services rendered to the Employer and any Affiliated Employer during the relevant plan year of the Qualified Plan) more than the maximum dollar limitation set forth under Section 415(c)(1)(A) of the Code as in effect for the calendar year in which such plan year ends; provided, however, if two such individuals have the same interest in the Employer or Affiliated Employer, treated separately, the individual earning the greater compensation (for purposes of this Section 7.4(e)(ii)) shall be treated as having a larger interest;

                  (iii) Any individual owning (or considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the outstanding stock of any corporate Employer or any corporate Affiliated Employer treated separately, or stock possessing more than five percent (5%) of the total combined voting power of all stock of any corporate Employer or any corporate Affili ated Employer, treated separately, or, if the Employer or Affiliated Employer is not a corporation, any individual owning more than five percent (5%) of the capital or profits interest of such Employer, or Affiliated Employer treated separately; or

                  (iv) Any individual whose aggregate annual compensation for a plan year (for services rendered to the Employer and any Affiliated Employer during the relevant plan year of the Qualified Plan) is more than $150,000 and who would be described in Section 7.4(e)(iii) if one percent (1%) were substituted for five percent (5%) therein.

            Any Beneficiary of an Employee who is a Key Employee or a former Key Employee and any Beneficiary of any other individual described above who is a Key Employee or former Key Employee shall be treated as a Key Employee or former Key Employee, whichever is applicable. Similarly, any Beneficiary of an Employee who is a former non-Key Employee and any Beneficiary of any other individual

::ODMA\PCDOCS\HOUSTON\998884\1
                                    VII-6
      described above who is a former non-Key Employee shall be treated as a former non-Key Employee.

            For purposes of applying Section 318 of the Code to the provisions of this Section, subparagraph (C) of Section 318(a)(2) of the Code shall be applied by sub stituting five percent (5%) for fifty percent (50%). For purposes of this Section, annual compensation for the plan year of the Qualified Plan shall include all remuneration described in Treasury Regulation Section 1.415-2(d) and any successor thereto, but including amounts contributed by the Employer or Affiliated Employer pursuant to a salary reduction agreement which are excludable from the individual's gross income under Section 125, Section 402(a)(8), Section 402(h) or
      Section 403(b) of the Code.

            In the event that the number of Key Employees determined under Subsection (e)(i) of this Section would, but for the numerical limitations of that Subsection, exceed the number determined under that Subsection, then those officers having the largest annual compensation during the plan year of the Qualified Plan and the four (4) preceding plan years of such Qualified Plan shall be the Key Employees. Such term shall not include any officer or employee of an entity referred to in Section 414(d) of the Code. Notwithstanding any provision hereof to the contrary, determination of who is a Key Employee shall be made in accordance with Section 416(i)(1) of the Code.

            (f) MEMBER: "Member" shall mean any Member described in Article I of the Plan except that if the Plan is Top-Heavy, in addition to Employees who would otherwise be considered to be Members under the Plan, the following Employees shall be considered to be Members solely for purposes of determining the individuals entitled to share in the minimum benefit described in Section 7.3(c): (i) Members who have not separated from service at the end of the Plan Year, (ii) individuals who are otherwise eligible to participate in the Plan but who have failed to complete 1000 hours of service (or the equivalent) during the Plan Year, (iii) individuals who are otherwise eligible to participate in the Plan but who declined to make any required Contributions to the Plan or, in the case of a cash or deferred arrangement, any Salary Reduction Contributions permitted or required under the Plan, or (iv) individuals who are eligible to participate in the Plan but who have been excluded from the Plan because each such individual's Considered Compensation is less than a stated amount.

            (g) PERMISSIVE AGGREGATION GROUP: "Permissive Aggregation Group" shall mean a Required Aggregation Group plus one or more Qualified Plans which are not part of the Required Aggregation Group but which satisfy the requirements of Section 401(a)(4) and 410 when considered together with the Required Aggregation Group.


::ODMA\PCDOCS\HOUSTON\998884\1
                                    VII-7

            (h) QUALIFIED PLAN: "Qualified Plan" shall mean the Plan and any other defined contribution plan (whether or not terminated) described in
      Section 414(i) of the Code and/or any defined benefit plan (whether or not terminated) described in Section 414(j) of the Code which is/are (or with respect to any such plan which has been terminated, was/were) maintained at any time during the five-year period ending on the Determination Date by the Employer and/or the Affiliated Employers and intended to meet the requirements of Section 401(a) of the Code; provided, however, a simplified employee pension plan described in Section 408(k) of the Code shall be treated as a defined contribution plan.

            (i) REQUIRED AGGREGATION GROUP: "Required Aggregation Group" shall mean a group of Qualified Plans, which group shall include each Qualified Plan maintained by the Employer and/or the Affiliated Employers in which a Key Employee participates in the relevant plan year including the Determination Date, or any of the four preceding plan years, and which group shall exclude any Qualified Plan in which a Key Employee does not participate at any time during the plan year, or any of the four preceding plan years, unless during such period such Qualified Plan enables any Qualified Plan in which a Key Employee participates to meet the requirements of Sections 401(a)(4) or 410 of the Code.

            (j) SUPER TOP-HEAVY: "Super Top-Heavy" shall mean Top-Heavy except for purposes of this Section 7.4(j), "ninety percent (90%)" shall be substituted for "sixty percent (60%)" wherever the latter percent appears in Section
      7.4(k).

            (k) TOP-HEAVY: "Top-Heavy" shall mean with respect to any Qualified Plan, which is not included in any aggregation group, any such Qualified Plan where under, as of the Determination Date, the sum of the present value of the accrued benefits for Key Employees is more than sixty percent (60%) of the sum of the present value of the accrued benefits of all Employees of the Employer plus, if applicable, all employees (and self-employed individuals) of all Affiliated Employers, excluding former Key Employees, and shall mean with respect to any aggregation group, Required Aggregation Group or Permissive Aggregation Group, whereunder as of the Determination Date, the sum of the present value of the accrued benefits for Key Employees is more than sixty percent (60%) of the sum of the present value of accrued benefits of all Employees of the Employer plus all employees (and self-employed individuals) of all Affiliated Employers, excluding former Key Employees. For purposes of this Section 7.4(k), the accrued benefit of any individual who is not a Key Employee, but who is a former Key Employee will be disregarded, and, with respect to Plan Years beginning after December 31, 1984, the accrued benefit of any individual described in this Section 7.4(k) who has not performed any service for the Employer and any Affiliated Employer(s) maintaining any Qualified Plan at any time during the five-year period ending on the Determina tion Date shall be disregarded. In addition, when aggregating Qualified Plans, the

::ODMA\PCDOCS\HOUSTON\998884\1
                                    VII-8
      value of accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

            (l) TOP-HEAVY COMPENSATION: "Top-Heavy Compensation" shall mean with respect to Plan Years beginning on or after January 1, 1989, (i) the wages (as defined in Section 3401(a) of the Code for purposes of income tax withholding at the source) that are paid (within the meaning of Section 1.415-2(d)(3) and (4) of the Income Tax Regulations) to the Employee by the Employer during the Plan Year for services performed and reportable on the Employee's form W-2 (or its successor), determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code), plus any reduction under a compensation deferral agreement under (a) a plan described in Section 401(k) or 408(k) of the Code, (b) an annuity described in Section 403(b) of the Code or (c) an election under a cafeteria plan described in Section 125 of the Code, (ii) that is actually paid to or is includible in the gross income of the Member within the relevant Plan Year, or would have been so paid or includible but for a reduction described in clause (i) immediately above, and (iii) that does not exceed $200,000 or, for Plan Years beginning after December 31, 1993, $150,000 (as adjusted at such time and in such manner as may be prescribed in Section 401(a)(17) of the Code). With respect to Plan Years beginning prior to January 1, 1994, "Top Heavy Compensation" shall mean compensation as defined in Section 1.415-2(d)(1) and (2) of the Income Tax Regulations.


::ODMA\PCDOCS\HOUSTON\998884\1
                                    VII-9

                                  ARTICLE VIII

                            ADMINISTRATIVE COMMITTEE

      8.1 APPOINTMENT, TERM OF SERVICE AND REMOVAL: The Board shall appoint an Adminis trative Committee of not less than three (3) persons, the members of which shall serve until their resignation, death or removal. Any member of the Administrative Committee may resign at any time by mailing or delivering written notice of such resignation to the Board. Any member of the Administrative Committee may be removed by the Board, with or without cause, at any time by mailing or delivering written notice to such person at the address set forth in the records of the Employer. Vacancies in the Administrative Committee arising by resignation, death, removal or otherwise shall be filled by such persons as may be appointed by the Board.

      8.2 POWERS: The Administrative Committee shall be a fiduciary and shall, in that capacity, have the exclusive responsibility for the general administration of the Plan, according to its terms and provisions, and shall have all discretion and powers necessary to accomplish such purposes, including, but not by way of limitation, the right, power, and authority:

            (a) To make nondiscriminatory rules and regulations for the admin istration of the Plan which are not inconsistent with the terms and provisions hereof;


            (b) To construe all terms, provisions, conditions, and limitations of the Plan; and its construction thereof, shall be final and conclusive on all persons or entities;

            (c) To correct any defect, supply any omission, or reconcile any inconsistency which may appear in the Plan in such manner and to such extent as it shall deem necessary or appropriate, and its judgment in such matters shall be final and conclusive as to all persons and entities;

            (d) To select, employ, and compensate from time to time such consultants, actuaries, accountants, attorneys, and other agents and employees as the Administrative Committee may deem necessary or advisable for the proper and efficient administration of the Plan; any agent, firm or employee so selected by the Administrative Committee may be a "disqualified person" or a "party in interest" but only if the requirements of Section 4975(d) of the Code and Section 408(b) of the Act have been satisfied;

            (e) To determine all questions relating to the eligibility of Employees to become Members, and to determine the period of Active Service and the amount of Considered Compensation upon which the benefits of each Member shall be calculated;


::ODMA\PCDOCS\HOUSTON\998884\1
                                     VIII-1

            (f) To determine all controversies relating to the administration of the Plan, including but not limited to: (i) differences of opinion arising between an Employer and the Trustee or a Member, or any combination thereof; and (ii) any questions it deems advisable to determine in order to promote nondiscriminatory administration of the Plan for the benefit of the Members and Beneficiaries;

            (g) Subject to portfolio standards and guidelines which may be established by the Trustee from time to time, to direct and instruct (or to appoint an investment manager which would have the power to direct and instruct) the Trustee in all matters relating to the preservation, investment, reinvestment, management and disposition of the Trust Fund;

            (h) To direct and instruct the Trustee in all matters relating to the payment of Plan benefits and to determine the entitlement of a Member or a Beneficiary to a benefit should he appeal a denial of his claim, or any portion thereof;

            (i) Subject to Section 10.7 and with the consent or ratification of the Board, to take any action necessary or appropriate to cause to be directly transferred to the Trustee any or all of the assets held with respect to a Member under any other plan which expressly permits such transfer and which otherwise satisfies the requirements for establishing a Predecessor Plan Account described in Section 1.1. For the limited purpose of being eligible to have a transfer described in the preceding sentence made on behalf of an Employee who is not a Member, such Employee shall be deemed to be a Member; provided, however, such Employee shall not be entitled to authorize Contributions to the Plan or share in the allocation of any Employer Contributions or forfeitures unless and until such Employee satisfies the applicable eligibility requirements of the Plan. Any amounts transferred to such Predecessor Plan Account shall not have any effect on limitations under the Plan on Member or Employer Contributions under the Plan;

            (j) With the consent or ratification of the Board, to direct the Trustee to enter into any agreement that the Administrative Committee deems to be necessary or appropriate to effect any transaction described in Section 8.2(i) or 11.7; and

            (k) To delegate by written notice such clerical and recordation duties of the Administrative Committee under the Plan as the Administrative Committee may deem necessary or advisable for the proper and efficient administration of the Plan or the Trust.

      8.3 ORGANIZATION: The Administrative Committee shall select from among its members a chairman, who shall preside at all of its meetings, and shall select a secretary, who need not be a member of the Administrative Committee and who shall keep all records, documents and data pertaining to its supervision of the administration of the Plan.


::ODMA\PCDOCS\HOUSTON\998884\1
                                     VIII-2

      8.4 QUORUM AND MAJORITY ACTION: A majority of the members of the Administrative Committee constitutes a quorum for the transaction of business. The majority vote of the members present at any meeting at which there is a quorum will decide any question brought before that meeting. In addition, the Administrative Committee may decide any question, taken without a meeting, by a majority vote of all of its members, or by a consent executed by all of its members.


      8.5 SIGNATURES: The chairman, the secretary and any one or more of the members of the Administrative Committee to which the Administrative Committee has delegated the power, shall each, severally, have the power to execute any document on behalf of the Administrative Committee, and to execute any certificate or other written evidence of the action of the Administrative Committee. The Trustee, after being notified of any such delegation of power in writing, shall thereafter accept and may rely upon any document executed by such member or members as representing the action of the Administrative Committee until the Administrative Committee files with the Trustee a written revocation of that delegation of power.

      8.6 DISQUALIFICATION OF COMMITTEE MEMBER: No member of the Administrative Committee shall have the right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which an Administrative Committee member is so disqualified to act and the remaining members cannot agree, the Board shall appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.

      8.7 DISCLOSURE TO MEMBERS: The Administrative Committee shall make available to each Member and Beneficiary for his examination such records, documents and other data as are required under the Act, but only at reasonable times during business hours. No Member or Beneficiary shall have the right to examine any data or records reflecting the compensation paid to any other Member or Beneficiary, and the Administrative Committee shall not be required to make any other data or records available other than those required by the Act.

      8.8 STANDARD OF PERFORMANCE: The Administrative Committee, and each of its members, shall (i) use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in conducting his business as the administrator of the Plan; (ii) when exercising its power to direct investments, divers ify the investments of the Plan so as to minimize the risk of large losses unless under the circumstances it is clearly prudent not to do so; and
(iii) otherwise act in accordance with the provisions of the Plan and the Act.

      The Administrative Committee shall exercise its responsibility and authority hereunder in an uniform and non-discriminatory manner with respect to all Members.

      8.9 LIABILITY OF COMMITTEE AND LIABILITY INSURANCE: No member of the Administrative Committee shall be liable for any act or omission of any other member of the Administrative

::ODMA\PCDOCS\HOUSTON\998884\1
                                     VIII-3

Committee, the Trustee, any investment manager appointed by the Administrative Committee, or any other agent or representative appointed by the Administrative Committee, except to the extent required by the Act and any other applicable state or federal law, which liability cannot be waived. No member of the Administrative Committee shall be liable for any act or omission on his own part except to the extent required by the Act, and any other applicable state or federal law, and then only if and to the extent such liability cannot be waived. It is the express intent of the Plan to waive any such liability to the full extent permitted by law.

      Further, it is specifically provided that, if directed by the Administrative Committee, the Trustee may purchase out of the Trust Fund insurance for the members of the Administrative Committee, any other fiduciaries appointed by the Administrative Committee and for the Trust Fund itself, to cover liability or losses occurring by reason of the act or omission of any one or more of the members of the Administrative Committee or any other appointed fiduciary under the Plan or any other agents; provided, however, such insurance permits recourse by the insurer against the members of the Administrative Committee or the other concerned fiduciaries in the case of a breach of a fiduciary obligation by one or more members of the Administrative Committee or other fiduciary covered thereby.

      8.10 EXEMPTION FROM BOND: No member of the Administrative Committee shall be required to give bond for the performance of his duties hereunder, unless required by the Act or by other law which cannot be waived.

      8.11 NO COMPENSATION: The Administrative Committee shall serve without compensation for its services, but shall be reimbursed by the Employer(s) for all expenses properly and actually incurred in the performance of its duties under the Plan, unless the Employer(s) elects to have such expenses paid out of the Trust Fund. Each Employer shall bear such portion of such expense as shall be determined by the Administrative Committee based upon the approximate total amount in the Accounts of Members employed by it as compared to the approximate total amount in the Accounts of all Members.

      8.12 PERSONS SERVING IN DUAL FIDUCIARY ROLES: Any person, group of persons, corporation, firm or other entity, may serve in more than one fiduciary capacity with respect to the Plan, including the ability to serve both as Trustee and as a member of the Administrative Committee.

      8.13 ADMINISTRATOR: For all purposes of the Act, the Administrator of the Plan shall be the Plan Sponsor. The Administrator of the Plan shall have final responsibility for compliance with all reporting and disclosure requirements imposed with respect to the Plan under any applicable federal or state law, or under any regulations or other authority promulgated thereunder by the appropriate governmental authority.

      8.14 PAYMENT OF EXPENSES: All expenses incident to the administration of the Plan and Trust, including but not limited to, legal, accounting, Trustee fees, investment management, and record keeping, shall be paid by the Trustee from the Trust Fund and, until paid, shall constitute a claim against the Trust Fund which is paramount to the claims of Members and beneficiaries;

::ODMA\PCDOCS\HOUSTON\998884\1
                                     VIII-4
provided, however, that (i) the obligation of the Trustee to pay an expense from the Trust Fund shall cease to exist to the extent such expense is paid by an Employer and (ii) in the event the Trustee's compensation is paid from the Trust Fund, any individual serving as Trustee who already receives full-time pay from an Employer shall not receive any additional compensation for serving as Trustee.


      8.15 INDEMNIFICATION OF MEMBERS OF ADMINISTRATIVE COMMITTEE. To the full extent permitted by law, the Plan Sponsor and each other Employer, jointly and severally, shall indemnify and hold harmless each past, present and future member of the Administrative Committee against, and each member of the Administrative Committee shall be entitled without further act on his part to indemnity from each Employer for, any and all losses, liabilities, costs and expenses (including the amount of judgments, court costs, reasonable attorneys' fees, and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Employer itself) incurred by such member in connection with or arising out of any pending, threatened or anticipated possible action, suit, or other proceeding, including any investigation that might lead to such a proceeding, in which he is or may be involved by reason of or in connection with his being or having been a member of the Administrative Committee, whether or not he continues to be a member of the Administrative Committee at the time of incurring any such losses, liabilities, costs and expenses; provided, however, that such indemnity shall not include any losses, liabilities, costs and expenses incurred by such member of the Administrative Committee (i) with respect to any matters as to which he is finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful and culpable misconduct in the performance of his duties as a member of the Administrative Committee, or (ii) with respect to any matter to the extent that a settlement thereof is effected in an amount in excess of the amount approved by the Plan Sponsor (or by the affected Employer if not an Affiliated Employer), which approval shall not be unreasonably withheld. No right of indemnification hereunder shall be available to, or enforceable by, any such member of the Administrative Committee unless, within sixty (60) days after his actual receipt of service of process in any such action, suit or other proceeding (or such longer period as may be approved by the Board), he shall have offered the Plan Sponsor (or affected Employer if not an Affiliated Employer), in writing, the opportunity to handle and defend same at its sole expense. The decision by the Plan Sponsor or other affected Employer to handle the proceeding shall conclusively determine that such person is entitled to the indemnity provided herein unless then otherwise expressly agreed by the person. Until and unless a final judicial determination has been made that indemnity is not applicable, all such person's expenses shall be promptly and fully paid or reimbursed by the Plan Sponsor and each other Employer upon demand by such person. The foregoing right of indemnification shall inure to the benefit of the heirs, executors, administrators and personal representatives of each such member of the Administrative Committee and shall be in addition to all other rights to which such member may be entitled as a matter of law, contract, or otherwise.


::ODMA\PCDOCS\HOUSTON\998884\1
                                     VIII-5

                                   ARTICLE IX

                       ADOPTION OF PLAN BY OTHER EMPLOYERS

      9.1 ADOPTION PROCEDURE: Any business organization may, with the approval of the Board, adopt the Plan for all or any classification of its Employees, as permitted by Section 401(a) of the Code, by delivering to the Administrative
Committee:

            (a) A certified resolution or consent of the sole proprietor, managing partner(s) or board of directors (or equivalent governing authority) of the adopting Employer, or a duly executed adoption instrument (adopted and approved by the sole proprietor, managing partner(s) or board of directors (or equivalent governing authority) of the adopting Employer)) setting forth its agreement to be bound as an Employer by all the terms, provisions, conditions and limitations of the Plan, except those, if any, specifically set forth in the adoption instrument;

            (b) All information required by the Administrative Committee and the Trustee with reference to Employees or Members; and

            (c) The written consent of the Board to the adoption of this Plan. Any adoption may be made retroactive to the beginning of a Plan Year by complying with the foregoing conditions on or before the last day of that Plan Year.

      The provisions of the Plan shall apply separately and equally to each Employer and its Employees in the same manner as is expressly provided herein with respect to the Plan Sponsor and its Employees, except that the power to appoint or otherwise affect the Administrative Committee or the Trustee and the power to amend or terminate the Plan shall be exercised by the Plan Sponsor alone. Nevertheless, any Employer may, with the consent of the Plan Sponsor, incorporate in its adoption agreement or in an amendment document specific provisions relating to the operation of the Plan, and such provisions shall become a part of the Plan as to such Employer only.

      9.2 NO JOINT VENTURE IMPLIED: The adoption instrument executed by an Employer shall become, as to it and its Employees, a part of the Plan. However, except as otherwise provided under the Plan, neither the adoption of the Plan by an Employer, nor any act performed by it in relation to the Plan shall ever create a joint venture or partnership relation between it and any other Employer. Although the Accounts of Members employed by the Employers which adopt the Plan shall be commingled for purposes of investment thereof, unless the Administrative Committee and the Trustee are otherwise directed by the Board, amounts held in the Trust Fund allocable to a particular Employer shall, on an ongoing basis, be available to pay benefits to Members employed by that Employer, and to pay benefits to Members employed by any other Employer which is an Affiliated Employer required to be aggregated with the first such Employer, but not otherwise. In addition, unless the Administrative Committee and Trustee are otherwise directed by the Board, the Administrative Committee shall maintain completely separate accounts and records for the Plan Sponsor and each other Employer which is an Affiliated Employer required to be aggregated with

::ODMA\PCDOCS\HOUSTON\998884\1
                                      IX-1
the Plan Sponsor (and Employees thereof who are Members), but otherwise the Plan shall be maintained on a consolidated basis for the Plan Sponsor and all such other Affiliated Employers. The Administrative Committee shall maintain completely separate accounts and records for any Employer that is not an Affiliated Employer, as distinguished from maintaining the Plan on a consolidated basis with such other Employer.

      9.3 TRANSFER OF MEMBERS: If an Employee of one Employer is Transferred to the service of another Employer, the Employee shall maintain all of his rights under the Plan. Contributions to the Transferred Employee's Employer Account shall be handled in accordance with the provisions of Sections 4.2 and 4.8, and his Active Service shall be considered uninterrupted, as if no Transfer had occurred. Unless otherwise provided hereunder, Active Service with any Employer shall count as Active Service with all Employers, whether before or after the date that the Employer adopts the Plan.


::ODMA\PCDOCS\HOUSTON\998884\1
                                      IX-2

                                    ARTICLE X

                            AMENDMENT AND TERMINATION

      10.1 RIGHT TO AMEND AND LIMITATIONS THEREON: The Administrative Committee shall have the right to amend the Plan. Any amendment shall (i) be made by a written instrument and executed by an appropriate officer of the Plan Sponsor,
(ii) set forth the nature of the amendment and its effective date (which may be retroactive), and (iii) be supported by a certified copy of the resolution or direction which authorized or ratified it. Although the Trustee shall be expected to execute each amendment of the Plan, failure of the Trustee to execute any such amendment shall not adversely affect the Plan Sponsor's exclusive right to effectively amend the Plan without regard to any act or forbearance on the part of the Trustee. No amendment shall:

            (a) Except as otherwise specifically provided in the Plan, cause or permit any Trust Fund assets to be diverted to any purpose other than the exclusive benefit of the Members and their Beneficiaries;

            (b) Decrease the accrued benefit of any Member or after July 30, 1984, eliminate a protected form of benefit in violation of Section 411(d)(6) of the Code;

            (c) Increase the duties or liabilities of the Trustee without its prior written consent; or

            (d) Change the vesting schedule to one which would result in the nonforfeitable percentage of the accrued benefit derived from Employer Contributions (determined as of the later of the amendment's adoption date or effective date) of any Member being less than such nonforfeitable percentage computed under the Plan without regard to such amendment. If the Plan's vesting schedule is amended, or if the Plan is amended in any way that directly or indirectly affects the computation of the Member's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a Top-Heavy vesting schedule, each Member with at least three years of service with an Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amend ment or change. With respect to Members who are not entitled to be credited with at least one hour of service in any Plan Year beginning after December 31, 1988, the immediately preceding sentence shall be applied by substituting "five years of service" for "three years of service". The period during which the election may be made shall begin no later than the date upon which the amendment is adopted or deemed to be made and shall end no later than the latest of the following dates: (1) the date which is sixty (60) days after the day the amendment is adopted or deemed to be made; (2) the date which is sixty (60) days after the day that the amendment becomes effective; or (3) the date which is sixty (60) days after the day that the Member is issued written notice of the amendment by the Employer.

::ODMA\PCDOCS\HOUSTON\998884\1
                                     X-1

      In the event of an amendment, each Employer will be deemed to have consented to and adopted the amendment unless an Employer notifies the Plan Sponsor and the Administrative Committee to the contrary in writing within thirty (30) days after receipt of a copy of the amendment, in which case the rejection will constitute a withdrawal from the Plan by that Employer.


      10.2 MANDATORY AMENDMENTS: Except as otherwise provided in the Plan, or except as otherwise prescribed by applicable law or other authority prescribed thereunder by the appropriate governmental authority, the Contributions of each Employer to the Plan are intended to be:

            (a) Deductible under applicable provisions of the Code;

            (b) Exempt from the federal Social Security Act, as amended;

            (c) Exempt from withholding under the Code; and

            (d) Excludable from any Employee's regular rate of pay, as that term is defined under the Fair Labor Standards Act of 1938, as amended.

The Administrative Committee shall make such amendments to the Plan as may be necessary to carry out this intention, and all such amendments may be made retroactively.

      10.3 WITHDRAWAL OF AN EMPLOYER: An Employer may withdraw from the Plan either by rejecting an amendment or by giving written notice of its intent to withdraw to the Administrative Committee and the Trustee. The Administrative Committee shall then determine, within ninety (90) days following the receipt of the rejection or notice, the portion of the Trust Fund that is attributable to the Members employed by the withdrawing Employer and shall forward a copy of such determination to the Trustee. Upon receipt of the determination, the Trustee shall immediately segregate those assets attributable to the Members employed by the withdrawing Employer and shall transfer those assets to the successor trustee when it receives a designation of such successor from the withdrawing Employer.

      The withdrawal from the Plan will not terminate the Plan with respect to the withdrawing Employer. Instead, the withdrawing Employer shall, as soon as practical, either appoint a successor trustee or trustees and reaffirm the Plan as a new and separate plan and trust intended to qualify under Sections 401(a) and 501(a) of the Code, or establish another plan and trust intended to qualify under Sections 401(a) and 501(a) of the Code.

      The determination of the Administrative Committee, in its sole discretion, of the portion of the Trust Fund that is attributable to the Members employed by the withdrawing Employer shall be final and binding upon all persons or entities; and, the Trustee's transfer of those assets to the desig nated successor trustee shall relieve the Trustee of any further obligation or duty to the withdrawing Employer, the Members employed by that Employer and their Beneficiaries, and to the successor trustee.

::ODMA\PCDOCS\HOUSTON\998884\1
                                     X-2

      10.4 VOLUNTARY AND INVOLUNTARY TERMINATION: Any Employer may terminate its participation in the Plan by executing and delivering to the Administrative Committee and the Trustee a notice which specifies the date on which its participation in the Plan shall terminate. Likewise, participation of an Employer in the Plan will automatically terminate upon the general as signment by that Employer to or for the benefit of its creditors or the liquidation or dissolution of that Employer without a successor (whether or not as the result of a bankruptcy proceeding).

      Upon termination of participation in the Plan by any Employer without provision for continuation of the portion thereof attributable to such Employer, subject to the provisions of this Section, the Trustee shall distribute to each Member employed by the terminating Employer the vested amounts certified by the Administrative Committee as then credited to the Accounts of the Members employed by the terminating Employer. If a Member's vested Account balance (derived from Employer and any Employee Contributions) which is distributable hereunder does not exceed $3,500, such Account balance shall be distributed in the form of a lump sum payment in cash. Such distribution may be made without the necessity of obtaining the consent of the Member. If a Member's vested Account balance (derived from Employer and any Employee Contributions) which is distributable hereunder is in excess of $3,500, and if the Member consents to the distribution, the Administrative Committee shall direct the Trustee to make settlement of a Member's Account as provided in the second preceding sentence. If a Member's vested Account balance (derived from Employer and any Employee Contributions) which is distributable hereunder is in excess of $3,500, and if the Member fails to consent to the distribution hereunder, the Administrative Committee shall direct the Trustee to make settlement of the Member's Account by distribution of a deferred commercial annuity which can be purchased (with the net proceeds of the Member's vested Account balance) from a selected life insurance company licensed to conduct business in the State of the situs of the Trust, provided that such annuity (i) shall provide the same settlement provisions as are set out in Article VI and (ii) shall be issued or endorsed as nontransferable so that the owner thereof cannot sell, assign, discount, or pledge as collateral for a loan or as security for the performance of an obligation or for any other purpose his interest in such contract to any person, other than the issuer of such annuity upon the surrender thereof, and, further provided, that in the event of any conflict between applicable terms and provisions of the Plan (regarding the timing or manner of payment of benefit) and the terms and provisions of any such commercial annuity purchased hereunder, the terms and provisions of the Plan shall control. Subject to subsequent provisions hereof, distributions hereunder shall be made as soon as administratively practicable, but in no event later than the time required under applicable provisions of the Code. For the purpose of clarity and without limiting the scope of the preceding provisions hereof, notwithstanding any of the above provisions of this paragraph to the contrary, if a Member would be entitled to an annuity described in Section 6.6(b) if the distribution under this Article were made on account of an event described in Article VI, such Member shall be entitled to an annuity which includes spousal survivor benefits which are the same as the annuity described in Section 6.6(b), unless the annuity is waived (with any required spousal consent) in accordance with the provisions of Article VI which would apply if the distribution hereunder were being made under Article VI.

      In the event that (i) the Plan is maintained by the Plan Sponsor and at least one other Employer which is an Affiliated Employer required to be aggregated with the Plan Sponsor, (ii) on

::ODMA\PCDOCS\HOUSTON\998884\1
                                     X-3
an ongoing basis, assets of the Plan are available to pay benefits to any Employee who is a Member (and Beneficiaries thereof) and thus the Plan should be viewed as a single plan for purposes of Section 414(l) of the Code, and (iii) the Plan is operated on a consolidated basis, then, in that event, should any Employer which is an Affiliated Employer terminate participation in the Plan without provision for continuation of the portion thereof attributable to such Employer, subject to application of Section 10.5 (relating to partial terminations), any forfeitures arising incident to the distributions described above shall be allocated in accordance with Section 4.6 to the Members' Accounts employed by the Plan Sponsor and any other remaining Employer which is an Affiliated Employer. Any unapplied portion (comprised of excess amounts arising from or attributable to Contributions of such terminating Affiliated Employer) of any suspense account described in Section 4.3 shall be applied pro-rata to reduce future Contributions of the Plan Sponsor and any other remaining Employer which is an Affiliated Employer.

      Regardless of whether the Plan is operated on an ongoing basis which should result in the Plan being viewed as a single plan for purposes of Section 414(l) of the Code, in the event that the Plan is not operated on a consolidated basis and separate accounts and records are maintained for each separate Employer under the Plan, then should any Employer which is an Affiliated Employer terminate participation in the Plan without provision for continuation of the portion thereof attribu table to such Employer, Members employed by such terminating Employer as of the date of such termination of participation in the Plan shall have a 100% vested and nonforfeitable interest in their Accounts. Similar rules shall apply with respect to any other Employer with respect to which the Plan is not operated on a consolidated basis.

      If the Plan should terminate, or should an Employer terminate its participation in the Plan without causing the Plan to terminate, the Trustee, as directed by the Administrative Committee, shall notify the Internal Revenue Service of such termination of the Plan or termination of participation in the Plan by an Employer, and the Plan Sponsor shall apply to the Internal Revenue Service for a determination letter with respect to said termination of the Plan or termination of participation in the Plan by an Employer. The Trustee shall not distribute the assets in the Trust Fund in violation of applicable provisions of Article VI of the Plan or prior to receipt of a copy of a determination letter from the Internal Revenue Service to the effect that an immediate distribution of Plan assets will not adversely affect the prior qualification of the Plan under Sections 401(a) of the Code and the exemption of the Trust under Section 501(a) of the Code.

      Notwithstanding any other provision of the Plan to the contrary, amounts allocated and credited to the affected Members' Accounts may be distributed in any form authorized hereunder which constitutes a lump sum distribution described in Section 401(k)(10) of the Code prior to the time that such amounts would otherwise be distributed if (i) the Plan is terminated without establishment of a successor plan in contravention of Section 401(k)(10)(A)(i) of the Code, (ii) the Plan Sponsor or other Employer effects a disposition (to an employer which is not an Affiliated Employer) of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used by such Plan Sponsor or other Employer in a trade or business of such Plan Sponsor or other Employer with respect to any former Member who continues employment with the employer which acquires such assets, and the Plan Sponsor or other Employer continues to maintain the Plan after

::ODMA\PCDOCS\HOUSTON\998884\1
                                     X-4
such disposition, or (iii) the Plan Sponsor or other Employer effects a disposition (to an employer which is not an Affiliated Employer) of its interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) with respect to any former Member who continues employment with the subsidiary, and the Plan Sponsor or other Employer continues to maintain the Plan after such disposition. A distribution may be made under Section 401(k)(10) of the Code and clauses (ii) and (iii) of this paragraph only if the Plan Sponsor or Employer continues to maintain the Plan after the disposition. This requirement is satisfied only if the purchaser does not maintain the Plan after the disposition. A purchaser maintains the Plan if it adopts the Plan or otherwise becomes an employer whose employees accrue benefits under the Plan. A purchaser also maintains the Plan if the Plan is merged or consolidated with, or any assets or liabilities are transferred from the Plan to, a plan maintained by the purchaser in a transaction subject to Section 414(l)(1) of the Code. A purchaser is not treated as maintaining the Plan merely because a plan that it maintains accepts rollover contributions of amounts distributed by the Plan.

      For purposes of the previous paragraph, in accordance with Section 1.401(k)-1(d)(3) of the Income Tax Regulations, a successor plan is any other defined contribution plan maintained by the same employer. However, if fewer than two percent (2%) of the employees who are eligible under the Plan at the time of its termination are or were eligible under another defined contribution plan at any time during the 24-month period beginning 12 months before the time of the termination, the other plan is not a successor plan. The term "defined contribution plan" means a plan that is a defined contribution plan as defined in Section 414(i) of the Code, but does not include an employee stock ownership plan as defined in Section 4975(e) or 409 of the Code or a simplified employee pension as defined in Section 408(k) of the Code. A plan is a successor plan only if it exists at the time the Plan is terminated or within the period ending 12 months after distribution of all assets from the Plan.

      Pursuant to Section 10.5, the termination of participation in the Plan by any one or more of the Employers will not constitute a termination of the Plan with respect to any other remaining Employers. Upon satisfaction of all liabilities to all Members and Beneficiaries hereunder, the Trust shall terminate.

      10.5 VESTING UPON DISCONTINUANCE OF EMPLOYER CONTRIBUTIONS, TOTAL OR PARTIAL TERMINATION: Notwithstanding any other provision of the Plan, in the event that there is a total or partial termination, or complete discontinuance of the Employer Contributions hereunder, the vesting schedule contained in Sections 6.4 shall be inapplicable to the affected Members and each affected Member thereupon shall have a full 100% vested interest in the amount credited to his Account as of the end of the last Plan Year for which a substantial Employer Contribution was made and in any amounts thereafter credited or allocated to his Account; provided, however, that if the Employer shall thereafter resume making substantial Contributions hereunder, all amounts credited or allocated to an affected Member's Account with respect to the Plan Year for which such Contributions are resumed, and the Plan Years for which they are continued, shall vest only in accordance with the vesting schedules contained in Sections 6.4. During any such period of termination or complete discontinuance of Employer Contributions, all other provisions of the Plan shall nevertheless continue in full force and effect, other than provisions for Employer Contributions and the allocation

::ODMA\PCDOCS\HOUSTON\998884\1
                                     X-5
thereof to the affected Members' Accounts. Except as otherwise provided in
Section 10.4, the Plan shall not terminate earlier than the effective date as of which the Plan is voluntarily terminated by the Plan Sponsor or by the Plan Sponsor and the other Employers maintaining the Plan.

      10.6 CONTINUANCE PERMITTED UPON SALE OR TRANSFER OF ASSETS: An Employer's participation in the Plan will not automatically terminate in the event that it consolidates, merges, and is not the surviving corporation; sells substantially all of its assets; is a party to a reorganization and its Employees and substantially all of its assets are transferred to another entity; or liquidates or dissolves, if there is a successor entity. Instead, the resulting successor person, firm, corporation, or other entity may assume and continue the Plan and the Trust by executing a direction, entering into a contractual commitment or adopting a resolution, as the case may be, providing for the continuance of the Plan and the Trust simultaneous with or within one hundred twenty (120) days after such consolidation, merger, sale, reorganization, liquidation or dissolution. If after such one hundred twenty (120) day period, the successor entity has not assumed and continued the Plan and otherwise complied with the provisions of Section 10.3, the successor entity shall be deemed to have given notice under Section 10.4 and its participation in the Plan will then automatically terminate on the one hundred twenty-first (121st) day and, in that event, the appropriate portion of the Trust Fund will be distributed exclusively to the affected Members or their Beneficiaries as soon as practicable pursuant to Section 10.4.

      10.7 REQUIREMENT ON MERGER, TRANSFER, ETC.: Notwithstanding any other provision hereof, in accordance with Section 414(l) of the Code, the Plan will not be merged or consolidated with, nor shall any assets or liabilities of the Plan be transferred to, any other plan unless each Member would receive (if the Plan then terminated) a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit that he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). In addition, any accrued benefits under the Plan which are subject to and protected under Section 411(d)(6) of the Code shall not be reduced or eliminated in violation of Section 411(d)(6) of the Code incident to (i) any merger, consolidation, spin-off or transfer of such accrued benefits or (ii) any transaction involving an amendment or having the effect of an amendment of the Plan to transfer such accrued benefits.

      Subject to Sections 8.2(i) and 8.2(j), the Trustee, as directed by the Administrative Committee, shall have the authority to enter into (i) an agreement to merge or consolidate the Plan with another plan which meets the requirements of Sections 401(a) and 501(a) of the Code or (ii) an agreement to accept the direct transfer of assets from any such plan or to transfer Plan assets to any such plan. To the extent that any such assets that are directly transferred to the Plan are comprised of amounts attributable to elective deferrals (described in Section 402(g)(3) of the Code), or qualified non Salary Reduction Contributions (described in Section 401(m)(4)(C) of the Code), or matching contributions (described in Section 401(m)(4)(A) of the Code) that are treated as elective deferrals under Section 401(k) of the Code, such amounts shall remain subject to any limitations on distribution thereof and, thus, shall not be distributed under the Plan prior to such time as is permitted under the transferor plan and Section 401(k) of the Code. Subject to the Code Sections described in the immediately preceding sentence, if assets are accepted on behalf of any Employee

::ODMA\PCDOCS\HOUSTON\998884\1
                                     X-6
prior to the date that such Employee is eligible to enter the Plan as an active Member, such Employee shall be deemed to be a Member; provided however, such Employee shall not be entitled to authorize Contributions to the Plan or share in the allocation of any Employer Contributions unless and until such Employee meets the applicable eligibility requirements of the Plan.

      The Trustee shall not consent or be a party to a merger, consolidation or transfer of assets with a defined benefit plan, except with respect to a transfer which the Administrative Committee has determined to be an "elective transfer" (described below). The Trustee shall hold, administer and distribute the transferred assets as a part of the Trust Fund and the Administrative Committee shall maintain a separate Predecessor Plan Account for the benefit of each Employee on whose behalf the Trustee accepted the transfer in order to reflect the value of the transferred assets. Unless a transfer of assets to the Plan is a Rollover Contribution (including a direct rollover contribution described in Section 401(a)(31) of the Code) or an "elective transfer" (defined below), the Plan shall apply the optional forms of benefit protections described in this Section and in Section 10.1 to all of the transferred assets. A transfer is an elective transfer if: (i) the transfer satisfies the preceding provisions of this Section; (ii) the transfer is voluntary, under a fully informed election by the Member; (iii) the Member has an alternative that retains his Code Section 411(d)(6) protected benefits (including an option to leave his benefit in the transferor plan if that plan is not terminating and the Member's transferor plan account exceeds $3,500); (iv) the transfer satisfies the applicable spousal consent requirements of the Code; (v) the transferor plan satisfies the QJSA notice requirements of the Code, if the Member's transferred benefit is subject to those requirements; (vi) the Member has the right to immediate distribution from the transferor plan in lieu of the el ective transfer; (vii) the transferred benefit is the entire nonforfeitable accrued benefit under the transferor plan (1) calculated to be at least the greater of the single sum distribution provided by the transferor plan for which the Member is eligible or the present value of the Member's accrued benefit under the transferor plan payable at that plan's normal retirement age and (2) calculated by using an interest rate that complies with the requirements of Section 417(e) of the Code and subject to the overall limitations of Section 415 of the Code; (viii) the Member has 100% vested interest in the transferred benefit; and (ix) the transfer otherwise satisfies applicable regulations or other guidance issued under applicable provisions of the Code by the appropriate governmental authority.

::ODMA\PCDOCS\HOUSTON\998884\1
                                     X-7

                                   ARTICLE XI

                                  MISCELLANEOUS

      11.1 PLAN NOT AN EMPLOYMENT CONTRACT: The adoption and maintenance of the Plan shall not be deemed to be a contract between any Employer and its Employees which gives any Employee the right to be retained in the employment of any Employer; to interfere with the rights of any Employer to discharge any Employee at any time; or to interfere with any Employee's right to terminate his employment at any time.

      11.2 BENEFITS PROVIDED SOLELY FROM TRUST FUND: All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund; neither the Administrative Committee nor any Employer assumes any liability or responsibility therefor. Each Member assumes all risks in connection with any decrease in the market value of any common stocks or other investments held on his behalf in accordance with the provisions of the Plan.

      11.3 SPENDTHRIFT PROVISION: No principal or income payable, or to become payable, from the Trust Fund will be subject to: (i) anticipation or assignment by any Member or by any Beneficiary; (ii) attachment by, interference with, or control of any creditor of a Member or Beneficiary; or (iii) being taken or reached by any legal or equitable process in satisfaction of any debt or liability of a Member or Beneficiary prior to its actual receipt by such Member or Beneficiary. Any attempted conveyance, transfer, assignment, mortgage, pledge, or encumbrance of the Trust Fund, any part or interest in it, by a Member or Beneficiary prior to distribution will be void, whether that conveyance, transfer, assignment, mortgage, pledge, hypothecation or encumbrance is intended to take place or become effective before or after any distribution of Trust Fund assets or the termination of the Trust. Furthermore, the Trustee shall not be required to recognize any conveyance, transfer, assignment, mortgage, pledge or encumbrance by a Member or Beneficiary of the Trust, any part or interest in it, or to pay any money or thing of value to any creditor or assignee of a Member or Beneficiary for any cause whatsoever.

      This Section shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Member pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order (as defined in Section 414(p) of the Code). In addition, in the event that, pursuant to a qualified domestic relations order described above, an Account or subaccount is established for the benefit of the former spouse or dependent of a Member ("alternate payee"), and in the further event that Members are entitled to direct the investment of their Accounts in accordance with Section 4.10, unless the Administrative Committee otherwise prescribes pursuant to uniformly applied nondiscriminatory rules formulated by the Administrative Committee, any alternate payee shall be considered to be a Member for purposes of Section 4.10 and, thus, shall be entitled to direct the investment of such Account or subaccount.

      In the event that the Administrative Committee receives notice that a domestic relations order that is intended to be a qualified domestic relations order is being prepared and will be provided to the Administrative Committee within a reasonably short time, the Administrative Committee may

::ODMA\PCDOCS\HOUSTON\998884\1
                                      XI-1
place a temporary hold on the distribution of benefits under the Plan to the affected Member, pending (a) the determination of whether such order is a qualified domestic relations order within the meaning of Section 414(p) of the Code, and (b) the rights of the alternate payee under such order.

      11.4 GENDER, TENSE AND HEADINGS: Whenever the context so requires, words of the mascu line gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. The words "herein," "hereof," "hereunder," and other similar compounds of the word "here" shall refer to the entire Plan, not to any particular Section or provision of the Plan. Headings of Articles, Sections and subsections as used herein are inserted solely for convenience and reference and constitute no part of the Plan.

      11.5 GENERAL TRANSITION RULES RELATING TO AMENDMENT, RESTATEMENT AND CONTINUATION OF PLAN:

            (a) APPLICATION OF PLAN: Except as otherwise provided under the Plan, in the event that the Employer adopts the Plan as an amendment, restatement and continuation of a Prior Plan, the provisions of the Plan shall apply only to Employees whose employment with the Employer terminates after the Effective Date of the Plan. If an Employee's employment with the Employer terminates prior to the effective date of the Employer's adoption of the Plan, the former Employee shall be entitled to benefits under the terms and provisions of Employer's Prior Plan as that plan existed on the date of the termination of employment.

            (b) MAINTENANCE OF ACCOUNTS: Amounts credited to a Member's accounts under the Plan as in effect immediately prior to the Effective Date of its amendment, restatement and continuation hereunder shall constitute the opening balances of corresponding Accounts established under the Plan.

            (c) EMPLOYEE ELECTIONS: Employee elections (under the Plan as in effect immediately prior to the Effective Date of its amendment, restatement and continuation hereunder) with respect to Employee contribution rates, investment elections, etc., shall continue in effect under the Plan unless the Administrative Committee otherwise directs. Similarly, any beneficiary designation in effect under the Plan immediately prior to its amendment, restatement and continuation hereunder shall be deemed to be a valid designation filed with the Administrative Committee under applicable provisions of the Plan, to the extent consistent with the Plan and applicable law and regulations or other authority issued thereunder by the appropriate governmental authority, unless and until the Member revokes such Beneficiary designation under applicable provisions of the Plan.

            (d) CONTRIBUTIONS: With respect to Plan Years that commenced prior to the Effective Date, the terms and provisions of the Plan document and Prior Plan document (as in effect at such time) which govern determination of the amount of any contributions (therein described) and (ii) the Members entitled to share in the

::ODMA\PCDOCS\HOUSTON\998884\1
                                      XI-2
      allocation of contributions shall apply to Members who were subject thereto during such Plan Years solely for the purpose of determining (i) the amount of any such contributions and (ii) the Members who are entitled to share in the allocations thereof for any such Plan Year.

            (e) WITHDRAWALS: Except to the extent inconsistent with applicable law and regulations or other authority issued thereunder by the appropriate governmental authority, and unless the Administrative Committee otherwise directs, any withdrawals authorized under the Plan, as in effect immediately prior to the Effective Date of its amendment, restatement and continuation hereunder, shall continue to be governed by the terms and provisions of the Plan as it existed on the date of the withdrawal. Provided, however, any withdrawals permitted under the Plan after its effective date shall be governed solely by applicable terms and provisions of the Plan.

            (f) ACCOUNTING: Trust accounting for income, gain, loss, appreciation and depreciation and forfeitures under the Plan, as in effect immediately prior to the Effective Date, shall not be affected by its amendment, restatement and continuation hereunder.

            (g) DISTRIBUTION OF BENEFITS: The applicable provisions of the Plan document as in effect at the time of the distribution of benefits shall, on a consistent and nondiscriminatory basis, apply to the former Members and Beneficiaries who received a distribution at such time.

      11.6 SEVERABILITY: Each term and provision of the Plan is severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision.

      11.7 GOVERNING LAW; PARTIES TO LEGAL ACTIONS: The terms and provisions of the Plan shall be construed, administered, and governed under the laws of the State of Texas and, to the extent applicable, by the laws of the United States. The Trustee or any Employer may at any time initiate a legal action or proceeding for the settlement of the account of the Trustee, for the determination of any question, or for instructions. The only necessary parties to any such action or proceeding are the Trustee, the Plan Sponsor or other affected Employer; however, any other person may be included as a party at the election of the Trustee, the Plan Sponsor or other affected Employer.

      11.8 NOTICES: Except as otherwise specifically provided under the Plan, any notice, description, explanation, direction, consent, election, waiver or other information required or permitted to be given under the Plan shall be sufficient if it is in writing and otherwise complies with the requirements of applicable provisions of the Plan and rules established by the Administrative Committee and if hand-delivered to the Member, Beneficiary, member of the Administrative Committee, Trustee or other person to whom such communication is to be given, or if sent by registered mail (return receipt requested) or by first class mail or any other reasonable method to

::ODMA\PCDOCS\HOUSTON\998884\1
                                      XI-3
such person at the address last furnished by such person. Any such communication described in the immediately preceding sentence shall be effective as of the date of the postmark if mailed via registered mail and the return receipt is received by the sender, or upon actual receipt by the party receiving such communication in the event that (i) such return receipt is not received by the sender or (ii) such communication was given by in-hand delivery or by first class mail or any other reasonable method.

      11.9 COUNTERPARTS: This Plan may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. It shall not be necessary that any single counterpart hereof be executed by all parties so long as each party executes at least one counterpart.

      IN WITNESS WHEREOF, the Plan Sponsor has caused this Plan to be executed by its duly authorized officer this ______ day of ________________, 1996, to be effective as of July 1, 1995, except as otherwise provided under certain terms or provisions of the Plan.

                                       PLAN SPONSOR:

                                       BANK UNITED OF TEXAS FSB
ATTEST:

By:                                    By:

Printed Name:                          Printed Name:
Title:                                 Title:



                                    TRUSTEE:

                                       FIDELITY MANAGEMENT
                                       TRUST COMPANY


                                       By:

                                       Printed Name:
                                     Title:



::ODMA\PCDOCS\HOUSTON\998884\1
                                      XI-4

THE STATE OF TEXAS            ss.
                              ss.
COUNTY OF HARRIS              ss.

       BEFORE ME, the undersigned authority, on this day personally appeared ______________________________________________, as __________________________ of
Bank United of Texas FSB, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein set forth, but not individually, and as the act and deed of said Bank United of Texas FSB.

       GIVEN UNDER MY HAND AND SEAL OF OFFICE, this _____ day of ______________, 19___.


                                       Notary Public in and for
                                       the State of Texas



COMMONWEALTH OF               ss.
  MASSACHUSETTS               ss.
                              ss.
COUNTY OF SUFFOLK             ss.

       BEFORE ME, the undersigned authority, on this day personally appeared ______________________________________________, as __________________________ of
Fidelity Management Trust Company, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein set forth, but not individually, and as the act and deed of said
__________________________________.

       GIVEN UNDER MY HAND AND SEAL OF OFFICE, this _____ day of ______________, 19___.



                                       Notary Public in and for
                                       the Commonwealth of Massachusetts




                                      XI-5